UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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Filed by a Party other than the Registrant  ☐
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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Braemar Hotels & Resorts Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

PRELIMINARY PROXY STATEMENT, DATED NOVEMBER 10, 2026
SUBJECT TO COMPLETION
2026 Proxy Statement
Annual Meeting of Stockholders
Monday, December 21, 2026
9:00 A.M., Central Time
www.cesonlineservices.com/bhr26_vm

November 20, 2026
Dear Fellow Stockholders:
On behalf of the Board of Directors (the "Board') of Braemar Hotels & Resorts Inc. ("Braemar"), I invite you to attend and cast your vote at our 2026 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at 9:00 a.m., Central Time on Monday,
December 21, 2026. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-
person meeting.
This has been a pivotal year for Braemar, as we completed our management spinout from our external advisor, Ashford Inc. Under our new structure, we have a dedicated internalized management team that is directly employed by Braemar. The new streamlined structure is expected to result in over $25 million in corporate cost savings annually. Further, we are now able to hire new third party property managers and project management companies to execute on our property level capital expenditure programs. We are very excited about this new chapter for Braemar.
We also made significant changes to the composition of our Board. Seven new independent directors, including an independent Chair, were appointed to the Board, and all former directors, except me, stepped down. Other than myself, the reconstituted Board has no existing or prior relationships with the Company's former advisor or Mr. Monty J. Bennett. In addition, we updated and modernized our
Bylaws, Corporate Governance Guidelines, insider trading policy, committee charters and ethics codes to reflect self-management and align with corporate governance best practices. We are also proposing several amendments to our Charter for approval by stockholders.
In order to achieve this outcome, we reduced our property footprint and have sold six hotels this year. We were able to achieve very attractive pricing, averaging over $1 million per key. The remaining portfolio of 7 iconic hotels positions us well to capitalize on extraordinary internal growth opportunities moving forward against the backdrop of a healthy lodging industry.
The U.S. lodging industry has had a strong 2026. Demand in the first half of the year set a record, lifted by the FIFA World Cup and the nation's 250th anniversary celebrations, and in August CoStar raised their full-year forecast for RevPAR growth to 4.4% from
2.8%. The luxury segment—Braemar's focus—has again led the industry, with forecasters calling for 8% luxury RevPAR growth for
2026.
Braemar's portfolio delivered record results in this environment. In the third quarter of 2026, Comparable RevPAR grow 14.4%, the second highest third-quarter figure in Company history, on a 8.6% increase in average daily rate and 5.3% increase in occupancy.
Comparable Hotel EBITDA also grew impressively, up 20.7%.
The Board and management remain fully committed to delivering the highest possible value for stockholders. We thank you for your trust, confidence and continued support.
Your vote is important to elect the newly appointed Board and allow Braemar to continue to build on our momentum. Brancous, LP1 and certain of its affiliates (collectively, "Brancous") have purported to nominate candidates for election as directors at the meeting in opposition to the nominees recommended by your Board of Directors. You may receive a proxy statement, BLUE proxy card and other solicitation materials from Brancous. As further described herein, we believe that the purported nominees set forth in Brancous’ proxy materials cannot properly be brought before the annual meeting. We do not intend to count any stockholder votes for Brancous’
purported nominees. Further, we believe that any proxies granted in connection with Brancous’ solicitation will be invalid and will be disregarded. We urge you to discard any materials you receive from Brancous.
Please review the accompanying proxy materials carefully and return your GOLD proxy card promptly to ensure your shares are represented at the meeting.
Sincerely,
Richard J. Stockton
President & Chief Executive Officer
Braemar Hotels & Resorts Inc.

Notice of 2026 Annual Meeting of Stockholders

Meeting Date:	Monday, December 21, 2026

Meeting Time:	9:00 A.M., Central Time

Location:	www.cesonlineservices.com/bhr26_vm
Agenda
1.Election of eight directors;
2.Advisory approval of our executive compensation;
3.Ratification of the appointment of BDO USA, P.C. as our independent auditor for 2026;
4.Approval of the 2026 Performance Incentive Plan;
5.Approval of certain amendments to the charter of the Company; and
6.Transact any other business that may properly come before the annual meeting.
Record Date
You may vote at the 2026 annual meeting of stockholders the shares of common stock, Series E Preferred Stock and Series M
Preferred Stock of which you were a holder of record at the close of business on September 30, 2026. We have mailed this proxy to anyone who was a holder of common stock, Series E Preferred Stock and Series M Preferred Stock as of the close of business on
September 30, 2026.
Review your proxy statement and vote in one of three ways
•By telephone: Call the telephone number and follow the instructions on your proxy card.
•Via the internet: Go to the website address shown on your proxy card and follow the instructions on the website.
•By mail: Mark, sign, date and return the enclosed proxy card in the postage paid envelope.
Vote only the GOLD Proxy Card and Disregard Proxy Materials (including the Blue Proxy Card) distributed by Brancous
Your vote will be especially important this year. As you may be aware, on September 14, 2026, Brancous, LP1 ("Brancous")
submitted materials to the Company purporting to provide notice (the "Purported Nominating Notice") of Brancous’ intent to nominate candidates for election to our Board at the Annual Meeting. After reviewing the Purported Nominating Notice and consulting with the
Company’s outside counsel, the Nominating and Corporate Governance Committee unanimously rejected, and recommended that the
Board reject, the Purported Nominating Notice because it failed to comply with the advance notice provisions under the Company's
Bylaws, as in effect at the time of the Purported Nominating Notice. The Board, based on the recommendation of the Nominating and
Corporate Governance Committee and in consultation with the Company’s outside counsel, determined that the Purported Nominating
Notice failed to comply with the advance notice provisions under the Company's Bylaws, as in effect at the time of the Purported
Nominating Notice (including, among other reasons, Brancous’ failure to make even a good-faith attempt at proper disclosure – having submitted a notice replete with incomplete and conflicting information) and, as a result, determined Brancous’ nominations to be invalid. On October 5, 2026, the Company’s outside counsel wrote to Brancous to advise that the Purported Nominating Notice was invalid (the "First Deficiency Notice"). On October 7, 2026, Brancous submitted a supplement purporting to address certain deficiencies identified by the Company (the "Supplemental Notice"). After reviewing the Supplemental Notice and consulting with outside counsel, the Nominating and Corporate Governance Committee unanimously rejected, and recommended that the Board reject, the Supplemental Notice because it failed to cure the deficiencies identified in the First Deficiency Notice and otherwise failed to comply with the advance notice provisions under the Company's Bylaws, as in effect at the time of the Purported Nominating
Notice. The Board, based on the recommendation of the Nominating and Corporate Governance Committee and in consultation with the Company’s outside counsel, determined that the Supplemental Notice failed to cure the deficiencies identified in the First
Deficiency Notice and otherwise failed to comply with the advance notice provisions under the Company's Bylaws, as in effect at the time of the Purported Nominating Notice, and, as a result, determined that Brancous’ purported nominations remained invalid. On
October 19, 2026, the Company’s outside counsel wrote to Brancous to advise that the Purported Nominating Notice remained invalid.
On October 21, 2026, Brancous filed suit against the Company in the Circuit Court for Baltimore City, Maryland, seeking a declaratory judgment that its nomination was valid. The Company believes that Brancous’ claims are without merit and intends to vigorously defend against the action.
We believe that the purported nominees set forth in Brancous’ proxy materials cannot properly be brought before the Annual Meeting and, unless ordered to do so by a court of competent jurisdiction (a "Valid Court Order"), the Company will not recognize or tabulate any proxies or votes in favor of Brancous’ purported nominees at the Annual Meeting. As a result of the foregoing, the GOLD proxy card accompanying this proxy statement does not include the names of Brancous’ purported nominees on a "universal proxy card."
OUR BOARD URGES YOU TO VOTE ONLY ON THE GOLD PROXY CARD (1) "FOR" ALL OF OUR BOARD’S NOMINEES
(CRAIG A. BARBAROSH, KEVIN COVEY, STEPHEN HAGGERTY, DANIEL J. HIRSCH, KEVIN M. LUEBBERS, GAIL P.
STEINEL, RICHARD J. STOCKTON AND STEPHEN W. THERIOT) ON PROPOSAL 1 AND (2) "FOR" PROPOSALS 2, 3, 4, 5A
AND 5B.
OUR BOARD FURTHER URGES YOU TO DISREGARD ANY MATERIALS SENT TO YOU BY OR ON BEHALF OF BRANCOUS,
AND NOT TO SIGN, RETURN, OR VOTE THE BLUE PROXY CARD SENT TO YOU BY OR ON BEHALF OF BRANCOUS.
ABSENT A VALID COURT ORDER, THE COMPANY WILL DISREGARD VOTES ON THE BLUE PROXY CARD.
In the event a Valid Court Order is issued, the Company will amend this proxy statement and furnish to stockholders a new GOLD universal proxy card which will include Brancous’ director candidates, and the Company will provide stockholders with sufficient time to receive such proxy materials and cast their votes on such new GOLD universal proxy card prior to the Annual Meeting (or any postponement or adjournment thereof).
In addition, if a Valid Court Order is issued, no proxies or votes received on the Company’s previously circulated GOLD proxy card will be recognized or tabulated at the Annual Meeting. Accordingly, if you vote on the Company’s GOLD proxy card accompanying this proxy statement and a Valid Court Order is issued, your votes will not be recognized or tabulated, and you will have to vote again on the universal proxy card for your vote to be counted.
If you vote, or have previously voted, using a BLUE proxy card sent to you by or on behalf of Brancous, you can subsequently revoke that proxy by following the instructions on the GOLD proxy card to vote via the Internet or by telephone or by completing, signing and dating the GOLD proxy card and mailing it in the postage-paid envelope provided. Only your latest dated vote will count. Any proxy may be revoked prior to its exercise at the Annual Meeting as described in this proxy statement.
Whether or not you attend the Annual Meeting, it is important that your shares be represented at the Annual Meeting. We encourage you to please vote TODAY to ensure your voice is heard. You may vote by marking, signing, and dating the enclosed GOLD proxy card and returning it in the postage-paid envelope. Stockholders may also vote via the Internet or by telephone.
For more information and up-to-date postings, please go to www.bhrreit.com. Information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC.
Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the record date and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location. In order to attend the virtual meeting, you will need to pre-register by 9:00 a.m. Central Time on December
18, 2026. To pre-register for the meeting, please follow these instructions:
•Registered Stockholders
Stockholders of record as of the record date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/bhr26_vm. Please have your proxy card, or Notice, containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 9:00 a.m., Central Time, on December 18, 2026.
•Beneficial Stockholders
Stockholders whose shares are held through a broker, bank or other nominee as of the record date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/bhr26_vm. Please have your
Voting Instruction Form, Notice, or other communication containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 9:00 a.m., Central Time, on December 18, 2026.
Stockholders of record may vote (i) by filling out and signing the proxy card that was included with this Proxy Statement and returning it in the envelope provided, (ii) by calling the toll-free number found on the proxy card, or (iii) online at the internet voting website provided on the proxy card. Stockholders of record may also vote in person at the Annual Meeting. If you are a beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee on how to vote your shares. If you received printed copies of the proxy materials by mail, you may also vote by filling out the voting instruction form and returning it in the envelope provided. The availability of online or phone voting may depend on the voting process of the organization that holds your shares. Beneficial owners who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds their shares giving them the right to vote their shares in person at the Annual Meeting and by presenting it with their online ballot during the meeting.

If you need assistance with voting or have any questions, please contact Innisfree M&A Incorporated ("Innisfree"), our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll free at (877) 750-0870. Banks and brokers may call collect at (212) 750-5833.
Regardless of the number of shares of the Company’s common stock, Series E Preferred Stock or Series M Preferred Stock that you own, your vote is important. Thank you for your continued support, interest, and investment in the Company.
By order of the Board of Directors,
Robert G. Haiman
Chief Legal Officer and Secretary
14001 Dallas Parkway, Suite 1100
Dallas, TX 75240
November 20, 2026

This Notice of the Annual Meeting of Stockholders and the accompanying proxy statement are first being made available to stockholders of record as of September 30, 2026, on or about November 20, 2026.
If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders may call toll free: (877) 750-0870
Banks and Brokers may call collect: (212) 750-5833

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held at 9:00 a.m., Central Time
on Monday, December 21, 2026.
This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31,
2025, as amended, are available at www.bhrreit.com.

2026 Proxy Statement  i

2026 Proxy Statement ii

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 21, 2026.

The Company's Proxy Statement for the 2026 Annual Meeting of Stockholders and the Annual Report to Stockholders for
the fiscal year ended December 31, 2025, including the Company's Annual Report on Form 10-K, as amended by the
Company’s Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2025 are available at www.bhrreit.com by clicking the "INVESTOR" tab, then the "FINANCIALS & SEC FILINGS" tab and then the "Annual Meeting Material" link.

2026 Proxy Statement 1

PRELIMINARY PROXY STATEMENT, DATED NOVEMBER 10, 2026
SUBJECT TO COMPLETION
INTRODUCTION
This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Braemar
Hotels & Resorts Inc. for use at its 2026 Annual Meeting of Stockholders. Defined terms not otherwise described in line are identified in Appendix A.
SUMMARY
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider in determining how to vote your shares of our common stock, Series E Redeemable Preferred Stock ("Series E Preferred
Stock") or Series M Redeemable Preferred Stock ("Series M Preferred Stock") at the 2026 annual meeting of stockholders of the
Company. We urge you to read the entire proxy statement before you vote. This proxy statement or the Notice of Internet Availability of Proxy Materials was first made available to stockholders on or about November 20, 2026.
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Braemar Hotels & Resorts Inc.
of proxies to be voted at our 2026 annual meeting of stockholders.
Annual Meeting of Stockholders

Time and Date	Record Date
9:00 A.M. Central Time, December 21, 2026	September 30, 2026

Place	Number of Common Shares, Series E Preferred Stock and Series M Preferred Stock Eligible to Vote at the Annual Meeting as of the Record Date
www.cesonlineservices.com/bhr26_vm	80,638,622
Voting Matters

Matter	Board Recommendation	Page Reference
Election of Directors	✔ For each of the Company's director nominees	[18]
Advisory Approval of Our Executive Compensation	✔ For	[27]
Ratification of Appointment of BDO USA, P.C.	✔ For	[28]
Approval of the 2026 Performance Incentive Plan	✔ For	[30]
Approval of certain amendments to the charter	✔ For	[35]
Board Nominees
The following table provides summary information about each of the Company's director nominees. All directors of the Company are elected annually, in an uncontested election, by a majority of the votes cast at the Company's annual meeting of stockholders.
2026 Proxy Statement 2

Name; Age	Director Since	Principal Occupation	Committee Memberships*			Other U.S. Public Company Boards
			A	CC	NCG
Craig A. Barbarosh, 59		Senior Managing Director of CommonWealth Partners LLC		X	(C)	Evolent Health, Inc. and Sabra Health Care REIT, Inc.
Kevin Covey, 42		Founder and Managing Partner of GrayStreet Partners		X
Stephen Haggerty, 59 (I)		Principal and Founder of Bare Hill Advisory
Daniel J. Hirsch, 53		Executive-in-Residence at Anzu Partners, LLC		(C)		Macerich
Kevin M. Luebbers, 60		Co-Founded and Partner of VIC Partners, LLC	X		X
Gail P. Steinel, 69		Senior Advisor to Alvarez & Marsal's Global Transaction Advisory Group and Senior Advisor to Nichols Law	(C)			Federal Realty Investment Trust and Invesque Corporation
Richard J. Stockton, 56	2020	President and CEO of Braemar Hotels & Resorts Inc.
Stephen W. Theriot, 67		Senior Advisor to Plumbrook Capital Partners	X		X
*Reﬂects current committee membership of current directors standing for re-election only and is not intended to imply any future committee membership after the election of our directors at the Annual Meeting. The Board, in consultation with the Nominating and Corporate Governance Committee, will determine the appropriate committee membership for the forthcoming year after the completion of the Annual Meeting.
A: Audit Committee
CC: Compensation Committee
NCG: Nominating and Corporate Governance Committee
(F): Audit Committee financial expert
(C): Chairperson
(I):  Independent Chair
2026 Proxy Statement 3

THE TRANSITION TO SELF-MANAGEMENT
Braemar’s transition to self-management marks a new chapter in the Company’s evolution and a deliberate effort to better translate the enduring appeal of its hotel assets into long-term value for stockholders. Historical total stockholder return (“TSR”), which ranged from approximately negative 40% to negative 65% in the last one to five years, respectively, had fallen short of the Company’s aspirations for sustained value creation. This prompted a broader evaluation of both the Company’s strategic direction and the structure through which its strategy was executed. At the same time, the externally advised structure represented a significant cost to the Company’s operating model and distinguished Braemar from its lodging REIT peers, which generally operate under a self-
managed model. Against this backdrop, the strategic review considered not only how best to realize the value of the Company’s portfolio, but also whether a different management and governance framework could better support that objective.
The resulting transition to self-management represents a fundamental change in how Braemar is managed and overseen. By bringing management directly within the Company, the transition is intended to establish a more direct relationship among the Board, management and stockholders, with clearer responsibility for strategic execution, operating performance and capital allocation. It also provides a framework for the Board to oversee management and evaluate results within the Company’s own organizational structure, rather than through an external advisory arrangement. In doing so, Braemar is seeking to align its operating model more closely with those of its lodging REIT peers and create a stronger foundation for accountability, cost discipline and long-term decision-making.
The transition was accompanied by a broader governance refresh, including the addition of seven new independent directors and the modernization of the Company’s governance documents. These changes are intended to reinforce the shift to self-management by pairing direct management responsibility with refreshed independent oversight. Taken together, the management and governance changes are designed to strengthen the connection between the Company’s strategic priorities and the interests of its stockholders, while supporting a disciplined approach to evaluating investment opportunities, allocating capital and pursuing value across the portfolio.
The decision to pursue self-management also reflected a comparative assessment of the alternatives available to the Company. As described below, the Special Committee and the Board considered a potential sale of the Company and concluded that transitioning to self-management while remaining publicly listed offered superior value to stockholders. The chosen path preserves stockholders’
opportunity to participate in the Company’s future performance while positioning Braemar to pursue its strategic initiatives under a more directly accountable management structure.
In October 2026, the Company released 2027 earnings guidance. With its strategic initiatives advancing, a newly dedicated management team and a refreshed independent Board, Braemar expects to be well positioned to capitalize on favorable lodging fundamentals and pursue long-term stockholder value.” This guidance provides a pro forma perspective on Braemar following the transition and assumes annual corporate general and administrative expenses of approximately $15 million (see below). This guidance offers a reference point for evaluating the Company’s anticipated financial profile under the self-managed model.
The following section describes the Company's transition during 2026 from an externally advised REIT to a self-managed REIT, including the termination of the Company's advisory agreement with Ashford Inc., the related refreshment of the Board of Directors, and certain other agreements the Company entered into in connection with this transition. Additional historical information regarding the Company's former advisory relationships, including the terms of the advisory agreement while it was in effect, is described below under “Certain Relationships and Related Person Transactions”.
2026 Proxy Statement 4

Letter Agreement with Ashford Inc. for Sale of Braemar
On August 26, 2025, we entered into a Letter Agreement (the "Letter Agreement") with Ashford Inc., with respect to the advisory agreement. The Letter Agreement was entered into in connection with the exploration of a potential sale of the Company by our Board of Directors. On December 22, 2025, the Letter Agreement was amended to clarify, among other things, the circumstances under which the termination fees become due and payable and the timing of payment.
Under the Letter Agreement, the Company and Ashford Inc. agreed that the fair and reasonable calculation of amounts due under
Section 12.5(b) of the Advisory Agreement for a Company Sale Transaction was $574.8 million, excluding accrued fees. They agreed instead to a discounted $480.0 million payment (the "Company Sale Fee"), plus accrued fees, in full satisfaction of those termination payment obligations. Ashford Inc. received $17.0 million upon execution of the Letter Agreement. The Letter Agreement also contemplated that a buyer would assume the Premier project management agreement and Remington hotel management agreement
(together, the "Master Agreements"), or could cancel them for an additional $25.0 million payment to Ashford Inc. at closing. The subsequent termination and limited continuation arrangements are described under "—Termination Agreement" below.
The Company entered into a Termination and Release Agreement with Ashford Inc. and the other parties thereto, pursuant to which the Advisory Agreement and the Letter Agreement terminated immediately following Ashford’s receipt of the Termination Payments and the Expense Reimbursement. The parties waived the sixty-day notice period. See "—Termination Agreement" below for further information.
Termination of the Advisory Agreement and Transition to Self-Management
On June 12, 2026, following a lengthy strategic review and upon the recommendation of a Special Committee of the Board comprised solely of independent directors (the "Special Committee"), the Board approved a plan for the Company to become a self-managed
REIT. The Company implemented the plan by terminating the advisory agreement, directly hiring its management team, including Mr.
Stockton, and reconstituting the Board with new independent directors, as described below under "Board Refreshment and Corporate
Governance Enhancements." The advisory agreement terminated effective November 10, 2026, pursuant to the Termination
Agreement described below. The Company estimates that the transition will reduce general and administrative costs by more than
$25.0 million annually. The Special Committee and the Board considered a potential Company sale, as contemplated by the Letter
Agreement described above, but concluded that self-management while remaining publicly listed offered superior value to stockholders.
On July 14, 2026, the Company completed the sale of The Ritz-Carlton Sarasota, Hotel Yountville and Bardessono Hotel and Spa for
a purchase price of $437.5 million in cash, subject to customary pro-rations and adjustments. This sale triggered the Company Sale
Fee under the Advisory Agreement, and the Company incurred a related liability of $480.0 million (before accrued fees) during the third quarter of 2026. The Company subsequently paid $173.0 million to the Advisor to pay down a portion of the Company Sale Fee.
On August 12, 2026, the Company completed the sale of the Pier House Resort & Spa for a purchase price of $190.5 million in cash, subject to customary pro-rations and adjustments. The Company subsequently paid $92 million to the Advisor to pay down a portion of the Company Sale Fee. These transactions were asset sales undertaken in connection with the Company's transition to self-
management described above under "-Termination of the Advisory Agreement and Transition to Self-Management" and did not
constitute a sale of the Company to a third party. On October 22, 2026, the Company completed the sale of the Four Seasons Resort
Scottsdale for a gross sales price of $372.0 million, and the Company Sale Fee and Master Agreement Termination Fee owed to the
Advisor have been paid in full. The Company did not sell all or substantially all of its assets.
The Company's ability to complete this transition depended on its ability to close asset sale transactions, the net proceeds of which were required to satisfy the Company Sale Fee and the Master Agreement Termination Fee payable to the Advisor under the advisory agreement upon its termination, as described below. Those fees have been paid in full, and the Company did not sell all or substantially all of its assets, only the approximate number of hotel properties necessary to satisfy these obligations after working capital needs and other reserves.
In connection with the asset sale transactions and the termination of the advisory agreement, certain stockholders publicly expressed opposition to aspects of the asset sale transactions and the termination of the advisory agreement and indicated an intention to pursue legal remedies. There can be no assurance that litigation will not be commenced or, if commenced, that it will be resolved quickly or in the Company's favor.
Termination Agreement
On November 10, 2026, the Company and its affiliates party thereto (collectively, the "Braemar Parties") entered into a Termination and Release Agreement (the "Termination Agreement") with Ashford Inc. ("Ashford") and its affiliates party thereto (collectively, the
"Ashford Parties"). The remaining balance of the Company Sale Fee, Accrued Fees and Master Agreement Termination Fee
(collectively, the "Termination Payments") and the agreed estimated net amount of expense reimbursements payable to Ashford and amounts Ashford was required to remit to the Company (the "Expense Reimbursement") were paid to Ashford simultaneously with execution of the Termination Agreement. The Master Agreement Termination Fee was $25.0 million. Immediately following Ashford’s receipt of those payments (the “Effective Time”), the Advisory Agreement, the Letter Agreement and the other contracts identified in
Annex I to the Termination Agreement (collectively, the “Terminating Contracts”) terminated, except for expressly surviving provisions.
The parties waived all applicable notice, cure and waiting periods, including the sixty-day notice period under the amendment to the
Letter Agreement, and the Advisor forfeited fees that otherwise would have accrued during that waived period. The Termination
Payments and Expense Reimbursement were paid in full, subject to reconciliation of the settlement estimates. At the Effective Time, the parties, on behalf of themselves and their affiliates, exchanged mutual releases of all claims, known or unknown, based on events occurring prior to the Effective Time, covering the other parties, their affiliates and their respective related persons, including directors,
2026 Proxy Statement 5

officers, employees and equityholders, and agreed not to assert such claims. The Ashford Parties also released their past or present directors and officers. The releases do not cover claims arising under or relating to the Termination Agreement, expressly surviving provisions or contracts that are not Terminating Contracts. Released persons who are not parties to the Termination Agreement are intended third-party beneficiaries entitled to enforce the releases and related terms. Sections 8.1, 8.3, 9.5, 10, 11 and 12.6 of the
Advisory Agreement and Section 5 of the Letter Agreement survive. The non-solicitation provision in Section 12.6 does not apply to the solicitation or hiring of employees transferring from the Ashford Parties or their affiliates to the Braemar Parties or their affiliates as of the agreement date in connection with the internalization. The Remington hotel master management agreement terminated at the
Effective Time, subject to surviving provisions. The Premier project management agreement continues solely at the Company's request to complete pre-existing capital expenditure projects and may be terminated in the Company's sole discretion on five days’
prior written notice to Ashford and payment of outstanding accrued but unpaid service amounts.
The Termination Agreement provides for reciprocal indemnification of the released parties for breaches of the parties’ covenants or obligations, including direct and third-party claims, and advancement of expenses actually incurred or reasonably estimated by a third-
party advisor within five business days after receipt of a request. Advances are unsecured and interest-free, continue until a final, nonappealable adjudication of entitlement to indemnification, and are subject to repayment to the extent indemnification is ultimately unavailable. If the Company commences or intervenes to pursue directly an action or proceeding against any Ashford Party challenging the validity or enforceability of the Termination Agreement, Advisory Agreement or Letter Agreement or any provision thereof, challenging the amount or payment of the Termination Payments, or seeking recoupment of any portion of the Termination
Payments, the Advisor is entitled to recover from the Company the difference between the full termination payment otherwise payable under the Advisory Agreement and the Letter Agreement (the “Full Termination Payment”) and the Company Sale Fee. This provision does not apply to an action or proceeding commenced by a Company stockholder, directly or derivatively, so long as the Company does not intervene to pursue it directly against an Ashford Party, or to an expense reconciliation proceeding under Section 9(c) of the
Termination Agreement.
The settlement amounts were based on good faith estimates, and the parties agreed to negotiate in good faith to reconcile those estimates to actual amounts received or paid after the Effective Time within sixty days after the date of the Termination Agreement (the
“Reimbursement Deadline”). If no agreement is reached on the resulting net amount (the “Final Expense Reimbursement”) by that deadline, each party must submit its proposed statement and supporting detail to BDO USA, LLP or another mutually selected independent accounting firm within the following thirty days. The accounting firm is to determine the Final Expense Reimbursement within ninety days after the Reimbursement Deadline. That determination is final and binding absent manifest error, actual and intentional fraud, or willful misconduct. Any difference between the Expense Reimbursement and the Final Expense Reimbursement is
payable by the applicable party within three business days after determination by agreement or by the accounting firm. The accounting firm’s costs are allocated in proportion to the amounts unsuccessfully disputed by each party. Submission to the accounting firm in accordance with the Termination Agreement does not constitute a breach of, or challenge to, that agreement, the
Advisory Agreement or the Letter Agreement. The Termination Agreement also addresses delivery of books and records, administration of shared insurance policies and mutual transition cooperation. The foregoing description is qualified in its entirety by reference to the Termination Agreement.
Board Refreshment and Corporate Governance Enhancements
In connection with the Company's transition to self-management, all of the Company's former directors, other than Mr. Richard J.
Stockton, stepped down from the Board, including Mr. Monty J. Bennett, our former Chairman, and seven new independent directors, including an independent Chair, were appointed in their place. The new independent directors were identified through a search led by
Ferguson Partners, an independent executive search firm retained by the Company. Other than Mr. Stockton, the reconstituted Board has no existing or prior relationships with the Company's former advisor or Mr. Monty J. Bennett. The Company adopted Sixth
Amended and Restated Bylaws and refreshed the governance documents summarized below as part of this transition. The Board also approved Articles of Amendment to the Company's Charter, which remain subject to stockholder approval at the Annual Meeting and filing with the Maryland State Department of Assessments and Taxation. See "Corporate Governance" and "Proposal Number Five"
below.
Governance Documents Updated for Self-Management
In connection with the transition to self-management, the Board adopted amendments to the Company's governance documents described below. The Board also approved proposed amendments to the Company's Charter, which remain subject to stockholder approval and filing. The following subsections summarize each document separately.
Sixth Amended and Restated Bylaws
The Board adopted the Sixth Amended and Restated Bylaws, establishing a uniform majority quorum, strengthening incumbent-
director resignation requirements in uncontested elections, modernizing advance notice provisions and increasing proxy access from
20% to 25% of Board seats. The amendments also streamlined procedural and disclosure requirements for stockholder nominations and proposals. See “Corporate Governance—Charter and Bylaws Enhancements.”
Corporate Governance Guidelines
The Board amended the Corporate Governance Guidelines to remove references to the former advisor and Advisory Agreement, including advisor-specific oversight and conflict provisions; reflect oversight of the Company's own management and succession planning in consultation with the Chief Executive Officer; and conform compliance responsibilities and executive-officer references.
The amendments also updated director confidentiality provisions and the related Form of Director Confidentiality Agreement to focus on the Company and its affiliates and remove permissions to share confidential information with former-advisor entities.
2026 Proxy Statement 6

Code of Business Conduct and Ethics
The Code of Business Conduct and Ethics was amended to reflect Company personnel rather than personnel covered through employment with the former advisor, remove former-advisor contractual exceptions to its conflicts-of-interest and corporate-
opportunity standards, and direct compliance matters to the Chief Legal Officer and appropriate Board committees. The amendments also conformed references to the Company's Employee Handbook.
Code of Ethics for the Chief Executive Officer and Chief Financial Officer
The senior officer code was amended to cover the Chief Executive Officer and Chief Financial Officer, or their respective successors, and remove separate references to the Chief Accounting Officer and the former-advisor employment structure. It also removed advisor-related contractual exceptions to conflicts-of-interest and corporate-opportunity standards and updated compliance-reporting references to the Chief Legal Officer.
Policy on Insider Trading and Compliance
The Board amended and adopted the Policy on Insider Trading and Compliance in connection with self-management. The Company's insider trading framework governs transactions in Company securities by directors, officers and employees and continues to prohibit trading while aware of material non-public information and improper tipping. The Code of Business Conduct and Ethics requires annual review and acknowledgment of this policy.
Audit Committee Charter
The Audit Committee Charter was amended to update financial-management and Chief Legal Officer references, replace the former auditor-communication standard with PCAOB AS 1301 and add quarterly briefing requirements concerning cybersecurity governance disclosure. These amendments conformed the charter to the Company's management and compliance framework.
Compensation Committee Charter
The Compensation Committee Charter was amended to remove references to the former advisor from the committee’s equity-
compensation responsibilities. The amendments focused those provisions on attracting, retaining and motivating the Company's executive officers and aligning their interests with stockholders.
Nominating and Corporate Governance Committee Charter
The Nominating and Corporate Governance Committee Charter was refreshed, including clarifying references and meeting provisions.
It continued to assign responsibility for Board composition and nominations, periodic review of the Corporate Governance Guidelines and committee charters, oversight of director compliance with ethics and conflicts policies, and annual Board and committee evaluations.
Proposed Charter Amendments
The Board approved proposed Charter amendments to replace the supermajority requirement for future Article VI amendments with majority approval, update extraordinary-action voting provisions, allow Board size to be fixed under the Bylaws, remove the legacy director list and eliminate former-advisor nomination rights. Unlike the adopted governance-document amendments described above, these Charter amendments remain subject to stockholder approval at the Annual Meeting and filing with the Maryland State
Department of Assessments and Taxation. See "Proposal Number Five."
Hotel Dispositions
The table below summarizes the five hotel dispositions listed in the Company’s disposition summary, including the closing date, gross sales price and net proceeds for each property. The Company limited the dispositions to those determined necessary to complete the separation, after accounting for working capital needs and appropriate reserves, and selected the assets for sale through a process designed to maximize net proceeds while preserving a high-quality remaining portfolio positioned for continued growth.

Property	Closing Date	Hold Period (YRS)	Gross Sales Price	$ Per Key	Net Proceeds	TTM EBITDA	TTM Cap Rate	TTM EBITDA Multiple
Ritz-Carlton Sarasota	July 14, 2026	8.3	$304,500,000	$1,103,261	$143,456,489	$27,467,221	7.4%	11.1x
Bardessono Hotel & Spa	July 14, 2026	11	$69,000,000	$1,061,538	$22,705,363	$5,324,795	6.5%	13.0x
Hotel Yountville	July 14, 2026	9.2	$64,000,000	$800,000	$21,802,578	$3,365,557	4.4%	19.0x
Pier House	August 12, 2026	12.4	$190,000,000	$1,338,028	$97,221,165	$15,983,125	7.7%	11.9x
Four Seasons Scottsdale	October 22, 2026	3.9	$372,000,000	$1,771,429	$193,622,320	$26,270,581	6.2%	14.2x
Total			$999,500,000		$478,807,915	$78,411,278	6.8%	12.7x
2026 Proxy Statement 7

EXECUTIVE OFFICERS
The following table shows the names and ages of our current executive officers and the positions held by each individual. The executive officers named below were appointed to those positions by the Board and serve in such positions at the pleasure of the
Board. A description of the business experience of each for the past five years follows the table.

Name	Age	Title
Richard J. Stockton	56	President and Chief Executive Officer
Justin R. Coe	43	Chief Financial Officer, Chief Accounting Officer and Treasurer
Robert G. Haiman	58	Chief Legal Officer and Secretary

RICHARD J. STOCKTON
President and Chief Executive Officer Age: 56 Executive since 2016
Mr. Stockton was appointed to the Board of Directors in July 2020. From 2016 until November 2026,
Mr. Stockton was a Senior Managing Director at Ashford Inc. He has served as our Chief Executive
Officer since November 2016 and as President since April 2017. He also served as the Lead
Independent Director of Spirit MTA REIT (NYSE: SMTA) and Trustee of its successor entity, SMTA
Liquidating Trust, from 2018 to 2025. Prior to joining our Company, Mr. Stockton served as Global Co-
Head and Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill
Inc., with real estate investments in the United States, Canada, the United Kingdom and France. He
also previously served as President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company, where he established the business that acquired and refurbished the US Bank
Tower in Los Angeles in 2013. The majority of his career, over 15 years, was spent at Morgan Stanley in real estate investment banking in various roles including Head of EMEA Real Estate Banking in
London, where he was responsible for business across Europe, the Middle East and Africa and Co-
Head of Asia Pacific Real Estate Banking, where he was responsible for a team across Hong Kong,
Singapore, Sydney and Mumbai. He is also a former member of the Board of the American Hotel and
Lodging Association. Mr. Stockton is a frequent speaker and panelist at industry conferences and events, including NAREIT, the NYU International Hospitality Industry Investment Conference, and the
Americas Lodging Investment Summit. He is a dual citizen of the United States and the United
Kingdom.
Mr. Stockton received a Master's of Business Administration degree in Finance and Real Estate from
The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell
University, School of Hotel Administration.

ROBERT G. HAIMAN
Chief Legal Officer and Secretary Age: 58 Executive from 2018-2021 and since 2026
Mr. Haiman is our Chief Legal Officer and Secretary. From 2021 - 2026, Mr. Haiman served as
Founder and Owner of the Law Office of Robert G. Haiman, Esq. where he represented real estate owners and developers, including family offices, in a range of commercial real estate projects. Mr.
Haiman previously served as Executive Vice President, General Counsel and Secretary of the
Company, Ashford Trust and Ashford Inc. from 2018 to 2021. Prior to joining us in 2018, Mr. Haiman spent 14 years at Remington Lodging, where he oversaw a variety of legal and business initiatives for one of the largest third party hotel management companies in the country. Most recently, Mr. Haiman served as Remington Lodging’s Chief Legal Officer, overseeing all legal matters related to Remington
Lodging’s hotel and project management businesses. Previously, he led the initiative to develop "The
Gallery," Remington’s collection of independent luxury hotels. Mr. Haiman has been a frequent speaker at various lodging conferences, and he was a founding member of the board of directors of the National Association of Condo Hotel Owners.
From 1996 through 2004, Mr. Haiman was a real estate attorney in the Dallas office of Gibson, Dunn
& Crutcher LLP, where he represented owners, lenders and developers in connection with the acquisition, development, financing and sale of commercial, residential and light industrial projects.
Mr. Haiman holds a B.A. degree from Amherst College and a J.D. from Duke University School of
Law, where he was a member of the Duke Law Journal.

2026 Proxy Statement 8

JUSTIN R. COE
Chief Financial Officer, Chief Accounting Officer and Treasurer Age: 43 Executive since 2024
Mr. Coe serves as the Chief Financial Officer, Chief Accounting Officer and Treasurer of Braemar
Hotels & Resorts Inc. Mr. Coe brings more than 20 years of experience in accounting, financial reporting, corporate finance, and capital markets.
Mr. Coe joined Ashford Inc. in 2015, previously serving as Senior Vice President of Accounting, before becoming a direct employee of Braemar effective November 10, 2026 in connection with the
Company's transition to self-management. In his current role, he oversees the finance, accounting, tax, internal audit, information systems, and financial reporting functions for Braemar. He also works closely with executive leadership and the Board of Directors on debt and equity capital markets activities, financial planning and analysis, acquisitions, and other strategic initiatives.
Prior to joining Ashford, Mr. Coe spent nearly a decade with Ernst & Young LLP, ultimately serving as a Senior Manager for public and private companies across a variety of industries, including real estate, airlines, and medical devices, in both domestic and international markets.
Mr. Coe earned a Bachelor of Business Administration and a Master of Accountancy from Texas State
University and is a Certified Public Accountant in the State of Texas.

2026 Proxy Statement 9

CORPORATE GOVERNANCE
The Board is committed to corporate governance practices that promote the long-term interests of our stockholders. In connection with the completed transition to self-management, the Board amended and adopted the Sixth Amended and Restated Bylaws and amended and adopted the Company's Corporate Governance Guidelines, insider trading policy, standing committee charters and ethics codes. These amendments removed legacy advisor-specific provisions and updated management, compliance and oversight responsibilities to reflect the Company's internalized management structure, as summarized under "The Transition to Self-
Management—Governance Documents Updated for Self-Management." The Board regularly reviews developments in corporate governance and updates the Company's governance framework as it deems necessary and appropriate. Our policies and practices are designed to support compliance with NYSE listing requirements and the corporate governance requirements of the Sarbanes-
Oxley Act of 2002. We maintain a corporate governance section on our website with our Corporate Governance Guidelines, standing committee charters, Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Chief Financial
Officer. These materials can be found at www.bhrreit.com by clicking the "INVESTOR" tab, then the "CORPORATE GOVERNANCE"
tab and then the "Governance Documents" link. The Policy on Insider Trading and Compliance is discussed separately below. As discussed above, we have amended, in light of stockholder feedback, our then-existing corporate governance documents as we complete our transition to self-management. We believe our refreshed governance documents are now better structured to respond to stockholders and maintain strong governance practices.
Corporate Governance Highlights
We are committed to effective corporate governance and high ethical standards. Our Board believes that these values support the strong performance of the Company and long-term stockholder value. Following the transition to self-management, our governance framework provides our independent directors with the structure necessary to oversee, direct, advise and counsel the Company's management. This framework is described in the revised Corporate Governance Guidelines, standing committee charters and ethics codes available on our website at www.bhrreit.com by clicking the "INVESTOR" tab, then the "CORPORATE GOVERNANCE" tab and then the "Governance Documents" link. Our insider trading policy and related compliance procedures also form part of this framework.
Charter and Bylaws Enhancements
The Board has approved Articles of Amendment to our Charter to eliminate the two-thirds voting requirement for future amendments to Article VI of the Charter and replace it with approval by holders of a majority of the votes entitled to be cast on the matter, without modifying the substantive ownership and transfer restrictions that protect our REIT qualification. The Articles of Amendment would also update Article V, Section 7 regarding approval of extraordinary actions; replace the fixed number of seven directors in Article VII,
Section 3 with a number fixed from time to time pursuant to the Bylaws, subject to the minimum required by the Maryland General
Corporation Law; remove the legacy list of directors; and remove the former advisor's director nomination rights and related provisions in Article VII, Section 4. These Charter amendments remain subject to stockholder approval at the Annual Meeting and subsequent filing of the Articles of Amendment with the Maryland State Department of Assessments and Taxation. See "Proposal Number Five"
below.
The Board has adopted the Sixth Amended and Restated Bylaws designed to enhance stockholder rights, strengthen director accountability and modernize our governance framework. The Sixth Amended and Restated Bylaws are in effect and include the following material changes:
Uniform quorum requirement. The prior lower quorum of one-third of all votes entitled to be cast at an annual meeting called by the
Board for a matter proposed by the Board has been eliminated. A uniform quorum now requires the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting on any matter.
Majority voting and director resignation policy. In an uncontested director election, an incumbent director who does not receive the affirmative vote of a majority of the votes cast for that nominee must promptly tender his or her resignation, and the Nominating and
Corporate Governance Committee will promptly accept that resignation. This requirement ensures that an incumbent director who does not receive majority stockholder support no longer continues to serve on the Board.
Modernized advance notice provisions. The advance notice window for annual meeting nominations and proposals has changed such that notice of proposals shall be received not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting, with conforming changes to the provisions applicable to special meetings. The provisions have also been updated and streamlined to provide greater clarity and appropriate transparency while narrowing certain disclosure requirements.
Expanded proxy access. The maximum percentage of directors subject to proxy access nominations has increased from 20% to 25%
of the total number of directors on the last day on which a proxy access nomination notice may be submitted, rounded down to the nearest whole number.
Refined procedural requirements and disclosure obligations. Certain procedural requirements have been removed. Disclosure obligations for Stockholder Associated Persons in connection with stockholder proposals no longer require presentations, documents or marketing materials containing performance, personnel or investment thesis information with respect to the Company. The requirement has been narrowed to a copy of the prospectus, offering memorandum or similar document, if any, provided to third parties to solicit an investment in the stockholder and each such Stockholder Associated Person. The definition of "Stockholder
Associated Person" has also been narrowed to remove references to persons forming groups with stockholders for the purpose of acquiring, holding, voting or disposing of Company securities and related provisions.
2026 Proxy Statement 10

Set forth below is a summary of our corporate governance framework.

Board Independence
•	All directors other than Mr. Richard J. Stockton, our President and Chief Executive Officer, are independent

Board Committees
•	We have three standing Board committees:
	•	Audit Committee
	•	Compensation Committee
	•	Nominating and Corporate Governance Committee
•	All committees are composed entirely of independent directors

Leadership Structure
•	Independent Chair of the Board, separate from our President and Chief Executive Officer
•	Our independent Chair presides over meetings of the Board and of the independent directors; the Board has no separate lead independent director because the Chair is independent

Risk Oversight
•	Regular Board review of enterprise risk management and related policies, processes and controls
•	Board committees exercise oversight of risk for matters within their purview

Open Communication
•	We encourage open communication and strong working relationships among the Chairman, CEO and other directors and officers
•	Our directors have direct access to our officers and management and employees of the Company

Stock Ownership
•	Stock ownership and equity award retention guidelines for directors and executives
	•	Our directors should own shares of granted common stock in excess of 5x his or her annual cash Board retainer fee in effect at the time of such director's election to the Board
	•	Our CEO should own shares of granted common stock in excess of 5x his or her annual base salary from the Company in effect at the time of his appointment as CEO
	•	Our other executive officers should own shares of granted common stock in excess of 3x his or her annual base salary from the Company in effect at the time of his or her appointment to office
	•	Our directors and executive officers are permitted to sell vested stock awards only if the required ownership levels described above have been met and only to the extent thereof
•	Comprehensive insider trading policy
•	Prohibitions on hedging and pledging transactions

Accountability to Stockholders
•
Directors elected by majority vote in uncontested director elections; an incumbent director who does not receive a majority of the votes cast must promptly tender a resignation, which the Nominating and Corporate Governance Committee will promptly accept
(see Proposal One)

•	We have a non-classified Board and elect every director annually
•
We have adopted proxy access (stockholders may include nominees in our proxy materials, for up to 25% of the total number of directors on the last day a proxy access nomination notice may be submitted, rounded down to the nearest whole number)

•	We do not have a stockholder rights plan, and we have no current plan to adopt one
•	We have opted out of the Maryland Business Combination Act and Maryland Control Share Acquisition Act (which had provided certain takeover defenses)
•	We have not elected to be subject to the provisions of the Maryland Unsolicited Takeover Act which would permit our Board to classify itself without a stockholder vote
•	Stockholders holding a stated percentage of our outstanding voting shares may call special meetings of stockholders
•	Board receives regular updates from management regarding interaction with stockholders and prospective investors
2026 Proxy Statement 11

Board Practices
•	Robust annual Board and committee self-evaluation process
•	Balanced and diverse board composition
•	Limits on outside public company board service
Insider Trading Policy
In connection with the transition to self-management, the Board revised and adopted the Company's Policy on Insider Trading and
Compliance. Our insider trading policies and procedures govern purchases, sales and other dispositions of Company securities by directors, officers and employees and are designed to promote compliance with applicable insider trading laws, rules and regulations.
The Code of Business Conduct and Ethics prohibits trading while aware of material non-public information and improper tipping and requires all directors, officers and employees to review and acknowledge the Policy on Insider Trading and Compliance annually. It is also the Company's policy to comply with applicable securities laws when transacting in its own securities. The version of the Policy on Insider Trading and Compliance in effect before the transition was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the
year ended December 31, 2025. The current version of our Policy on Insider Trading and Compliance is available on our website and will be filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2026.
Code of Business Conduct and Ethics
In connection with the Company's transition to self-management, our Board amended and adopted the Code of Business Conduct and
Ethics (the "Code of Ethics") and the Code of Ethics for the Chief Executive Officer and Chief Financial Officer (the "Senior Officer
Code of Ethics"). The Code of Ethics applies to each of our directors, officers and employees, including individuals employed directly by the Company or its subsidiaries and individuals named as Company officers by the Board. The amendments removed references to coverage through employment with the former advisor, eliminated advisor-related contractual exceptions to the Code and directed compliance questions and reporting to the Chief Legal Officer and appropriate Board committees. The Senior Officer Code of Ethics applies to the Chief Executive Officer and Chief Financial Officer, or their respective successors, and likewise removed former-advisor references and contractual exceptions to its conflicts-of-interest and corporate-opportunity standards. Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•full, fair, accurate, timely and understandable disclosure in our reports ﬁled with the SEC and our other public communications;
•compliance with applicable governmental laws, rules and regulations;
•prompt internal reporting of violations of the code to appropriate persons identified in the code;
•protection of Company assets, including corporate opportunities and confidential information; and
•accountability for compliance with the Code of Ethics.
Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Board or one of the Board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.
The amendments to the Code of Ethics and the Senior Officer Code of Ethics reflected the Company's transition to self-management and its internalized management structure. No waiver of the Code of Ethics was granted in connection with these amendments.
Copies of the amended codes were filed as exhibits to our Current Report on Form 8-K, filed on November 10, 2026, reporting completion of the transition to self-management.
Board Leadership Structure
The Board regularly considers the optimal leadership structure for the Company and its stockholders. In making decisions related to our leadership structure, the Board considers many factors, including the specific needs of the Company in light of its current strategic initiatives and the best interests of stockholders.
To further minimize the potential for future conflicts of interest, our bylaws require that a majority of our directors be affirmatively determined by the Board to be independent, as defined and to the extent required under the applicable rules of the SEC and the listing standards of the NYSE. The Board must also comply with each of our conflict of interest policies discussed in "Certain Relationships and Related Person Transactions-Conflict of Interest Policies." Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent Board and ensure independent director input and control over matters involving potential conflicts of interest.
Following the Board reconstitution, our Chair is independent and separate from our President and Chief Executive Officer. Our independent Chair presides over meetings of the Board and of the independent directors, and the Board has no separate lead independent director because the Chair is independent. Under the Corporate Governance Guidelines applicable to our prior leadership structure, the Lead Director had the following duties and responsibilities:
•presided at executive sessions of independent or non-executive directors;
•advised the Chairman and Chief Executive Officer of decisions and suggestions from independent or non-executive director meetings;
•served as liaison between the Chairman and independent directors;
2026 Proxy Statement 12

•approved information sent to the Board;
•approved Board meeting agendas;
•approved meeting schedules to allow sufficient time for discussion of agenda items;
•had authority to call meetings of independent directors; and
•was available, if requested by major stockholders, for consultation and direct communication.
The Board believes that our leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.
Board Role
The business and affairs of the Company are managed by or under the Board’s direction. Under the revised Corporate Governance
Guidelines, the Board sets strategic direction and oversees the performance of the Company's business, management and employees. Management presents business objectives, opportunities and strategic plans for Board review and approval and implements the Board’s directives. Before November 10, 2026, the former advisor managed day-to-day operations under the Advisory
Agreement, subject to Board oversight. Following termination of that agreement, the Company internalized management, and its directly employed executive officers are responsible for day-to-day operations.
Strategy
The Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for our stockholders and maintains an active oversight role in formulating, planning and implementing the Company's strategy. The Board regularly considers the progress of, and challenges to, the Company's strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the Company's management and the Board discuss strategic and other significant business developments since the last meeting and the Board considers, recommends and approves changes in strategies for the Company.
Risk Oversight
Our full Board has ultimate responsibility for risk oversight, but the committees of our Board help oversee risk in areas over which they have responsibility. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company's business strategy. The Board and the Board committees receive regular updates related to various risks for both our
Company and our industry. The Audit Committee regularly receives and discusses reports from members of management who are involved in the risk assessment and risk management functions of our Company. The Compensation Committee annually reviews the overall structure of our equity compensation programs to ensure that those programs do not encourage executives to take unnecessary or excessive risks.
Succession Planning
Under the revised Corporate Governance Guidelines, the Board, acting through the Nominating and Corporate Governance
Committee, reviews and concurs in a management succession plan developed in consultation with the Chief Executive Officer to ensure continuity in senior management. The Chief Executive Officer reports on the plan from time to time. The plan is to address:
•emergency Chief Executive Officer succession;
•Chief Executive Officer succession in the ordinary course of business; and
•succession for the other members of senior management.
The plan also includes an assessment of senior management experience, performance, skills and planned career paths.
Board Refreshment - No Mandatory Retirement Age
In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and
Corporate Governance Committee also focuses on director succession. Recently, based on consideration of best corporate governance practices and upon the recommendation of the Nominating and Corporate Governance Committee, the Board amended its Corporate Governance Guidelines to remove the requirement that a director, upon attaining the age of 70 and annually thereafter, or an individual who would be 70 years of age at the time of his or her election as a director, may not serve on the Board unless the
Board waived such limitation. The Nominating and Corporate Governance Committee will continuously review the appropriate mix of experience, qualifications, attributes and skills but has determined that a mandatory retirement age is not needed to pursue this objective.
Director Nomination Procedures by the Company
The Nominating and Corporate Governance Committee recommends qualified candidates for Board membership based on the following criteria:
•integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the Company's business, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood of a sustained period of service on the Board;
•business or other relevant experience; and
2026 Proxy Statement 13

•the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other Board members will build a Board that is eﬀective, collegial and responsive to the needs of the Company.
In connection with the merit-based selection of nominees for director, the Board has regard for the need to consider director candidates from different and diverse backgrounds, including sex, race, color, ethnicity, age and geography. Consideration will also be given to the Board's desire for an overall balance of professional diversity, including background, experience, perspective, viewpoint, education and skills. In early 2018, our Board approved specific amendments to the "Selection of Directors" section of the Corporate
Governance Guidelines to more specifically include diversity of sex, race, color, ethnicity, age and geography when considering director candidates. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance
Committee, is responsible for selecting the director nominees for election by the stockholders and for appointing directors to the Board between annual meetings to fill vacancies, with primary emphasis on the criteria set forth above. The Board and the Nominating and
Governance Committee assess the effectiveness of the Board's diversity efforts as part of the annual Board evaluation process.
Stockholder and Interested Party Communication with Our Board of Directors
Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o the Corporate Secretary, Braemar Hotels & Resorts Inc., 14001 Dallas Parkway, Suite 1100, Dallas, TX 75240.
Stockholders' and other interested parties' letters are reviewed by Company personnel based on criteria established and maintained by our Nominating and Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.
Director Orientation and Continuing Education
The Board and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance policies and practices and other key policies and practices through a review of background material and meetings with senior management. The Board also recognizes the importance of continuing education for directors and is committed to providing education opportunities in order to improve both the
Board's and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.
Director Change in Occupation
Upon the time a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, a director is required to tender a letter of proposed resignation from the Board to the chair of our
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will review the director's continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.
Vote only the GOLD Proxy Card and Disregard Proxy Materials (including the Blue Proxy Card) distributed by Brancous
Your vote will be especially important this year. As you may be aware, on September 14, 2026, Brancous, LP1 ("Brancous")
submitted materials to the Company purporting to provide notice (the "Purported Nominating Notice") of Brancous’ intent to nominate candidates for election to our Board at the Annual Meeting. After reviewing the Purported Nominating Notice and consulting with the
Company's outside counsel, the Nominating and Corporate Governance Committee unanimously rejected, and recommended that the
Board reject, the Purported Nominating Notice because it failed to comply with the advance notice provisions under the Company's
Bylaws, as in effect at the time of the Purported Nominating Notice. The Board, based on the recommendation of the Nominating and
Corporate Governance Committee and in consultation with the Company's outside counsel, determined that the Purported Nominating
Notice failed to comply with the advance notice provisions under the Company's Bylaws, as in effect at the time of the Purported
Nominating Notice (including, among other reasons, Brancous’ failure to make even a good-faith attempt at proper disclosure – having submitted a notice replete with incomplete and conflicting information) and, as a result, determined Brancous’ nominations to be invalid. On October 5, 2026, the Company's outside counsel wrote to Brancous to advise that the Purported Nominating Notice was invalid (the "First Deficiency Notice"). On October 7, 2026, Brancous submitted a supplement purporting to address certain deficiencies identified by the Company (the "Supplemental Notice"). After reviewing the Supplemental Notice and consulting with outside counsel, the Nominating and Corporate Governance Committee unanimously rejected, and recommended that the Board reject, the Supplemental Notice because it failed to cure the deficiencies identified in the First Deficiency Notice and otherwise failed to comply with the advance notice provisions under the Company's Bylaws, as in effect at the time of the Purported Nominating
Notice. The Board, based on the recommendation of the Nominating and Corporate Governance Committee and in consultation with the Company's outside counsel, determined that the Supplemental Notice failed to cure the deficiencies identified in the First
Deficiency Notice and otherwise failed to comply with the advance notice provisions under the Company's Bylaws, as in effect at the time of the Purported Nominating Notice, and, as a result, determined that Brancous’ purported nominations remained invalid. On
October 19, 2026, the Company's outside counsel wrote to Brancous to advise that the Purported Nominating Notice remained invalid.
2026 Proxy Statement 14

On October 21, 2026, Brancous filed suit against the Company in the Circuit Court for Baltimore City, Maryland, seeking a declaratory judgment that its nomination was valid. The Company believes that Brancous’ claims are without merit and intends to vigorously defend against the action.
We believe that the purported nominees set forth in Brancous’ proxy materials cannot properly be brought before the Annual Meeting and, unless ordered to do so by a court of competent jurisdiction (a "Valid Court Order"), the Company will not recognize or tabulate any proxies or votes in favor of Brancous’ purported nominees at the Annual Meeting. As a result of the foregoing, the GOLD proxy card accompanying this proxy statement does not include the names of Brancous’ purported nominees on a "universal proxy card."
OUR BOARD URGES YOU TO VOTE ONLY ON THE GOLD PROXY CARD (1) "FOR" ALL OF OUR BOARD’S NOMINEES
(CRAIG A. BARBAROSH, KEVIN COVEY, STEPHEN HAGGERTY, DANIEL J. HIRSCH, KEVIN M. LUEBBERS, GAIL P.
STEINEL, RICHARD J. STOCKTON AND STEPHEN W. THERIOT) ON PROPOSAL 1 AND 2 "FOR" PROPOSALS 2, 3, 4, 5A AND
5B.
OUR BOARD FURTHER URGES YOU TO DISREGARD ANY MATERIALS SENT TO YOU BY OR ON BEHALF OF BRANCOUS,
AND NOT TO SIGN, RETURN, OR VOTE THE BLUE PROXY CARD SENT TO YOU BY OR ON BEHALF OF BRANCOUS.
ABSENT A VALID COURT ORDER, THE COMPANY WILL DISREGARD VOTES ON THE BLUE PROXY CARD.
In the event a Valid Court Order is issued, the Company will amend this proxy statement and furnish to stockholders a new GOLD universal proxy card which will include Brancous’ director candidates, and the Company will provide stockholders with sufficient time to receive such proxy materials and cast their votes on such new GOLD universal proxy card prior to the Annual Meeting (or any postponement or adjournment thereof).
In addition, if a Valid Court Order is issued, no proxies or votes received on the Company's previously circulated GOLD proxy card will be recognized or tabulated at the Annual Meeting. Accordingly, if you vote on the Company's GOLD proxy card accompanying this proxy statement and a Valid Court Order is issued, your votes will not be recognized or tabulated, and you will have to vote again on the universal proxy card for your vote to be counted.
If you vote, or have previously voted, using a BLUE proxy card sent to you by or on behalf of Brancous, you can subsequently revoke that proxy by following the instructions on the GOLD proxy card to vote via the Internet or by telephone or by completing, signing and dating the GOLD proxy card and mailing it in the postage-paid envelope provided. Only your latest dated vote will count. Any proxy may be revoked prior to its exercise at the Annual Meeting as described in this proxy statement.
Whether or not you attend the Annual Meeting, it is important that your shares be represented at the Annual Meeting. We encourage you to please vote TODAY to ensure your voice is heard. You may vote by marking, signing, and dating the enclosed GOLD proxy card and returning it in the postage-paid envelope. Stockholders may also vote via the Internet or by telephone.
For more information and up-to-date postings, please go to www.bhrreit.com. Information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC. If you need assistance with voting or have any questions, please contact Innisfree M&A Incorporated ("Innisfree"), our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll free at (877) 750-0870. Banks and brokers may call collect at (212) 750-5833.
Regardless of the number of shares of the Company's common stock, Series E Preferred Stock or Series M Preferred Stock that you own, your vote is important. Thank you for your continued support, interest, and investment in the Company.
2026 Proxy Statement 15

BACKGROUND OF THE SOLICITATION
The following is a chronology of the material contacts and events leading up to the filing of this preliminary proxy statement:
•On July 23, 2024, the Company formed the Special Committee to explore a potential sale of the company.  The Special
Committee was comprised solely of independent directors.
•The Special Committee hired Alex More at Carrington, Coleman, Sloman & Blumenthal, LLP as independent legal counsel to advise on the potential sale process.
•The Special Committee hired Robert W. Baird & Co. Incorporated (“Baird”) as independent financial advisors to the Special
Committee.
•The Company asked its auditor to review the calculation of the termination fee to confirm it was in accordance with the terms of the Advisory Agreement. The audit confirmed that the calculation was correct.
•March 2025, the Company engaged White & Case LLP (“White & Case”) as legal advisor to the Board in connection with the
Company’s exploration of strategic alternatives.
•In August 2025 White & Case began drafting an auction draft merger agreement for use in the Company’s sale process.
•On August 26, 2025, we entered into the Letter Agreement with Ashford Inc. in connection with the exploration of a potential sale of the Company by the Board.
•On October 17, 2025, Brancous submitted a notice purporting to nominate Oliver Corlette, Ronald Davies, Andrew Fleiss,
Michael Litwin and Alejandro Malbran (“Mr. Malbran”) for election to the Board at the Company’s 2025 annual meeting of stockholders (the “2025 Purported Nominating Notice”).
•On October 30, 2025, the Company, through its outside counsel, wrote to Brancous to advise that the 2025 Purported
Nominating Notice was invalid (including, among other reasons, because it was not timely delivered pursuant to the
Company's Bylaws, as in effect at the time of the 2025 Purported Nominating Notice).
•In November 2025, White & Case began drafting an auction draft purchase and sale agreement for use in the Company’s sale process.
•On November 25, 2025, Baird made the auction draft merger agreement and auction draft purchase and sale agreement available to four bidders, which were requested to provide revised indications of interest and comments on the applicable agreements by December 15, 2025. Mr. Stockton was not involved in the selection or hiring of Baird and did not oversee the sales process at the Company.
•On November 25, 2025, Brancous delivered to the Board a written proposal purporting to offer to purchase the Company at a significant discount to its market value (the “November 2025 Proposal”).
•On December 3, 2025, Brancous filed suit against the Company in the United States District Court for the District of
Maryland asserting claims arising from the Board’s rejection of the 2025 Purported Nominating Notice (the “2025 Brancous
Lawsuit”).
•On December 8, 2025, the Company, through its outside counsel, delivered a notice to Brancous rejecting the November
2025 Proposal.
•On December 9, 2025, Brancous delivered to the Board another written proposal purporting to offer to purchase the
Company at a significant discount to its market value.
•On December 11, 2025, Brancous’ motion for a temporary restraining order and preliminary injunction in relation to the 2025
Brancous Lawsuit was denied.
•In December 2025, White & Case provided the Board with an overview of its fiduciary duties in the context of a liquidation and participated in discussions with the Board and management regarding the sale process, strategic options and a potential plan of liquidation to facilitate asset sales.
•On December 22, 2025, the Letter Agreement was amended to clarify, among other things, the circumstances under which the termination fees become due and payable and the timing of payment.
•On January 8, 2026, the Company received a bidder’s markup of the auction draft purchase and sale agreement for a proposed acquisition of four assets. White & Case provided a revised draft to the bidder on January 15, 2026, and continued
negotiating the agreement through March 25, 2026.
•On January 14, 2026, the Company received a bidder’s markup of the auction draft purchase and sale agreement for a proposed acquisition of 10 assets. White & Case provided a revised draft to the bidder on January 21, 2026, and continued
negotiating the agreement through February 12, 2026.
•On March 11, 2026, the Company commenced an action in the U.S. District Court for the District of Maryland against
Brancous, Mr. Malbran and certain other defendants. As against Brancous and Mr. Malbran, the Company asserted claims under Sections 13(d), 14(a) and 20(a) of the Securities Exchange Act of 1934 and for tortious interference. Brancous and Mr.
Malbran denied the claims and filed a motion to dismiss on May 29, 2026.
•On June 12, 2026, the Company announced that, following the conclusion of a strategic review process, and upon the recommendation of the Special Committee, the Board approved a management spin-out which would enable the Company to become a self-management REIT. The Company implemented the plan by terminating the advisory agreement, directly hiring its management team, including Mr. Stockton, and reconstituting the Board with new independent directors.
•On July 7, 2026, Baird provided a fairness opinion related to a proposed transaction to the Special Committee at the conclusion of their work.
2026 Proxy Statement 16

•On September 14, 2026, at 4:53 p.m., Eastern Time, seven minutes before the nomination deadline, Brancous sent an email to the Company purporting to provide notice of its intention to again nominate Oliver Corlette, Ronald Davies, Andrew Fleiss,
Michael Litwin and Mr. Malbran (the “Proposed Nominees”) for election to the Board at the Annual Meeting (the “Purported
Nominating Notice”).
•Upon receipt, the Purported Nominating Notice was provided to the Board for review. After reviewing the Purported
Nominating Notice and consulting with the Company’s outside counsel, the Nominating and Corporate Governance
Committee unanimously rejected, and recommended that the Board reject, the Purported Nominating Notice because it failed to comply with the advance notice provisions under the Company's Bylaws, as in effect at the time of the Purported
Nominating Notice. The Board, based on the recommendation of the Nominating and Corporate Governance Committee and
in consultation with the Company’s outside counsel, determined that the Purported Nominating Notice failed to comply with the advance notice provisions under the Company's Bylaws, as in effect at the time of the Purported Nominating Notice, and, as a result, determined Brancous’ nominations to be invalid. Among other reasons, the Board determined that the Purported
Nominating Notice was not timely delivered.  Brancous delivered the Purported Nominating Notice only by e-mailing a link to a Microsoft Sharepoint depository, and did not arrange for delivery at the Company’s principal executive office. Article I §
11(a)(2) of the Company’s Bylaws, as in effect at the time of the Purported Nominating Notice, required that nomination notices be timely “delivered to the secretary at the principal executive office of the Corporation[.]”  Brancous’ 2025 Purported
Nominating Notice was rejected for this same reason, among others, and the Company’s letter advising Brancous that the
2025 Purported Nominating Notice was invalid explicitly explained that the Company’s Bylaws require physical delivery.
•On October 5, 2026, the Company, through its outside counsel, notified Brancous that the Purported Nominating Notice was invalid and that Brancous was not entitled to nominate any individuals for election to the Board. The letter identified numerous deficiencies and expressed concern that Mr. Malbran was seeking to join the Board, and nominate others, to advance his separate business interests in light of Brancous’ prior acquisition proposals. In addition to the failure to timely deliver the Purported Nominating Notice in the required manner, the letter identified, among other deficiencies: (i) missing questionnaire supplements for Mr. Malbran and Mr. Corlette and unanswered questions in several Proposed Nominees’
questionnaires; (ii) failure to provide documentation establishing that Brancous was a stockholder of record at the time of submission; (iii) incomplete and conflicting disclosures concerning holdings of Company securities, including inconsistent statements of Mr. Malbran’s share ownership and omitted acquisition dates, investment intent and short-interest disclosures;
(iv) failure to provide required disclosures concerning Brancous’ interest in acquiring the Company and its prior acquisition proposals, including copies of the written proposals; and (v) failure to provide required details concerning Mr. Malbran’s involvement in civil litigation, including litigation involving the Company. The letter also noted the lack of care reflected in the submission, including that Alejandro Malbran misspelled his own name in his questionnaire.
•On October 6, 2026, the Company Group entered into the Settlement Agreement with Al Shams. Pursuant to the Settlement
Agreement, the Al Sham Parties agreed to withdraw the notice delivered to the Company on September 13, 2026, purporting to nominate director candidates to the Board at the Annual Meeting. The Al Shams Parties have also agreed to customary standstill restrictions and voting commitments. In connection with the previously announced Board refreshment process, the
Al Shams Parties will have the opportunity to consult with the Company’s search firm regarding candidates for one additional director seat. The Board retains sole discretion over the selection.
•On October 7, 2026, Brancous, through its counsel, submitted a supplement purporting to supplement, update and, to the extent of any inconsistency, correct and supersede the Purported Nominating Notice (the “Supplemental Notice”).
•After reviewing the Supplemental Notice and consulting with outside counsel, the Nominating and Corporate Governance
Committee unanimously rejected, and recommended that the Board reject, the Supplemental Notice because it failed to cure the deficiencies identified in the First Deficiency Notice and otherwise failed to comply with the advance notice provisions under the Company's Bylaws, as in effect at the time of the Purported Nominating Notice. The Board, based on the recommendation of the Nominating and Corporate Governance Committee and in consultation with the Company’s outside counsel, determined that the Supplemental Notice failed to cure the deficiencies identified in the First Deficiency Notice and otherwise failed to comply with the advance notice provisions under the Company's Bylaws, as in effect at the time of the
Purported Nominating Notice, and, as a result, determined that Brancous’ purported nominations remained invalid.
•On October 19, 2026, the Company, through its outside counsel, notified Brancous that the Supplemental Notice was an untimely attempt to resubmit corrected nomination materials after the deadline and would not be considered as replacing or updating the original notice. The letter further explained that, even if the Supplemental Notice were considered, the nominations would remain deficient. Among other things, Brancous provided no proof of mailing or delivery to support its assertion that a courtesy copy of the Purported Nominating Notice had been mailed on September 14, 2026, did not contend that any such copy had been received by the nomination deadline, and had not attempted physical delivery of the
Supplemental Notice. The Company had no record of receiving the purportedly mailed copy. The letter also identified continuing substantive omissions, including (i) unanswered questions in Mr. Malbran’s questionnaire and Mr. Davies’
continued refusal to answer certain supplemental questions; (ii) incomplete disclosures by Mr. Fleiss and Mr. Corlette concerning relevant communications with Company leadership and other stockholders, respectively; (iii) incomplete responses by Mr. Davies and Mr. Fleiss concerning their plans for the Company and reasons for seeking Board service and
(iv) Mr. Davies’ failure to provide required details concerning his civil litigation history.
•On October 21, 2026, Brancous filed suit against the Company in the Circuit Court for Baltimore City, Maryland, seeking a declaratory judgment that its nomination was valid. The Company believes that Brancous’ claims are without merit and intends to vigorously defend against the action.
•On October 26, 2026, the Company announced that it was nominating eight individuals for election as directors of the
Company at the Annual Meeting: Craig A. Barbarosh, Kevin Covey, Stephen Haggerty, Daniel J. Hirsch, Kevin M. Luebbers,
Gail P. Steinel, Richard J. Stockton and Stephen W. Theriot.
2026 Proxy Statement 17

•Also on October 26, 2026, the Company, through its outside counsel, pursuant to Rule 14a-19(d), sent Brancous notice of the Company’s eight nominees.
•On the date hereof, the Company filed this preliminary proxy statement.
OUR BOARD URGES YOU TO VOTE ONLY ON THE GOLD PROXY CARD FOR ALL OF OUR BOARD’S HIGHLY QUALIFIED
AND VERY EXPERIENCED NOMINEES (CRAIG A. BARBAROSH, KEVIN COVEY, STEPHEN HAGGERTY, DANIEL J. HIRSCH,
KEVIN M. LUEBBERS, GAIL P. STEINEL, RICHARD J. STOCKTON AND STEPHEN W. THERIOT), TO DISREGARD ANY
MATERIALS SENT TO YOU BY OR ON BEHALF OF BRANCOUS, AND NOT TO SIGN, RETURN, OR VOTE THE BLUE PROXY
CARD SENT TO YOU BY OR ON BEHALF OF BRANCOUS.
2026 Proxy Statement 18

PROPOSAL NUMBER ONE-ELECTION OF DIRECTORS
The size of our Board is currently set at eight directors. All of our directors are elected annually by our stockholders and serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.
At the Annual Meeting, eight directors are to be elected to the Board. Our Nominating and Corporate Governance Committee has
recommended, and our Board has nominated, for election the following eight persons: Craig A. Barbarosh, Kevin Covey, Stephen
Haggerty, Daniel J. Hirsch, Kevin M. Luebbers, Gail P. Steinel, Richard J. Stockton and Stephen W. Theriot. All of our
nominees are new, except Mr. Richard J. Stockton, who currently serves as a director of the Company. In selecting the director nominees who we are proposing for election, our Board has focused on selecting experienced board candidates who will work together constructively with a focus on operational excellence, financial strength, and the growth of stockholder value. All nominees except Mr. Richard J. Stockton, our President and Chief Executive Officer, are independent.
Unless otherwise specified, if you sign and return the enclosed GOLD proxy card, it will be voted in favor of the election of each of the
Board’s eight director nominees: Craig A. Barbarosh, Kevin Covey, Stephen Haggerty, Daniel J. Hirsch, Kevin M. Luebbers, Gail
P. Steinel, Richard J. Stockton and Stephen W. Theriot.
Each of the nominees recommended by our Board has consented to serving as a nominee for election to our Board, to being named as a nominee of the Board in a proxy statement, and to serving as a member of the Board if elected by the Company's stockholders.
If any nominee becomes unable to stand for election as a director, an event that the Board does not presently expect, the Board reserves the right to nominate substitute nominees prior to the Annual Meeting. In such a case, the Company will file an amended proxy statement that will identify each substitute nominee, disclose whether such nominee has consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominee as may be required under the Exchange Act.
Our Board recommends using the enclosed GOLD proxy card to vote FOR all eight of the Board’s nominees for director. Brancous has notified the Company that it intends to seek your proxy to vote in favor of Brancous’ purported nominees. Accordingly, you may receive solicitation materials from Brancous seeking your proxy to vote in favor of Brancous’ purported nominees.
The Company has provided you with the enclosed GOLD proxy card. Our Board unanimously recommends that you vote FOR all eight of the Board’s highly qualified and very experienced nominees. If you receive any proxy materials other than from the Company, our Board strongly recommends that you DISREGARD any such materials. If you vote, or have already voted, using a proxy card sent to you by or on behalf of Brancous, you have every right to change your vote and we urge you to revoke that proxy by voting FOR all eight  of our Board’s nominees by submitting the enclosed GOLD proxy card. Only your latest dated proxy will be counted.
Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the eight nominees for director, as well as the month and year each nominee first began his or her service on the Board, if applicable. For a discussion of such person's beneficial ownership of our common stock, see the "Security
Ownership of Management and Certain Beneficial Owners" section of this proxy statement.
2026 Proxy Statement 19

The Board unanimously recommends a vote FOR all nominees.
Nominees for Election as Directors

CRAIG A. BARBAROSH
Age: 59 Independent
Mr. Barbarosh brings more than 30 years of experience advising boards and serving as a director of public companies, including real estate investment trusts. From October 2023 to September 2026,
Mr. Barbarosh served as Senior Managing Director of CommonWealth Partners LLC, a vertically integrated real estate investment, development and management firm with approximately $8 billion of assets under management, where he co-led one of the firm’s investment strategies. From 2012 to
2023, Mr. Barbarosh was a partner at Katten Muchin Rosenman LLP, where he served as a member of the firm’s Board of Directors and Executive and Operating Committee. From 1992 to 2012, Mr.
Barbarosh was an associate and subsequently a partner at Pillsbury Winthrop Shaw Pittman LLP, where he served as a member of the firm’s Board of Directors, chair of its Board Strategy Committee and Managing Partner of its Orange County office. Throughout his legal career, Mr. Barbarosh has advised companies and their boards on complex corporate transactions.
Mr. Barbarosh has extensive public company board experience. He has served as a member of the
Board of Directors of Sabra Health Care REIT, Inc. (NASDAQ: SBRA) since 2010, where he currently serves as chair of the Audit Committee and as a member of the Compensation Committee, and as a member of the Board of Directors of Evolent Health, Inc. (NYSE: EVH) since 2020, where he currently serves as chair of the Strategy Committee and as a member of the Compensation
Committee. Mr. Barbarosh previously served as Vice Chairman of NextGen Healthcare, Inc.
(NASDAQ: NXGN) from 2009 to 2023 and as Chairman of the Board of Lifecore Biomedical, Inc.
(NASDAQ: LFCR) from 2019 to 2023.
Mr. Barbarosh received a Juris Doctor, with honors, from the University of the Pacific, McGeorge
School of Law and a Bachelor of Arts degree in Business Economics from the University of
California, Santa Barbara. He has also completed executive education programs in corporate valuation at The Wharton School of the University of Pennsylvania, cybersecurity oversight at
Carnegie Mellon University and corporate boards, strategic business valuation and private equity and venture capital at Harvard Business School.
Experience, Qualifications, Attributes and Skills: Mr. Barbarosh brings extensive experience in corporate governance, real estate investment, financial and operational restructuring, mergers and acquisitions and capital allocation to the Board of Directors. His more than 30 years of experience as an executive, attorney and strategic advisor, together with his service on more than 20 public and private company boards, provides valuable experience in Board leadership, fiduciary matters, strategic transactions, financial reporting, risk management and executive compensation. In addition, his long-standing service on the boards and committees of publicly traded companies, including his service as Audit Committee chair of Sabra Health Care REIT, provides significant public company governance and financial oversight experience relevant to his role as a director of the Company.

2026 Proxy Statement 20

KEVIN COVEY
Age: 42 Independent
Mr. Covey is the founder and Managing Partner of GrayStreet Partners, a real estate and private credit investment firm he established in 2009 under its predecessor, Caliburn Capital. For more than
15 years, he has led the firm’s investment activities across commercial real estate, hospitality and private credit, with responsibility for sourcing, underwriting, capital allocation, transaction structuring and portfolio oversight.
Real estate investment and ownership are central to Mr. Covey’s career, including acquisitions, redevelopment, adaptive reuse and the repositioning of hospitality and other commercial properties.
He is an active principal in Ithaca Investments, Ltd., which owns more than 1.2 million square feet of retail shopping center space in Texas.
Mr. Covey also brings deep credit and capital markets experience. GrayStreet invests in high-yield debt instruments, and has structured financings, recapitalizations and complex transactions across multiple asset classes, including situations requiring creative capital solutions.
Mr. Covey received Bachelor of Arts degrees in Economics and Mathematics from the University of
Chicago.
Experience, Qualifications, Attributes and Skills: Mr. Covey brings extensive experience in investment management, real estate, private credit and special situations to the Board of Directors.
His experience as an investor, lender, owner and real estate developer provides valuable experience in capital allocation, underwriting, transaction structuring, distressed investments, bankruptcy restructurings and complex negotiations and litigation. In addition, his direct experience in real estate development, ownership and hospitality investment provides knowledge relevant to the Company's business and the Board's oversight of investment strategy, capital structure, risk management and strategic transactions.

STEPHEN HAGGERTY
Age: 59 Independent
Mr. Haggerty brings more than 30 years of global hotel real estate, development and capital markets experience. He is the Principal and Founder of Bare Hill Advisory, a real estate investment and advisory platform focused on hospitality and wellness-related assets, which he founded in 2021.
From May 2018 to October 2021, Mr. Haggerty served as Managing Partner of Trinity Investments, a private investment platform focused on hospitality real estate and related assets.
Mr. Haggerty spent approximately 11 years at Hyatt Hotels Corporation in several senior leadership positions. From 2014 to 2018, he served as Global Head of Franchising, Select Service and Capital
Strategy; from 2012 to 2014, he served as Global Head of Real Estate and Capital Strategy; and from
2007 to 2012, he served as Global Head of Real Estate and Development. Prior to joining Hyatt, Mr.
Haggerty spent approximately 13 years at Marriott International in a number of increasingly senior positions, including as Senior Vice President, Global Asset Management from 2003 to 2007 (based in
London from 2005), Vice President, Development for the Asia-Pacific region from 1997 to 2003 and
Vice President, Feasibility from 1994 to 1997. Earlier in his career, Mr. Haggerty held positions with
HVS International.
Mr. Haggerty served as a member of the Board of Directors of Playa Hotels & Resorts (NASDAQ:
PLYA) from 2013 to 2018 and of Broadmark Realty Capital Inc. (NYSE: BRMK) from November 2019 to July 2023, where he served as chair of the Compensation Committee. He also served as a member of the Board of Directors of B. Riley Securities from April 2025 to May 2026. Mr. Haggerty currently serves as a board member of Simply Resorts & Retreats, a founding member of the advisory board of Parafin and a Senior Advisor and Managing Director of Devotio Capital
Management. Mr. Haggerty received a Bachelor of Science degree from Cornell University’s School of Hotel Administration.
Experience, Qualifications, Attributes and Skills: Mr. Haggerty brings extensive experience in the hospitality, real estate and finance industries to the Board of Directors. His more than 30 years of hospitality industry experience, including senior leadership roles at Hyatt and Marriott, together with his extensive experience in hotel real estate, development, asset management, mergers and acquisitions, capital markets and capital strategy, provide valuable experience and knowledge directly relevant to the Company's business. In addition, Mr. Haggerty brings significant public company board and corporate governance experience to his role as a director of the Company.

2026 Proxy Statement 21

DANIEL J. HIRSCH
Age: 53 Independent
Mr. Hirsch brings more than two decades of real estate investment and public company board experience. From 2003 to 2016, Mr. Hirsch held several increasingly senior positions at Farallon
Capital Management, L.L.C., including Managing Member, Managing Director and Legal Counsel.
From 2013 to 2016, he co-led Farallon’s Real Estate Group, where he helped manage the firm’s real estate team and served as a member of its investment committee, with responsibility for evaluating acquisition opportunities, negotiating transactions and joint ventures, asset and portfolio management, fundraising and structuring investment vehicles. From 2009 to 2012, he helped manage a $3.5 billion multi-sector real estate equity portfolio. Earlier in his tenure at Farallon, he worked on the negotiation, structuring and execution of private and public market debt and equity transactions in the United States and internationally. Prior to joining Farallon, Mr. Hirsch was an associate at Covington & Burling from 2001 to 2003.
Since August 2022, Mr. Hirsch has served as an Executive-in-Residence at Anzu Partners, LLC, a venture capital firm focused on industrial and life science technology companies. He served as Chief
Financial Officer and a director of Anzu Special Acquisition Corp I from August 2022 to September
2023 and as Chief Operating Officer and Chief Financial Officer of Cascade Acquisition Corp. from
August 2020 to May 2022. From 2018 to 2025, Mr. Hirsch was a principal of KRDH Holdings, LLC, a venture focused on the acquisition, entitlement and development of multifamily real estate projects, and from 2017 to 2020 he advised Farallon Capital Management with respect to its investment in
Playa Hotels & Resorts.
Mr. Hirsch has served as a member of the Board of Directors of Macerich (NYSE: MAC) since June
2018, where he currently serves as a member of its Compensation Committee and Capital Allocation
Committee and previously served as chair of its Nominating and Corporate Governance Committee.
He previously served as a director of Playa Hotels & Resorts (NASDAQ: PLYA) from 2010 to 2020, where he served as chair of the Compensation Committee and as a member of the Nominating and
Corporate Governance and Capital Allocation Committees; Broadmark Realty Capital (NYSE: BRMK)
from 2019 to 2023, where he served as chair of the Nominating and Corporate Governance
Committee and as a member of the Compensation and Finance Committees; Ready Capital
Corporation (NYSE: RC) from 2023 to 2024; and Nuburu Inc. (NYSE American: BURU) from 2023 to
2025. He currently serves as a member of the advisory board of Shore Capital Real Estate Partners.
Mr. Hirsch received a Juris Doctor from Yale Law School and a Bachelor of Arts degree, summa cum laude, from Amherst College.
Experience, Qualifications, Attributes and Skills: Mr. Hirsch brings extensive experience in real estate investment, finance, capital allocation and corporate governance to the Board of Directors. His more than 20 years of investment, transactional and legal experience, including his senior leadership roles at Farallon Capital Management and experience managing and restructuring real estate investments across multiple property sectors, provide valuable experience in real estate investment, capital markets, strategic transactions, portfolio management and risk management. In addition, Mr.
Hirsch brings significant public company board and corporate governance experience through his service on the boards and committees of numerous publicly traded real estate and other companies, including Macerich, Broadmark Realty Capital and Playa Hotels & Resorts.

2026 Proxy Statement 22

KEVIN M. LUEBBERS
Age: 60 Independent
Mr. Luebbers brings approximately 30 years of hotel investment, public REIT finance and audit committee experience. He co-founded and has served since 2004 as a partner of VIC Partners, LLC, an investment partnership focused on acquiring and repositioning hotel properties. From 2000 to
2003, Mr. Luebbers served as Executive Vice President and Chief Financial Officer of RFS Hotel
Investors, Inc., a publicly traded hotel real estate investment trust, where he was responsible for the company’s capital markets and treasury functions. From 1996 to 2000, he served as Senior Vice
President of Planning and Investment Analysis at Hilton Hotels Corporation.
Mr. Luebbers served as a member of the Board of Directors of Broadmark Realty Capital (NYSE:
BRMK) from 2019 to 2023, where he served as chair of the Audit Committee, and of Ready Capital
Corporation (NYSE: RC) from 2023 to 2024. From 2005 to 2008, Mr. Luebbers served as a member of the Board of Directors and chair of the Audit Committee of Ambassadors International, Inc.
(NASDAQ: AMIE), a publicly traded cruise, marina, travel and events company.
Mr. Luebbers received a Bachelor of Science degree from Cornell University School of Hotel
Administration and a Master of Business Administration from the University of California, Berkeley.
Experience, Qualifications, Attributes and Skills: Mr. Luebbers brings extensive experience in hospitality, real estate investment and finance industries to the Board of Directors. His more than 20 years of experience as a hotel investor and owner through VIC Partners, together with his prior experience as Chief Financial Officer of a publicly traded hotel REIT and in senior planning and investment analysis at Hilton Hotels Corporation, provide valuable experience in hotel investment, asset repositioning, capital markets, treasury, financial analysis and strategic planning. In addition,
Mr. Luebbers brings significant public company governance and financial oversight experience through his service on the boards of publicly traded companies, including his service as chair of the
Audit Committees of Broadmark Realty Capital and Ambassadors International.

GAIL P. STEINEL
Age: 69 Independent
Ms. Steinel brings approximately 20 years of public company board leadership, including extensive service as an audit committee chair. She currently serves as a Senior Advisor to Alvarez & Marsal’s
Global Transaction Advisory Group, which provides financial and operational due diligence services to private equity firms and corporations, and as a Senior Advisor to Nichols Law, a government contracts law firm. Ms. Steinel began her career as an auditor with Arthur Andersen and subsequently held a number of leadership positions with the firm, ultimately serving as Global Managing Partner of its Business Consulting Group, where she led approximately 10,000 professionals across 85 countries. She later led the transition of approximately 8,000 professionals to KPMG Consulting, which was subsequently renamed BearingPoint.
Ms. Steinel has served as a member of the Board of Trustees of Federal Realty Investment Trust
(NYSE: FRT) since 2006, where she currently serves as chair of the Audit Committee and as a member of the Compensation Committee. She has also served as a member of the Board of
Directors of Invesque Corporation (TSX: IVQ) since 2021, where she serves as chair of the Audit
Committee and as a member of the Compensation and Nominating Committees, and as a director of
DAI Corporation since 2006, where she has served as chair of its Audit Committee. From 2009 to
2020, she served as a director of MTS Systems Corporation (NASDAQ: MTSC), where she served as chair of the Audit Committee, until the company’s acquisition by Amphenol Corporation. In 2025, Ms.
Steinel was named by The Wall Street Journal as one of its Top 250 Board Members.
Ms. Steinel received a Bachelor of Science degree in Accounting from Rutgers University and has served as a guest lecturer on leadership at Yale University, Harvard University, the United States
Military Academy at West Point and Villanova University.
Experience, Qualifications, Attributes and Skills: Ms. Steinel brings extensive public company governance, financial oversight, accounting and global business leadership experience to the Board of Directors. Her approximately 20 years of public and private company board service, including her service on the boards of publicly traded real estate investment companies and her extensive experience as an Audit Committee chair, provide valuable experience in financial reporting, risk management, corporate governance and Board oversight. In addition, Ms. Steinel's more than 45 years of global business experience, including her leadership of Arthur Andersen's global Business
Consulting Group, provide significant experience in strategy, organizational leadership, transactions and managing complex global businesses.

2026 Proxy Statement 23

RICHARD J. STOCKTON
Age: 56 Director since 2020 President and Chief Executive Officer
Mr. Stockton has served as the Company’s Chief Executive Officer since November 2016, as
President since April 2017 and as a member of the Board of Directors since July 2020, and will continue to serve as a director if re-elected at the Annual Meeting. Upon completion of the Company’s separation from Ashford Inc., Mr. Stockton became employed directly by the Company; he was previously employed by Ashford Inc. from 2016 until the transition.
Prior to joining the Company, Mr. Stockton served as Global Co-Head and Global Chief Operating
Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc., with real estate investments in the United States, Canada, the United Kingdom and France. He also previously served as President
& CEO-Americas for OUE Limited, a publicly listed Singaporean property company, where he established the business that acquired and refurbished the US Bank Tower in Los Angeles in 2013.
The majority of his career, more than 15 years, was spent at Morgan Stanley in real estate investment banking in various roles, including Head of EMEA Real Estate Banking in London and Co-
Head of Asia Pacific Real Estate Banking.
He served as the Lead Independent Director of Spirit MTA REIT (NYSE: SMTA) and Trustee of its
successor entity, SMTA Liquidating Trust, from 2018 to 2025.
He is a former member of the Board of the American Hotel & Lodging Association and is a frequent speaker at industry conferences, including NAREIT, the NYU International Hospitality Industry
Investment Conference and the Americas Lodging Investment Summit.
Mr. Stockton received a Master of Business Administration degree in Finance and Real Estate from
The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell
University’s School of Hotel Administration.
Experience, Qualifications, Attributes and Skills: Mr. Stockton's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as President and
Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in such role are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company.

2026 Proxy Statement 24

STEPHEN W. THERIOT
Age: 67 Independent
Mr. Theriot brings more than 40 years of finance, accounting, capital allocation and corporate governance experience with publicly traded real estate companies. From 2017 to 2021, Mr. Theriot served as the Chief Financial Officer of JBG SMITH Properties, a NYSE-listed REIT and an S&P 400 company that owns, operates, invests in and develops a portfolio of mixed-use properties in and around Washington, D.C., where he was responsible for the accounting, tax, investor relations and information technology functions and, in conjunction with JBG SMITH’s spin-off from Vornado Realty
Trust, directed the development of its stand-alone teams and processes. From 2021 to 2022, he served as a Senior Advisor to JBG SMITH’s leadership team.
From 2013 to 2017, Mr. Theriot served as Chief Financial Officer of Vornado Realty Trust, an S&P
500 REIT, where he directed the accounting, tax, investor relations and information technology functions, served as deal captain for the spin-off of Vornado’s Washington, D.C. segment and the formation of JBG SMITH, and helped direct the spin-off of Urban Edge Properties. Prior to joining
Vornado, he spent approximately 30 years in Deloitte’s Audit & Assurance group, culminating in his appointment as Partner in charge of Deloitte’s Northeast Region Real Estate Practice, serving REITs, home builders and hospitality and gaming enterprises. He also served as Deputy Professional
Practice Director, advising clients on the application of GAAP and SEC regulations to complex merger, acquisition and capital markets transactions, and as Partner in charge of Deloitte’s Atlanta/
Birmingham Audit & Assurance practices.
Mr. Theriot has served as a Senior Advisor to Plumbrook Capital Partners, a real estate investment firm focused on middle-market multifamily real estate investments, since 2024 and as a member of the Board of Directors of the Treasury Department Federal Credit Union in Washington, D.C. since
2023, including as Vice Chairman from 2024 to 2026. Mr. Theriot received a Bachelor of Science degree from the University of North Carolina at Chapel Hill.
Experience, Qualifications, Attributes and Skills: Mr. Theriot brings extensive experience in real estate, finance, accounting, financial reporting and public company leadership to the Board of
Directors. His experience as Chief Financial Officer of JBG SMITH Properties, including his role in the formation of the public company and his oversight of its accounting, tax, financial reporting and investor relations functions, provides valuable experience in financial oversight, corporate strategy, public company reporting and real estate operations. In addition, his experience advising real estate investment firms and public real estate companies provides skills relevant to the Board's oversight of financial matters, capital allocation and strategic initiatives.

2026 Proxy Statement 25

Summary of Director Qualifications, Skills, Attributes and Experience
Our Nominating and Corporate Governance Committee and the full Board believe a complementary mix of diverse qualifications, skills, attributes and experiences will best serve the Company and its stockholders. The summary of our director nominees'
qualifications, skills, attributes and experiences that appears below, and the related narrative for each director nominee appearing in the directors' biographies above, notes some of the specific experience, qualifications, attributes and skills for each director that the
Board considers important in determining that each nominee should serve on the Board in light of the Company's business, structure and strategic direction. The absence of a checkmark for a particular skill does not mean the director in question is unable to contribute to the decision-making process in that area.

Board Nominees - Skills / Qualification	Barbarosh	Covey	Haggerty	Hirsch	Luebbers	Steinel	Stockton	Theriot
Academia/Education brings perspective regarding organizational, management and academic research relevant to our business and strategy	✓	✓	✓	✓	✓	✓	✓	✓
Accounting/Financial Literacy assists our directors in
understanding and overseeing our financial reporting, internal control over financial reporting and disclosure controls and procedures and ensuring transparency and accuracy
	✓	✓	✓	✓	✓	✓	✓	✓
Business Leader role as company Chief Executive Officer or head of a government organization		✓	✓	✓	✓	✓	✓	✓
Corporate Governance experience supports our goals of strong Board and management accountability, transparency and protection of stockholder interests	✓		✓	✓	✓	✓	✓
Diversity ensures the Board has varying viewpoints on issues facing the Company		✓				✓
Financial/Capital Markets experience is important to raising the capital needed to fund our business	✓	✓	✓	✓	✓	✓	✓	✓
Legal Experience	✓	✓		✓
Management experience provides directors a practical understanding of developing, implementing and assessing our operating plan and business strategy	✓	✓	✓	✓	✓	✓	✓	✓
Real Estate Investment expertise is important in understanding our business and strategy	✓	✓	✓	✓	✓	✓	✓	✓
REIT and Lodging knowledge of the industry and issues facing REITs	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management experience is critical to the Board’s role in overseeing the risks facing the Company	✓	✓	✓	✓	✓	✓	✓	✓
Independence	✓	✓	✓	✓	✓	✓		✓
2026 Proxy Statement 26

BOARD OF DIRECTORS AND COMMITTEES
Our business is managed through the oversight and direction of the Board. Members of the Board are kept informed of our business through discussions with the independent Chair of the Board, Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
During the year ended December 31, 2025, the Board held four regular meetings, held four executive sessions of our non-
management directors and held nine special meetings. The non-management directors must hold at least two regularly scheduled meetings per year without management present. All of our directors attended, in person or by telephone, at least 75% of all meetings of the Board and committees on which such director served, held during the period for which such person was a director or was a member of such committees, as applicable, in 2025.
Board Member Independence
The Board determines the independence of our directors in accordance with our Corporate Governance Guidelines and Section
303A.02 of the NYSE Listed Company Manual, which requires an affirmative determination by our Board that the director has no material relationship with us that would impair his or her independence. In addition, Section 303A.02(b) of the NYSE Listed Company
Manual sets forth certain tests that, if any of them is met by a director automatically disqualifies that director from being independent from management of our Company. Moreover, our Corporate Governance Guidelines provide that if any director receives, during any
12-month period within the last three years, more than $120,000 per year in direct compensation from the Company, exclusive of director and committee fees, he or she will not be considered independent. Our Corporate Governance Guidelines also provide that at all times that the Chairman of the Board is not an independent director, at least two-thirds of the members of the Board should consist of independent directors. The full text of our Board's Corporate Governance Guidelines can be found on our website at
www.bhrreit.com by clicking the "INVESTOR" tab, then the "CORPORATE GOVERNANCE" tab and then the "Governance
Documents" link.
Following the Board reconstitution, seven of our eight directors are independent: Craig A. Barbarosh, Kevin Covey, Stephen Haggerty,
Daniel J. Hirsch, Kevin M. Luebbers, Gail P. Steinel and Stephen W. Theriot. Richard J. Stockton, our President and Chief Executive
Officer, is not independent. The reconstituted Board includes an independent Chair and we have done a comprehensive review of our governance documents to align with best practices in corporate governance.
To support the selection of highly qualified candidates for the reconstituted Board, on behalf of the Company Richard J. Stockton engaged Ferguson Partners, a board and executive search firm. William Ferguson and Michelle Goldstein of Ferguson Partners were closely involved in the search. No other executive from Ashford had any contact with Ferguson through the course of their engagement. A separate, unaffiliated third-party firm conducted background checks in consultation with its own legal counsel. This search and diligence process supported candidate evaluation, while authority over Board appointments remained with the Board.
The Company has determined that each of the seven new independent director nominees—Craig A. Barbarosh, Kevin Covey,
Stephen Haggerty, Daniel J. Hirsch, Kevin M. Luebbers, Gail P. Steinel and Stephen W. Theriot—meets the criteria for classification as an “Independent Director” under ISS’s 2026 U.S. Benchmark Proxy Voting Guidelines. In making this determination, the Company considered the findings of an unaffiliated third-party review of the nominees’ relationships and backgrounds, including Ashford’s identification of Mr. Covey as a potential candidate for Ferguson Partners to consider in its search. The Company concluded that none of those circumstances impairs any nominee’s independence under those criteria. The Company believes that each of its independent director nominees meets the criteria for classification as an “Independent Director” under ISS’s 2026 U.S. Benchmark Proxy Voting
Guidelines, having considered the employment, family, professional, transactional, charitable, compensation, interlocking and other relationships addressed by those criteria, and concluded that none has a material connection to the Company other than board service.
Board Committees
Our three standing Board committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate
Governance Committee. Each is composed entirely of independent directors and is governed by a written charter revised and adopted by the Board in connection with the transition to self-management. The revised Audit Committee Charter updates references to financial management and the Chief Legal Officer, the auditor-communication standard and quarterly briefings concerning cybersecurity governance disclosure. The revised Compensation Committee Charter removes advisor-specific equity-compensation references. The refreshed Nominating and Corporate Governance Committee Charter continues to address Board composition, governance guidelines, committee charters and Board evaluations. Copies of these committee charters are available at
www.bhrreit.com by clicking the "INVESTOR" tab, then the "CORPORATE GOVERNANCE" tab and then the "Governance
Documents" link. Historical information concerning the Board and its committees while the Company was externally advised is included in Annex E.
2026 Proxy Statement 27

PROPOSAL NUMBER TWO-ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as "say-on-pay"). This proposal allows the Company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the Compensation Committee and our
Board in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders.
Section 14A of the Exchange Act and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our stockholders at least once every three years; however, following the recommendation of our stockholders, our Board has chosen to hold this vote every year.
In deciding how to vote on this proposal, the Board encourages you to read the Executive Compensation section of this proxy statement. The Board recommends that stockholders vote "FOR" approval of the following resolution:
"RESOLVED, that the Company's stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Braemar Hotels & Resorts Inc. as disclosed in the Company's proxy statement for the 2026 annual meeting of stockholders, in accordance with the SEC's compensation disclosure rules (Item 402 of Regulation S-K), namely, the Compensation Discussion and
Analysis, compensation tables and narrative discussion."
Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our Board. However, the Compensation Committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.
The Board unanimously recommends a vote FOR approval of Proposal Number Two, advisory approval of our executive compensation.
2026 Proxy Statement 28

PROPOSAL NUMBER THREE-RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C.
AS OUR INDEPENDENT AUDITOR
We are asking our stockholders to ratify our Audit Committee's appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. BDO USA, P.C. has served as the Company's auditor since 2015.
Stockholder ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of BDO USA, P.C. to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Our Audit Committee is responsible for appointing, retaining, setting the compensation of, and overseeing the work of our independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-
approval authority to its chair when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date.
The Audit Committee approved all fees paid to BDO USA, P.C. since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.
Audit Committee Report
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our
Company's consolidated financial statements, our Company's compliance with legal and regulatory requirements, the adequacy of our internal control over financial reporting, our Company's independent registered public accounting firm's qualifications and independence, the performance of our Company's internal audit function and independent registered public accounting firm, and risk assessment and risk management in certain areas. The Audit Committee manages our Company's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Braemar for such advice and assistance.
Our Company's management is primarily responsible for our Company's internal control and financial reporting process. Our
Company's independent registered public accounting firm, BDO USA, P.C., is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company's internal control over financial reporting. The Audit Committee monitors Braemar's financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1.The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2025 with our Company's management and BDO USA, P.C., the Company's independent registered public accounting firm.
2.The Audit Committee has discussed with the independent registered public accounting ﬁrm the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (the "PCAOB").
3.The Audit Committee has received from the independent registered public accounting ﬁrm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting ﬁrm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
4.Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2025 be included in Braemar's Annual Report on Form 10-K for the ﬁscal year ended
December 31, 2025, for filing with the SEC.
The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE Matthew D. Rinaldi, Chair Candace Evans Rebeca Odino-Johnson
2026 Proxy Statement 29

Auditor Fees
Services provided by BDO USA, P.C. included the audits of the annual consolidated financial statements of the Company and our subsidiaries. Services also included the review of unaudited quarterly consolidated financial information in accordance with PCAOB standards; review and consultation regarding filings with the SEC. During the years ended December 31, 2025 and 2024, aggregate fees incurred related to our principal accountants BDO USA, P.C. Dallas, Texas, (PCAOB ID 243) consisted of the following:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Audit Fees	$685,000	$685,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$61,000	$—
Total	$746,000	$685,000
"Audit Fees" include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of certain of our subsidiaries, reviews of our unaudited quarterly financial information and reviews and consultation regarding financial accounting and reporting matters. This category also includes fees for services that generally only the auditor reasonably can provide, such as statutory audits, comfort letters, consents and assistance with review of our filings with the SEC.
"Audit-Related Fees" include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.
"Tax Fees" include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.
"All Other Fees" include fees and related expenses for products and services that are not Audit Fees, Audit- Related Fees or Tax
Fees.
Representatives of BDO USA, P.C. will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
The Board unanimously recommends a vote FOR approval of Proposal Number Three, the ratification of the appointment of
BDO USA, P.C. as our independent auditor for the fiscal year ending December 31, 2026.
2026 Proxy Statement 30

PROPOSAL NUMBER FOUR-APPROVAL OF 2026 PERFORMANCE INCENTIVE PLAN
General
On November 10, 2026, our Board of Directors adopted the Braemar Hotels & Resorts Inc. 2026 Performance Incentive Plan (the
"2026 Plan"), subject to the approval of our stockholders at the Annual Meeting. The Company's Second Amended and Restated 2013
Equity Incentive Plan (as amended through May 11, 2022) (the "Prior Plan") expired by its terms on March 25, 2025. The proposed
2026 Plan is a new standalone plan and does not amend or restate the Prior Plan. We are asking our stockholders to approve the
2026 Plan, which will provide us with the ability to grant equity-based and cash incentive awards to attract, motivate, retain and reward our officers, employees, directors and certain consultants and advisors, and to align the interests of such individuals with those of our stockholders.
As of November 10, 2026, the Company had a total of 15 employees and 7 non-employee directors. A key feature of our compensation program going forward will be the use of long-term equity incentive awards to reward performance and further align the interests of our management team with those of our stockholders. The Board believes that equity-based compensation is critical to our ability to attract, retain and motivate talented individuals and that the 2026 Plan will provide us with the necessary flexibility to structure competitive incentive compensation. All 15 of our employees and our 7 non-employee directors will be eligible to participate in our long-term equity award program under the 2026 Plan.
At the Annual Meeting, our stockholders will be asked to approve the 2026 Plan, the principal features of which are summarized below. Based solely on the closing price of our common stock as reported by the New York Stock Exchange on September 30, 2026,
the maximum aggregate market value of the 3,650,000 shares of common stock that could be issued under the 2026 Plan is approximately $6.1 million.
The shares we issue under the 2026 Plan will be issued out of our authorized but unissued shares.
The long-term equity award program established under the 2026 Plan is designed to reward performance and to align the interests of all of our employees with those of our stockholders. Our Board of Directors approved the 2026 Plan based on a belief that the 2026
Plan will allow us to grant awards that are payable in shares of common stock and will give us flexibility to structure future incentives.
If our stockholders do not approve this 2026 Plan proposal, the 2026 Plan will not become effective and no awards may be granted thereunder. We would therefore have no equity plan or other vehicle to grant long-term equity incentives to our eligible employees and service providers.
Summary Description of the 2026 Plan
The principal terms of the 2026 Plan are summarized below. The following summary is qualified in its entirety by the full text of the
2026 Plan which appears as Annex E to this Proxy Statement.
Purpose
The purpose of the 2026 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-
based awards are also intended to further align the interests of award recipients and our stockholders.
Administration
Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2026 Plan. Our Board of
Directors has delegated general administrative authority for the 2026 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2026 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of
Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”)
The Administrator has broad authority under the 2026 Plan with respect to award grants including, without limitation, the authority:
•to select participants and determine the type(s) of award(s) that they are to receive;
•to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;
•to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-
based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);
•to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards,
2026 Proxy Statement 31

•subject to any required consents; subject to the other provisions of the 2026 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
•to determine the method of payment of any purchase price for an award or shares of the Company's common stock delivered under the 2026 Plan, as well as any tax-related items with respect to an award;
•to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;
•to approve the form of any award agreements used under the 2026 Plan; and
•to construe and interpret the 2026 Plan, make rules for the administration of the 2026 Plan, and make all other determinations for the administration of the 2026 Plan.
No Repricing
In no case (except due to an adjustment to reflect a stock split or other event referred to under "Adjustments" below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility
Persons eligible to receive awards under the 2026 Plan include officers or employees of the Company or any of our subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of our subsidiaries. Currently, 15 officers and employees and our 7 non-employee directors are considered eligible under the 2026 Plan.
Authorized Shares; Limits on Awards
The maximum number of shares of our common stock that may be delivered pursuant to awards under the 2026 Plan (the "Share
Limit") is 3,650,000 shares. The 3,650,000 Share Limit is an entirely new authorization of shares and does not include or incorporate any shares that were previously authorized under the Prior Plan. Shares subject to outstanding awards under the Prior Plan are not available under the proposed 2026 Plan. The following other limits are also contained in the 2026 Plan. These limits are in addition to, and not in lieu of, the Share Limit for the 2026 Plan described above. The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2026 Plan is 3,650,000 shares. The 2026 Plan provides that the maximum compensation that may be paid to any non-employee director for the director’s service on the Board of Directors in any one calendar year is $500,000. This limit does not apply to any compensation paid to an individual for the individual’s service to us in any capacity (including, without limitation, as an officer, employee or consultant) other than as a non-employee director. For purposes of this limit, an equity award is counted against the limit in the year it is granted based on the grant date fair value of the award under applicable accounting rules, while cash compensation will be counted against the limit in the year that the services are rendered, whether or not payment is deferred. The director compensation limit does not apply to any payment or reimbursement of expenses, indemnification and similar payments, payments for directors and officers (or similar) insurance, non-compensatory payments, and earnings (including, without limitation, dividend equivalents) on compensation that is deferred. The director compensation limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group. Following are other rules under the
2026 Plan for counting shares against the applicable share limits of the 2026 Plan: Except as described in the next bullet point, shares that are subject to or underlie awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2026 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2026 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2026 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any such stock option or stock appreciation right, will not be available for subsequent awards under the 2026 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2026 Plan that is a full-value award, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any full-value award granted under the
2026 Plan, will not be counted against the Share Limit and will again be available for subsequent awards under the 2026 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2026
Plan. As to stock appreciation rights and stock options granted under the 2026 Plan, to the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if such a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) The 2026 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2026 Plan. The Company may not increase the applicable share limits of the 2026 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).
2026 Proxy Statement 32

Types of Awards
The 2026 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses, stock units and other forms of awards granted or denominated in the Company's common stock or units of the Company's common stock, as well as cash bonus awards. Awards under the 2026 Plan may be issued in satisfaction of awards granted by one of the Company's subsidiaries that are exchangeable or convertible into shares of the Company's Common Stock. The 2026 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash. A stock option is the right to purchase shares of the Company's common stock at a future date at a specified price per share (the
"exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of the
Company's common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the 2026 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2026 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary. Options generally may not be transferred to third parties for value and do not include dividend equivalent rights. A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company's common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company's common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant. The other types of awards that may be granted under the Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards. Any awards under the 2026 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.
Dividend Equivalents; Deferrals
The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The
Administrator may provide that awards under the 2026 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of the Company's common stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied). Dividend equivalent rights may not be granted on stock options or stock appreciation rights.
Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2026 Plan will not automatically become fully vested pursuant to the provisions of the 2026 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2026
Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the "target" performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2026 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.
Transfer Restrictions
Subject to certain exceptions contained in Section 5.6 of the 2026 Plan, awards under the 2026 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments
As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2026 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets and periods under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, conversion, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
2026 Proxy Statement 33

Tax Withholding
Participants in the 2026 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting or other tax event for other awards. Subject to approval by the Administrator, participants may elect to have any applicable tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or vesting of other awards, or through the delivery of previously acquired shares owned by the participant.
No Limit on Other Authority
The 2026 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company's common stock, under any other plan or authority.
Clawback Policy
Awards granted under the 2026 Plan are generally subject to the terms of the Company's clawback policy described below in the
Compensation Discussion and Analysis section of this Proxy Statement.
Termination of or Changes to the 2026 Plan
The Board of Directors may amend or terminate the 2026 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of
Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2026 Plan will terminate on November 10, 2036. Outstanding awards, as well as the
Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the 2026 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
U.S. Federal Income Tax Consequences of Awards under the 2026 Plan
The U.S. federal income tax consequences of the 2026 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2026 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, we are generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2026 Plan generally follow certain basic patterns:
nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the 2026 Plan in connection with a "change in control" (as this term is used under the Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former Named Executive Officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.
Specific Benefits under the 2026 Plan
We have not approved any awards that are conditioned upon stockholder approval of the proposed 2026 Plan. We are not currently considering any other specific award grants under the 2026 Plan except for the annual grants to non-employee directors described under "Director Compensation" above. Under our Directors’ Compensation Policy, to be approved by our Board, each of our non-
employee directors will receive an annual award of a number of restricted stock or units valued at $75,000. The actual number of shares or units will be determined by dividing $75,000 by the closing price of our common stock on the date of grant. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the applicable dollar amount set forth above into shares is $1.67, the number of shares or units that would be allocated to our 7 Non-Employee Directors as a group over the ten remaining years of the 2026 Plan (if our stockholders approve this proposal) pursuant to the annual grant formula is approximately
3,144,000. This amount represents the aggregate number of shares that would be subject to the annual grants under the director annual equity grant program through fiscal 2036 based on that assumed stock price. This calculation also assumes that there are no new eligible directors, there continue to be 7 eligible independent directors seated and there are no changes to the awards granted under the Directors’ Compensation Policy. We cannot project the grants that may be made to our officers and employees in the future because such grants will be made at the discretion of the Compensation Committee.
2026 Proxy Statement 34

Potential Dilution
The following paragraphs include additional information to help stockholders assess the potential dilutive impact of our equity awards and the proposed 2026 Plan. The Company previously maintained the Prior Plan, which expired by its terms on March 25, 2025. The
3,650,000 share authorization under the proposed 2026 Plan is an entirely new share reserve.
"Overhang" refers to the number of shares of the Company's common stock that are subject to outstanding awards or remain available for new award grants. As described above, the Prior Plan has expired and there are no shares available for new award grants. Similarly, there are currently no outstanding options or restricted stock or unit awards, or other awards originally granted under the Prior Plan or otherwise related to shares of our common stock.
The weighted-average number of shares of our common stock issued and outstanding in each of the last three fiscal years was
72,816,000 shares issued and outstanding in 2023; 73,569,000 shares issued and outstanding in 2024; and 72,520,000 shares issued and outstanding in 2025. The number of shares of our common stock issued and outstanding as of September 30, 2026, was
68,679,318 shares.
"Burn rate" refers to the number of shares that are subject to awards that we grant over a particular period of time. The Company has calculated its burn rate over the 2023-2025 calendar years under the Prior Plan as 1.13%, 0.27% and 0.21%, respectively, for a three-
year average burn of 0.54%. Because the Prior Plan expired on March 25, 2025 there have been no new awards made under the
Prior Plan in 2026, so our burn to date in the 2026 calendar year is 0%.
Because the Prior Plan expired on March 25, 2025 and no shares remain available thereunder for new grants, the Company is seeking stockholder approval of the proposed 2026 Plan with a new Share Limit of 3,650,000 shares. The Compensation Committee anticipates that, assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards and share withholding for full-value awards, the Share Limit will provide us with flexibility to grant equity awards under the 2026 Plan through approximately the end of 2028 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in our judgment, based on current circumstances. The total number of shares that are awarded under the 2026 Plan in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards we grant, and how we choose to balance total compensation between cash and equity-based awards.
As of September 30, 2026, the closing market price for a share of the Company's common stock was $1.67 per share.
Equity Compensation Plan Information
The Company currently does not have an equity incentive plan.
Recommendation of the Board
Our Board of Directors recommends that you vote FOR approval of the 2026 Plan as described above.
All members of our Board of Directors and all of our executive officers are eligible for awards under the 2026 Plan and therefore have a personal interest in the approval of this proposal.
2026 Proxy Statement 35

PROPOSAL NUMBER FIVE-APPROVAL OF THE FOLLOWING PROPOSALS TO AMEND
OUR EXISTING CHARTER
The Board of Directors has approved and declared advisable Articles of Amendment (the "Articles of Amendment") amending the
Company's Articles of Amendment and Restatement (as amended, supplemented and corrected, the "Charter"), and has directed that the proposed amendments be submitted for consideration by our stockholders at the Annual Meeting. The Board believes the proposed amendments will modernize the Company’s Charter, enhance stockholder rights and provide a more streamlined and flexible corporate governance framework that better reflects the Company’s current circumstances. The Company expects to file the
Articles of Amendment with the Maryland State Department of Assessments and Taxation following stockholder approval at the Annual
Meeting, as described below.
Proposals 5A and 5B both recommend amendments to our Charter reflected altogether in the Articles of Amendment. However,
Proposal 5A concerns an amendment to eliminate a supermajority voting provision in our Charter and requires the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon. Separately, Proposal 5B seeks to update the
Charter to remove legacy provisions, including provisions relating to the former advisor's director nomination rights that are no longer applicable following termination of the advisory agreement, and further streamline the Charter. Proposal 5B requires the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast thereon. The Company is submitting these amendments to stockholders as separate proposals so that stockholders are able to express their views on each amendment separately and in accordance with the different voting standards that apply to each respective proposal.
Each proposed Charter amendment will be voted on separately, and will be either approved or disapproved without regard to the votes received on other proposed Charter amendments. A vote for or against, or an abstention, with respect to one proposed Charter amendment will not affect your ability to vote for or against, or abstain, on the other proposed Charter amendment. For both Proposal
5A and Proposal 5B, abstentions and broker non-votes, if any, will have the effect of votes against these proposed Charter amendments.
If any of these proposals are approved by stockholders at the Annual Meeting, the approved amendments will become effective upon the filing of Articles of Amendment with the State Department of Assessments and Taxation of Maryland (the "SDAT"). We intend to make this filing promptly after the Annual Meeting if either of Proposal 5A or Proposal 5B are approved and to reflect all items approved at the Annual Meeting. If any of the proposed amendments in Proposal 5A or Proposal 5B are not approved by stockholders at the Annual Meeting, then such unapproved amendments to our Charter will not be implemented and the relevant sections of our
Charter will remain the same as they are now.
Proposal 5A – Article VI Amendment
Proposal to Amend the Company’s Charter to Reduce Stockholder Voting Thresholds for Amendments to the Restrictions
on Transfer and Ownership of Shares of Capital Stock Contained in Article VI of the Charter
The Board believes that the supermajority voting requirement currently contained in Article VI, Section 9 of the Charter is no longer necessary or appropriate and that eliminating this heightened voting standard would enhance stockholder rights and better align the
Charter with contemporary corporate governance practices.
Article VI, Section 9 currently requires the affirmative vote of holders of at least two-thirds of all votes entitled to be cast to approve amendments to Article VI of the Charter, which contains provisions principally designed to protect the Company’s qualification as a
REIT, including limitations on the ownership and transfer of the Company’s capital stock and related provisions governing exceptions, administration and enforcement of those limitations. The Article VI Amendment would not modify these substantive ownership and transfer restrictions but would eliminate the supermajority voting requirement applicable to future amendments to Article VI of the
Charter.
The Board believes that this Proposal 5A is consistent with both our continuing commitment to best practices in corporate governance and input from our stockholders about supermajority provisions. In general, corporate governance proponents view majority vote requirements as more friendly with respect to stockholder rights than supermajority vote requirements. The proposed Article VI
Amendment would eliminate this supermajority voting requirement and provide that future amendments to Article VI may be approved by the affirmative vote of holders of a majority of all the votes entitled to be cast on the matter.
The proposed amendment would not itself modify the substantive ownership and transfer restrictions contained in Article VI, including the provisions designed to protect the Company’s qualification as a real estate investment trust for U.S. federal income tax purposes.
Rather, the amendment would modify only the voting standard applicable to future amendments to Article VI of the Charter.
The Board believes that eliminating this supermajority requirement represents a meaningful enhancement to the Company’s corporate governance framework by providing a voting standard that is more responsive to the will of the Company’s stockholders.
Voting Matters
Approval of Proposal 5A requires the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast on the matter. For purposes of the vote on Proposal 5A, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 5A.
2026 Proxy Statement 36

Proposal 5B – Other Governance Amendments
Proposal to Amend the Company's Charter to Include Other Governance Amendments
The Board has undertaken a review of the Company's Charter and believes that certain provisions should be updated to simplify and modernize the Company's governance framework and provide the Company with greater flexibility to respond to changing circumstances.
The proposed amendments to our Charter are presented below by including excerpts from the relevant sections of our Charter with a single line through text we propose to delete and a single line underneath text we propose to add (collectively, "the Other Governance
Amendments"). The summary of certain terms of our Charter set forth below is qualified in its entirety by reference to our Charter.
•Article V, Section 7. Approval of Extraordinary Actions. Notwithstanding any provision of law ~~permitting or~~ requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater proportion of votes, and except as specifically provided in Article VI, Section 9 and Article VII, Section 10, any such action shall be effective and valid if declared advisable by ~~a majority of~~ the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
•Article VII, Section 3. Number and Terms of Directors. The number of directors of the Corporation shall be fixed ~~at seven~~
~~(7)~~from time to time, ~~which number~~ and may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his successor shall be elected and shall qualify or until his earlier resignation or removal. ~~The names of the directors who currently serve and shall serve until the first annual~~
~~meeting of stockholders or until their successors are duly elected and qualify are:~~
~~Monty J. Bennett;~~
~~Douglas A. Kessler;~~
~~Stefani D. Carter;~~
~~Curtis B. McWilliams;~~
~~W. Michael Murphy;~~
~~Matthew D. Rinaldi; and~~
~~Andrew L. Strong.~~
•Article VII, Section 4. Nominations of Director Candidates. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws. ~~For so long as~~
~~Ashford Hospitality Advisors LLC, or its successor in interest (the "Advisor"), is acting in the capacity as the external advisor~~
~~of the Corporation, the Corporation shall include two persons designated by the Advisor as candidates for election as~~
~~director at any stockholders meeting at which directors are to be elected. Such nominees may be executive officers of the~~
~~Advisor. If the size of the Board of Directors is increased at any time to more than seven directors, then the Advisor’s right to~~
~~nominate shall be increased by such number of additional directors as shall be necessary to maintain the ratio of directors~~
~~nominated by the Advisor to the directors otherwise nominated, as nearly as possible (rounding to the next larger whole~~
~~number), equal to the ratio that would have existed if the Board of Directors consisted of seven members.~~
The Board believes these changes are appropriate in light of the Company's current circumstances and would remove provisions that are no longer necessary or applicable to the Company's current governance. Taken together, the Board believes the proposed amendments would result in a cleaner, more flexible and more current governance framework, while preserving appropriate protections for stockholders and aligning more closely with applicable law. The amendments are intended to position the Company to respond efficiently to future governance needs without retaining Charter provisions that reflect historical arrangements.
Voting Matters
Approval of Proposal 5B requires the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. For purposes of the vote on Proposal 5B, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 5B.
2026 Proxy Statement 37

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of September 30, 2026 regarding the ownership of our equity securities by (i) each person known to us who beneficially owns, directly or indirectly, more than five percent of our outstanding shares of voting stock, (ii) each of our directors and named executive officers and (iii) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person's beneficial ownership includes: (i) all shares the person owns beneficially; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of our voting stock shown to be beneficially owned by such person or entity. As of September 30, 2026, we had an aggregate of 80,638,622 shares of voting stock outstanding, consisting of 68,679,318 shares of our common stock, 10,598,194 shares of our Series E Preferred Stock and 1,361,110 shares of our Series M Preferred Stock. Except as indicated in the footnotes to the table below, the address of each person listed below is the address of our principal executive office, 14001 Dallas Parkway, Suite 1100, Dallas, TX 75240.
Security Ownership of Management and Directors

	Common Stock		Series E Preferred Stock		Series M Preferred Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Monty J. Bennett (4)	1,097,915	1.6%	44,444	*	—	*
Richard J. Stockton	1,172,083	1.7%	—	*	—	*
Justin R. Coe	9,066	*	1,111	*	—	*
Deric S. Eubanks (3)	491,729	*	—	*	—	*
Alex Rose (3)	61,373	*	—	*	—	*
Eric Batis (4)	5,459	*	—	*	—	*
Candace Evans (4)	80,441	*	1,463	*	—	*
Rebeca Odino-Johnson (4)	44,775	*	—	*	—	*
Matthew D. Rinaldi (4)	106,689	*	—	*	—	*
Kellie Sirna (4)	1,799	*	—	*	—	*
Craig A. Barbarosh	—	*	—	*	—	*
Kevin Covey	—	*	—	*	—	*
Stephen Haggerty	—	*	—	*	—	*
Daniel J. Hirsch	—	*	—	*	—	*
Kevin M. Luebbers	—	*	—	*	—	*
Gail P. Steinel	—	*	—	*	—	*
Stephen W. Theriot	—	*	—	*	—	*
All directors and executive officers as a group (10 persons)+	1,229,014	1.8%	1,111	*	—	*
*Denotes less than 1.0%
+      Includes Richard J. Stockton, Robert G. Haiman, Justin Coe, Craig A. Barbarosh, Kevin Covey, Stephen Haggerty, Daniel J. Hirsch, Kevin M. Luebbers, Gail P.
Steinel, and Stephen W. Theriot.
(1)Ownership includes common units of Braemar OP issued in connection with our spin-oﬀ from Ashford Trust in November 2013. Beginning one year from the issuance date, such common units issued are redeemable by the holder for cash or, at our option, shares of our common stock on a one-for-one basis.
Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of
September 30, 2026 but excludes any LTIP units (including Performance LTIPs) issued subsequent to September 30, 2026 or that have not yet achieved economic parity or PSUs, LTIP units or Performance LTIPs that have not yet vested. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based and/or performance-based vesting requirements, convertible into common units, which may be redeemed for either cash or, at our sole discretion, up to one share of our common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.
(2)In computing the percentage ownership of a person or group, we have assumed that the common units of Braemar OP held by that person or the persons in the group have been redeemed for shares of our common stock and the LTIP units held by that person or the persons in the group that have achieved economic parity with the common units are redeemed for common stock and that those shares are outstanding but that no common units or LTIP units held by other persons are redeemed for shares of our common stock.
(3)Messrs. Alex Rose and Deric S. Eubanks service as officers of the Company ended on December 16, 2025 and March 31, 2026, respectively
(4)On November 20, 2026, all of our current directors, except for Mr. Stockton, resigned in connection with our transition to self-management.
2026 Proxy Statement 38

Security Ownership of Certain Beneficial Owners
The following table sets forth information as of September 30, 2026 regarding the ownership of our equity securities by the persons known to Braemar to be the beneficial owners of five percent or more of our common stock, our Series E Preferred Stock or Series M
Preferred Stock, by virtue of the filing of a Schedule 13D or Schedule 13G with the SEC. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Braemar's common stock.

	Common Stock			Series E Preferred Stock		Series M Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Al Shams Investments Limited	6,513,000	(2)	9.5%	—	*	—	*
Zazove Associates LLC	5,210,486	(3)	7.6%	—	*	—	*
BlackRock, Inc	5,136,618	(4)	7.5%	—	*	—	*
BlackRock Portfolio Management LLC	4,020,163	(5)	5.9%	—	*	—	*
Blackwells Capital LLC	4,300,000	(6)	6.3%	—	*	—	*
Babak (Bob) Ghassemieh	5,136,598	(7)	7.5%	—	*	—	*
(1)As of September 30, 2026, there were outstanding and entitled to vote 68,679,318 shares of common stock. Ownership does not include shares of our
Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.
(2)Based on information provided by Al Shams Investments Limited in a Schedule 13D/A ﬁled with the SEC on March 10, 2026. Per such Schedule 13D/A, Al
Shams Investments Limited has shared voting power over all of such shares and shared dispositive power of all of such shares with Wafic Rida Said. Al
Shams Investments Limited is wholly owned by Mr. Said. The principal business address of Al Shams Investments Limited is 5B Waterloo Lane, Pembroke
HM 08, Bermuda.
(3)Based on information provided by Zazove Associates, LLC in a Schedule 13G/A ﬁled with the SEC on January 8, 2025. Per such Schedule 13G, Zazove
Associates, LLC has sole voting power over all such shares and sole dispositive power of all of such shares. The principal business address of Zazove
Associates, LLC is 1001 Tahoe Blvd., Incline Village, NV 89451.
(4)Based on information provided by BlackRock, Inc. in a Schedule 13G/A ﬁled with the SEC on October 17, 2025. Per such Schedule 13G, BlackRock, Inc. has sole voting power over 4,345,657 shares and sole dispositive power of all of such shares. The principal business address of BlackRock, Inc. is 50 Hudson
Yards, New York, New York 10001.
(5)Based on information provided by BlackRock Portfolio Management LLC in a Schedule 13G ﬁled with the SEC on April 15, 2025. Per such Schedule 13G,
BlackRock Portfolio Management LLC has sole voting power over 3,863,002 shares and sole dispositive power of all of such shares. The principal business address of BlackRock Portfolio Management LLC is 50 Hudson Yards, New York, New York 10001.
(6)Based on information provided by Blackwells Capital LLC on October 19, 2026 and in a Schedule 13D/A ﬁled with the SEC on December 23, 2025. Per such information and the Schedule 13D/A, Blackwells Capital LLC has shared voting and dispositive power over 1,300,000 shares, Jason Aintabi has shared voting and dispositive power over 4,300,000 shares, BW Coinvest Management I LLC has shared voting and dispositive power over 3,000,000 shares,
Blackwells Asset Management LLC has shared voting and dispositive power over 3,000,000 shares, Vandewater Capital Holdings, LLC has shared voting and dispositive power over 4,300,000 shares and Blackwells Holding Co. LLC has shared voting and dispositive power over 4,300,000 shares. The principal business address of Blackwells Capital LLC is 400 Park Avenue, 4th Floor, New York, New York 10022.
(7)Based on information provided by Bob Ghassemieh in a Schedule 13D/A ﬁled with the SEC on March 17, 2026. Per such Schedule 13D/A, Bob Ghassemieh,
Fred Ghassemieh, Alex Ghassemieh, Fataneh Ghassemieh, Ali Afshari, Mahyar Amirsaleh, Lillian Ghassemieh, Kambiz Ghassemieh, Mahvash Ehsani,
Jennifer Gareis, Christina Matthias, Eric Ghassemieh, Gavin Ghassemieh, Sophia Ghassemieh, Lewis Stanton, Farhad Ghassemieh, Cyrus Amirsaleh, Fred
Ghassemieh Children’s Trust, Feridoon Ghassemieh Descendant’s Trust, Trust FBO Feridoon Ghassemieh, Trust FBO Alex Ghassemieh, Bob Ghassemieh
2021 Children’s Trust, Lillian Ghassemieh 2021 Children’s Trust, Trust FBO Firouzeh Ghassemieh, Alpine Lake Partners, LP, BL PCH LLC, Pacific SHG
Ventures, LLC, Morning View Hotels BH I, LLC and Palm Lake GP, LLC may be deemed to be a member of a "group" for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own 5,136,598.14 shares in the aggregate. Per such Schedule 13D/A, Bob Ghassemieh has sole voting and dispositive power over 25,214.14 shares and shared dispositive power over 2,570,735 shares, Fred Ghassemieh has sole voting and dispositive power over 1,615,437 shares, Alex Ghassemieh has sole voting and dispositive power over 51,110 shares and shared dispositive power over
2,518,301 shares, Fataneh Ghassemieh has sole voting and dispositive power over 30,000 shares, Ali Afshari has sole voting and dispositive power over
30,000 shares, Mahyar Amirsaleh has sole voting and dispositive power over 15,000 shares and shared voting and dispositive power over 115,000 shares,
Lillian Ghassemieh has sole voting and dispositive power over 15,000 shares and shared voting and dispositive power over 65,000 shares, Kambiz
Ghassemieh has sole voting and dispositive power over 20,000 shares, Mahvash Ehsani has sole voting and dispositive power over 6,000 shares, Jennifer
Gareis has sole voting and dispositive power over 5,335 shares and shared voting and dispositive power over 5,735 shares, Christina Matthias has sole voting and dispositive power over 2,000 shares, Eric Ghassemieh has sole voting and dispositive power over 500 shares, Gavin Ghassemieh has shared voting and dispositive power over 200 shares, Sophia Ghassemieh has shared voting and dispositive power over 200 shares, Lewis Stanton has shared voting and dispositive power over 190,093 shares, Farhad Ghassemieh has shared voting and dispositive power over 110,000 shares, Cyrus Amirsaleh has shared voting and dispositive power over 100,000 shares, Fred Ghassemieh Children’s Trust has shared voting and dispositive power over 254,354 shares,
Feridoon Ghassemieh Descendant’s Trust has shared voting and dispositive power over 186,374 shares, Trust FBO Feridoon Ghassemieh has shared voting and dispositive power over 100,000 shares, Trust FBO Alex Ghassemieh has shared voting and dispositive power over 80,093 shares, Bob
Ghassemieh 2021 Children’s Trust has shared voting and dispositive power over 25,000 shares, Lillian Ghassemieh 2021 Children’s Trust has shared voting and dispositive power over 20,000 shares, Trust FBO Firouzeh Ghassemieh has shared voting and dispositive power over 10,000 shares, Alpine Lake
Partners has shared voting and dispositive power over 100,000 shares, LP, BL PCH LLC has shared voting and dispositive power over 20,000 shares,
Pacific SHG Ventures has shared voting and dispositive power over 18,301 shares, LLC, Morning View Hotels BH I, LLC has shared voting and dispositive power over 2,500,000 shares and Palm Lake GP, LLC has shared voting and dispositive power over 100,000 shares. The principal business address of Bob
Ghassemieh, Fred Ghassemieh, Alex Ghassemieh, Fataneh Ghassemieh, Ali Afshari, Kambiz Ghassemieh, Lewis Stanton, Farhad Ghassemieh, Fred
Ghassemieh Children's Trust, Feridoon Ghassemieh Descendant's Trust, Trust FBO Feridoon Ghassemieh, Trust FBO Alex Ghassemieh, Bob Ghassemieh
2021 Children's Trust, Lillian Ghassemieh 2021 Children's Trust, Trust FBO Firouzeh Ghassemieh, BL PCH, Pacific SHG, and Morning View Hotels is 9255
Sunset Blvd., Suite PH/UPH, West Hollywood, CA 90069. The principal business address of Samuel J. Jagger is 225 N. Canon Dr., Beverly Hills, CA 91326.
The principal business address of Mahyar Amirsaleh is 165 Kings Rd., Palm Beach, FL 33480. The principal business address of Lillian Ghassemieh and
Christina Matthias is 842 Devon Avenue, Los Angeles, CA 90024. The principal business address of Mahvash Ehsani is 10430 Wilshire Blvd, Suite 707, Los
Angeles, CA 90024. The principal business address of Jennifer Gareis, Gavin Ghassemieh and Sophia Ghassemieh is 1027 Summit Drive, Beverly Hills, CA
90210. The principal business address of Eric Ghassemieh is 1060 Laurel Way, Beverly Hills, CA 90210. The principal business address of Cyrus Amirsaleh,
Alpine Lake Partners, and Palm Lake GP, LLC is 61 W Palisade Ave., Englewood, NJ 07632.
2026 Proxy Statement 39

Delinquent Section 16(a) Reports
To our knowledge, based solely on review of the copies of Forms 3, 4 and 5 furnished to us and the written representations of our directors, officers (as defined in Rule 16a-1 under the Exchange Act, "Section 16 Officers") and beneficial owners of more than ten percent of outstanding common stock of the Company that no other reports were required, and during the year ended December 31,
2025, all of our directors, Section 16 Officers and beneficial owners of more than ten percent of our common stock were in compliance with the Section 16(a) filing requirements.
2026 Proxy Statement 40

DIRECTOR COMPENSATION
The following disclosure describes the compensation paid to our non-executive directors for the fiscal year ended December 31, 2025, while the Company was externally advised by Ashford Inc. This disclosure is included in this proxy statement pursuant to the requirements of Schedule 14A and Item 402 of Regulation S-K.
Director Compensation
Prior to the advisory agreement termination, each of our then-serving non-executive directors (other than our former Chairman, Mr.
Monty J. Bennett) was paid an annual base cash retainer of $55,000, and an additional fee of $2,000 for each Board or committee meeting that he or she attended in person (in a non-committee chairperson capacity), $3,000 for each committee meeting that he or she attended as committee chairperson and $500 for each Board or committee meeting that he or she attended via teleconference.
Non-executive directors (other than Mr. Bennett) serving in the following capacities also received the additional annual cash retainers set forth below:

Capacity	Additional Annual Retainer
Lead Director	$25,000
Audit Committee Chairperson	$25,000
Audit Committee Member (Non-Chairperson)	$5,000
Compensation Committee Chairperson	$15,000
Nominating and Corporate Governance Committee Chairperson	$10,000
Related Party Transactions Committee Chairperson	$15,000
Related Party Transactions Committee Member (Non-Chairperson)	$10,000
Non-executive directors were also paid additional cash retainers from time to time for service on special committees. Officers received no additional compensation for serving on the Board. We reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board.
Historically, on the date of the first meeting of the Board following each annual meeting of stockholders at which a non-executive director was initially elected or re-elected to our Board or as soon as reasonably practicable thereafter, each non-executive director received a grant of shares of our common stock or, at the election of each director, long-term incentive partnership units ("LTIP units")
in Braemar Hospitality Limited Partnership ("Braemar OP"), which were issued under our Second Amended and Restated 2013 Equity
Incentive Plan, as amended (the "2013 Equity Incentive Plan") and were fully vested immediately. For 2025, the Company elected to pay non-executive directors cash compensation in lieu of granting equity awards. For service during 2025, each non-executive director was paid $29,044 in additional cash compensation in lieu of equity awards.
Our former Chairman, Mr. Bennett, instead receives an annual incentive compensation grant (for the 2025 award, in the form of a deferred cash compensation award only) with a value and vesting schedule that is determined by the Board after review of the
Company's prior fiscal year performance, considering the same factors as the Board takes into account in making (and providing generally the same vesting terms as) the annual incentive compensation grants to our named executive officers (as further described below under "Executive Compensation"). Mr. Bennett's annual award is not granted in respect of his service on the Board but instead in recognition of the service that he provided to the Company indirectly through his employment with our former advisor.
Our revised Corporate Governance Guidelines retain a director stock ownership requirement. Each director should hold common stock with a value in excess of five times the annual cash Board retainer in effect at election, excluding additional committee compensation, and newly elected directors are expected to comply within four years. Once a director meets the guideline, stock-price volatility alone does not cause loss of compliance. The Company calculates the minimum shareholding required for the director’s remaining tenure. Directors may not sell Company-granted common stock before compliance, but need not buy stock on the open market and are not prohibited from selling open-market purchases to achieve or remain in compliance. As of December 31, 2025, each then-serving director met the applicable guideline or was within the compliance grace period.
The following table summarizes the compensation paid by us to our non-executive directors for their services for the fiscal year ended
December 31, 2025:
2026 Proxy Statement 41

Director Compensation

Name	Fees Earned or Paid in Cash	LTIP/ Stock Awards(1)	All Other Compensation(2)	Total
Monty J. Bennett	$—	$1,830,098	$2,784,267	$4,614,365
Candace Evans	$101,294	$80,238	$—	$181,532
Rebeca Odino-Johnson	$296,794	$37,163	$—	$333,957
Matthew D. Rinaldi	$299,544	$—	$—	$299,544
Kellie Sirna	$84,044	$4,480	$—	$88,524
Stefani D. Carter (3)	$323,044	$8,688	$—	$331,732
Bob Ghassemieh (3)	$54,560	$—	$—	$54,560
Rebecca Musser (3)	$135,482	$—	$—	$135,482
Jay H. Shah (3)	$74,804	$22,706	$—	$97,510
(1)The amounts reported in this column reflect the fair value of shares of common stock issued pursuant to Equity Award Exchange Agreements (the "Exchange
Agreements") executed in June 2025 computed in accordance with FASB ASC Topic 718. The Exchange Agreements were offered on substantially similar terms to all holders of vested LTIP units that had not yet achieved full parity. The unit holders forfeited vested LTIP units that had not yet been adjusted to full parity with common limited partnership units in exchange for an equal amount of fully vested shares of common stock. Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on the date of the grant. See notes 2, 11 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the assumptions used in the valuation of stock-based awards.
(2)As described above, Mr. Bennett's 2025 annual equity award and deferred cash is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor at that time, and is therefore disclosed in the "All Other Compensation" column. The approximate balance of $2.8 million is attributable to deferred cash awards. The deferred cash award amount consists of a one-third allocation from Mr. Bennett’s 2023 award, one-third from his 2024 award and one-third from his 2025 award of approximately
$979,000, $327,000 and $877,000, respectively (the portions of those awards that vested and became payable in 2025). Mr. Bennett did not receive an equity award in 2025. See Notes 2, 11, and 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31,
2025 for a discussion of the assumptions used in the valuation of stock-based awards.
(3)Messrs. Jay H. Shah and Babak "Bob" Ghassemieh ceased serving as directors on June 2, 2025 and February 20, 2026, respectively, and Mses. Stefani
Danielle Carter and Rebecca Musser each ceased serving as directors effective May 21, 2026.
2026 Proxy Statement 42

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following is a discussion of the compensation program adopted for our named executive officers, which include Mr. Stockton, our
President and Chief Executive Officer, Mr. Eubanks, our former Chief Financial Officer, Mr. Rose, our former Executive Vice President,
General Counsel and Secretary, and Mr. Coe, our Principal Financial Officer and Chief Accounting Officer. In respect of such compensation, we have elected to comply with the scaled reporting requirements available to smaller reporting companies.
Compensation of Our Named Executive Officers
Prior to November 10, 2026, we were externally advised by Ashford Inc. pursuant to an advisory agreement, with Ashford Inc., through its operating company Ashford LLC, responsible for implementing our investment strategies and managing our operations. Our former advisor managed the day-to-day operations of our Company and our affiliates in exchange for an advisory fee, the terms of which are described under "Our Relationship and Agreements with Ashford Inc. and its Subsidiaries". During that period, although the Company had executive officers, it did not have any employees, and each of the Company's executive officers was an employee of our former advisor and was compensated by our former advisor in his capacity as such. During all of 2024, 2025 and through November 9, 2026, the cash compensation received by our executive officers was paid to those persons by Ashford Inc. in their capacity as employees of our former advisor. Effective November 10, 2026, in connection with the termination of the advisory agreement and the Company's transition to self-management, the Company's executive officers became direct employees of the Company.
Compensation Objectives & Philosophy
Prior to the termination of the advisory agreement, the objectives of our equity compensation program were to: (i) motivate our executive officers to achieve the Company's business and strategic objectives; (ii) align the interests of key leadership with the long-
term interests of the Company's stockholders; and (iii) provide rewards and incentives, without excessive risk taking, in order to attract, retain and motivate our executive officers to perform in the best interests of the Company and its stockholders.
Role of the Compensation Committee
Before the advisory agreement terminated, compensation awarded by the Company to executive officers was administered under the direction of the Compensation Committee. The committee recommended annual awards to the Board, considering recommendations of the then-Chairman and the independent compensation consultant, and the Board ultimately approved executive compensation decisions. The committee’s charter was refreshed in connection with self-management. The current charter is available at
www.bhrreit.com under "INVESTOR," "CORPORATE GOVERNANCE" and "Governance Documents."
Our Compensation Committee had authority to retain independent advisors and retained Gressle & McGinley as its independent compensation consultant for the historical compensation program described here. Gressle & McGinley performed only executive and director compensation services for the Company, on behalf of and at the direction of the committee, and also served as independent compensation consultant to Ashford Trust’s compensation committee. Our committee reviewed its independence under SEC rules and stock exchange listing standards and concluded that it was independent from the Company and had no conflicts relating to the engagement.
Interaction with Management
Our Compensation Committee met in executive sessions without management or other directors present. Before the advisory agreement terminated, executives generally were not present during committee meetings, although the then-Chairman and certain executive officers could attend all or part of some meetings. The then-Chairman annually reviewed named executive officer compensation using Board-established performance factors and recommended Company awards to the committee. Final compensation decisions were made in the Board’s sole discretion and with its approval, based on committee recommendations.
Corporate Governance
Our Compensation Committee believes that linking executive officers’ long-term interests to stockholder interests reinforces sound corporate governance. The compensation program described for 2025 operated while the Company was externally advised. Following the transition to self-management, the revised Corporate Governance Guidelines and Compensation Committee Charter form part of the Company's current compensation governance framework, together with its ethics codes, insider trading policy and clawback policy. The revised guidelines retain stock ownership and equity-award retention requirements and prohibitions on hedging and pledging by directors and executive officers, while removing references to salary received from the former advisor. See "Corporate
Governance" and "The Transition to Self-Management—Governance Documents Updated for Self-Management."
2026 Proxy Statement 43

The following policies and practices supported our compensation governance during 2025:

What We Do	What We Don't Do
Pay for Performance. A substantial portion of incentive compensation grants was tied to rigorous performance goals.	No Hedging/Pledging. We did not permit hedging or pledging of Company securities by directors and executive officers.
Equity Ownership Guidelines. We imposed stock ownership guidelines on executive officers.	Equity Ownership Guidelines. We did not count performance shares toward stock ownership guidelines.
Clawback Policy. We were required to recover incentive compensation in various circumstances.	No Dividends on Unvested Performance Shares. We did not pay dividends on unvested performance shares unless they vested.
Independent Compensation Consultant. The Compensation Committee used Gressle & McGinley, an independent firm providing no other Company services.	No Stock Options. We did not grant stock options under the historical program.
Compensation Risk Assessment. We conducted an annual compensation risk assessment.	No Evergreen Provision. Our historical stock incentive plan had no evergreen provision.
Former Advisor Compensation. This proxy provides disclosure of compensation paid by the former advisor to named executive officers during 2025.	No Perquisites. We did not provide executive officers with perquisites or retirement programs during 2025.
Consideration of Say-on-Pay Vote
At our 2025 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. Approximately 79% of the votes cast at our 2025 annual meeting of stockholders voted to approve our 2024 executive compensation. The Compensation Committee reviewed the results of this advisory "say-on-pay" vote and considered it, among other factors, in determining specific award amounts granted to our named executive officers for 2025. The
Compensation Committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.
Advisory Fee and Compensation Paid by the Former Advisor
Before the advisory agreement terminated effective November 10, 2026, we paid Ashford Inc. an advisory fee. Ashford Inc. used a portion of those proceeds to pay its personnel’s cash compensation. We did not specifically reimburse executive officer compensation or benefits costs. The following summarizes the advisory fees we paid in 2025 and 2025 compensation paid to our named executive officers:
•Under the terms of our (now-terminated) advisory agreement, we incurred a total advisory fee of approximately $29.2 million to Ashford Inc. in 2025, comprised of a base fee of approximately $14.3 million, approximately $13.9 million of reimbursable expenses inclusive of deferred cash compensation, equity-based compensation expense of approximately $(451,000)
associated with equity grants of our common stock and long-term incentive plan ("LTIP") units awarded to our executive officers and the officers and certain employees of Ashford Inc. and its affiliates and an incentive fee of approximately $1.4 million.
•No specific portion of our advisory fee was allocated to the compensation paid by Ashford Inc. to its employees, who were also our executive officers prior to November 10, 2026. Our former advisor made all decisions relating to compensation paid by Ashford Inc. to our executive officers, who were its employees based on such factors as the terms of their employment agreements with Ashford Inc. and an evaluation of the performance of such employees on behalf of Ashford Inc. and its advisees during the year.
•For 2025, our named executive officers earned total cash compensation of approximately $4.7 million from Ashford Inc.
based on amounts determined through the date hereof. This amount was comprised of an aggregate of approximately $2.2 million in salaries and an aggregate of approximately $2.5 million in cash bonuses.
•Not all of the cash compensation received by our named executive officers from Ashford Inc. was attributable to services performed by its employees in their capacity as our executive officers. Based on a review of the proportion that the operations of the Company represents of the total operations managed using various measures of size (revenue, assets and total enterprise value), we estimate that approximately 30% of the compensation paid by Ashford Inc. to our named executive officers is attributable to services provided by our named executive officers to us.
•The 2025 annual bonus program at Ashford Inc. took into account a variety of financial performance factors, including the level of attainment of budgeted revenue, budgeted adjusted EBITDAre and liquidity levels and capital raising, as well as non-
financial strategic goals related to investor outreach, property renovations and asset sales.
2025 and 2026 Incentive Compensation Grant Decisions
The Compensation Committee believes that our named executive officers should have an ongoing stake in the long-term success of our business, and our incentive compensation program is intended to align our executives' interests with those of our stockholders, as well as to reward our executive officers for their performance on the Company's behalf. Under our incentive compensation program, the Compensation Committee determines the size of potential awards by officer based on a review of market pay levels, taking into consideration the size of our Company against our peers, as well as multiple other factors including, but not limited to, the Company's and each named executive officer's individual performance, competitive award opportunities provided to similarly situated executives, and our named executive officers' roles and responsibilities.
2026 Proxy Statement 44

The SEC's rules require disclosure in the tables that follow this Compensation Discussion and Analysis of the equity awards that were granted to our named executive officers in 2025. However, this "2025 and 2026 Incentive Compensation Grant Decisions" section describes incentive compensation grants made to our named executive officers in March 2026 because the Company's long-term incentive compensation awards are granted to named executive officers in respect of their performance during the preceding year. For a discussion of awards made in 2025 (in respect of 2024 service), please refer to the "Executive Compensation" discussion contained in our Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April
29, 2025.
For our March 2026 awards based on 2025 performance, the size of the potential awards for our named executive officers was determined based on 2025 performance, historical compensation levels in the hospitality REIT sector and the recommendations of the
Chairman and our Compensation Committee in setting the awards for each individual named executive officer. 2025 performance was evaluated based on six business objectives established by the Board of Directors. The Board believes these objectives reflected the cyclicality of the industry in which we operate and evolving changes in market conditions and were appropriate to further align the interests of the named executive officers with the interests of our stockholders. The following table summarizes the six business objectives set by the Board of Directors for 2025, along with the actual results:
2025 Business Objectives

	Budget/ Target	Actual(2)	Comment
Achieve budgeted Revenue	$649.3M	$704.0M	Achieved
Achieve budgeted Adjusted EBITDAre	$111.5M	$147.0M	Achieved
Sell Capital Hilton and/ or Marriott Seattle	By 12/31	Sold: Marriott Seattle Waterfront (Q3) The Clancy (Q4)	Achieved
Complete Renovations: Hotel Yountville, Park Hyatt Beaver Creek, Cameo (75%)	By 12/31	Renovations Completed (Q4)	Achieved
Maintain liquidity of $50M(1)	$50M	$242.6M	Achieved
Conduct at least 200 interactions with investors/ analysts consisting of calls, meetings, and/or presentations	200	344	Achieved
(1)Adjusted for asset sales.
(2)Including cash and cash equivalents, restricted cash, marketable securities, due from third party managers, and available credit facility.
(3)As of December 31, 2025
For 2026, the Company continued its reliance on deferred cash payments ("Deferred Cash Awards") and determined, for 2026, to grant long-term incentive awards exclusively in that form in lieu of providing part of the award in the form of performance stock units
("PSUs") or performance LTIP Units ("Performance LTIPs"). With respect to the Deferred Cash Awards, 1/12th of the award will vest generally subject to continued service over the 12 calendar quarters first ending March 31, 2026 and thereafter. Additionally, in March
2026, the Company granted Mr. Stockton a special Deferred Cash Award in the aggregate amount of $3,500,000 (the "Special
Deferred Cash Award"), payable in three installments of $500,000, $750,000 and $2,250,000 on the first, second and third anniversaries of March 16, 2026, respectively. Payment of the Special Deferred Cash Award is subject to the sole and absolute discretion of the Board and, notwithstanding any termination of service, death or disability, the Special Deferred Cash Award remains in full force and effect and does not terminate or accelerate upon such events.
A summary of the Deferred Cash Awards granted in March 2026 to our named executive officers is as follows.

Deferred Cash Amount ($)
Richard J. Stockton	5,596,369
Deric S. Eubanks (1)	1,147,717
Alex Rose (1)	—
Justin R. Coe	321,563
(1)Messrs. Alex Rose and Deric S. Eubanks service as officers of the Company ended on December 16, 2025 and March 31, 2026, respectively.
LTIP Units
The Company in the past has granted equity in the form of LTIP units. The LTIP units are a special class of partnership units in
Braemar Hospitality Limited Partnership ("Braemar OP") called "long-term incentive partnership units." Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plan, reducing availability for other equity awards, because LTIP units are convertible into common units of Braemar OP, which may themselves be redeemed for shares of our common stock based on a conversion ratio of 1:1 or cash, at the discretion of the Board. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the typical treatment of time-vested restricted stock. (Note that distributions on Performance LTIPs accrue on unvested units and are paid in the form of
2026 Proxy Statement 45

additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. Upon the occurrence of certain events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units or Performance LTIPs, the
LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company's stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of Braemar OP or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement for Braemar OP. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when Braemar OP's assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of Braemar OP at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock.
Review of Market Data for Peer Companies
Incentive compensation grants for the historical program described here were determined using several factors, including periodic review of market compensation for similar positions. With assistance from Gressle & McGinley, the Compensation Committee annually reviewed competitive compensation, particularly market equity-compensation levels.
Competitive pay data was used only as a reference to gauge the executive-compensation market in our industry. The Compensation
Committee did not establish a specific market percentile target and generally sought compensation levels needed to retain the executive team and reward performance.
The peers used to assess competitive pay were hospitality REITs with similar assets: Chatham Lodging Trust, DiamondRock
Hospitality Company, Host Hotels & Resorts, Inc., Park Hotels and Resorts, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit
Hotel Properties, Inc., Sunstone Hotel Investors, Inc., and Xenia Hotels & Resorts, Inc.
Stock Ownership Guidelines
Before the transition, our Corporate Governance Guidelines provided that the Chief Executive Officer should hold common stock or other qualifying equity with a value three times annual base salary at appointment, and other covered executive officers should hold qualifying equity exceeding one-and-one-half times annual base salary at appointment. Common units and LTIP units counted on a one-for-one basis. Officers were expected to comply within four years. Once compliant, stock-price volatility alone did not cause loss of compliance, and the Company calculated the minimum shares required for the remaining tenure. Officers could not sell Company-
granted common stock before compliance, but were not required to buy stock on the open market or prohibited from selling open-
market purchases to achieve or maintain compliance. As of December 31, 2025, each named executive officer then serving met the applicable guidelines or was within the compliance grace period.
Following the transition to self-management, the revised Corporate Governance Guidelines increased the three-times-base-salary ownership guideline for the Chief Executive Officer and the one-and-one-half-times-base-salary guideline for other executive officers, and replaced it with five-times-base salary and three-times-base-salary guidance, respectively, and retained the four-year compliance period, equity-award retention requirements and protection against loss of compliance solely from stock-price volatility. The revised guidelines remove the reference to the Chief Executive Officer’s salary being received from the former advisor and define executive officers for these purposes to include the Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer and other executive officers appointed by the Board.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.
Adjustment or Recovery of Awards
The Company has adopted a clawback policy as required by the Dodd-Frank Act, applicable SEC rules and stock exchange listing requirements. That policy was adopted in place of the Company's previously existing clawback policy.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to its "covered employees," which generally
2026 Proxy Statement 46

include its chief executive officer, chief financial officer, its next three most highly compensated executive officers, and any individual who is (or was) a "covered employee".
Our Company is structured such that compensation is not paid and deducted by the corporation, but at the Braemar OP level. Section
162(m)'s deduction limitation may apply to our distributive share of Braemar OP's deduction for compensation paid to covered employees. The deductibility of compensation is only one of a multitude of factors that we consider in establishing compensation, and we and our Compensation Committee believe that it is important to retain flexibility to award compensation to our employees that appropriately incentivizes their retention, encourages performance, and aligns with our stockholders' interests, even if the deductibility of that compensation is limited (whether under Section 162(m) or otherwise). We also consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.
Compensation Risk Assessment
The Compensation Committee has overall responsibility for overseeing the risks relating to our compensation policies and practices.
The Compensation Committee uses its independent compensation consultant, Gressle & McGinley, to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the Company, as well as policies and practices that could mitigate any such risks. After conducting this review in 2025, the Compensation Committee has determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on our Company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis disclosure with the
Company's management, and based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Matthew D. Rinaldi, Chairman Candace Evans
2026 Proxy Statement 47

Summary Compensation Table
The following table sets forth the fiscal 2025 and 2024 compensation paid to or earned by the Company's named executive officers:

Name and Principal Position	Year	Salary (1)	Stock Awards/ LTIPs (2)	All Other Compensation (3)	Total
Richard J. Stockton	2025	$—	$1,307,213	$2,305,520	$3,612,732
President and Chief Executive Officer	2024	$—	$—	$2,029,286	$2,029,286
Deric S. Eubanks (4)	2025	$—	$—	$1,149,949	$1,149,949
Former Chief Financial Officer	2024	$—	$—	$971,325	$971,325
Alex Rose (4)	2025	$—	$—	$811,216	$811,216
Former Executive Vice President, General Counsel and Secretary	2024	$—	$—	$663,582	$663,582
Justin R. Coe	2025	$—	$27,843	$157,478	$185,321
Principal Financial Officer and Chief Accounting Officer	2024	$—	$—	$70,068	$70,068
(1)During 2025, the Company did not directly employ or pay salaries or bonuses to its named executive officers, who were employed and compensated by
Ashford Inc. Ashford Inc. paid them approximately $4.7 million in aggregate cash compensation, consisting of $2.2 million in base salary and $2.5 million in annual bonus. Those amounts are excluded from the table because they were not paid by the Company. Company compensation obligations during that period consisted of equity-based and cash-based incentive awards, including deferred cash awards, granted as determined appropriate by the
Compensation Committee. Ashford Inc.’s total compensation and benefits were not allocated by time spent on behalf of the Company or Ashford Trust. The
Company's executive officers became direct employees in connection with the completed transition to self-management.
(2)The amounts reported in this column reflect the fair value of shares of common stock issued pursuant to Equity Award Exchange Agreements (the "Exchange
Agreements") executed in June 2025. The Exchange Agreements were offered on substantially similar terms to all holders of vested LTIP units that had not yet achieved full parity. The unit holders forfeited vested LTIP units that had not yet been adjusted to full parity with common limited partnership units in exchange for an equal number of fully vested shares of common stock. See notes 2, 11 and 14 to our consolidated financial statements included in our
Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of the assumptions used in the valuation of stock-based awards.
(3)Represents payments made within the year for deferred cash awards granted by the Company in 2023, 2024 and 2025. Respectively, 2024 includes 1/3rd of the 2022 award, 1/3rd of the 2023 award and 1/3rd of the 2024 award and 2025 includes 1/3rd of the 2023 award, 1/3rd of the 2024 award and 1/3rd of the
2025 award.
(4)Messrs. Alex Rose and Deric S. Eubanks service as officers of the Company ended on December 16, 2025 and March 31, 2026, respectively.
Outstanding Equity Awards at 2025 Fiscal Year End
At December 31, 2025, the Company did not have any outstanding equity awards.
Potential Payments Upon Termination of Employment or Change of Control
We are not a party to any employment agreements with our executive officers other than as described below. As a result, all payments the Company would need to make to any named executive officer upon termination of employment or following a change of control are pursuant to awards granted under our equity incentive plan and the award agreements issued thereunder (which, for our executive officers, incorporate by reference certain acceleration of vesting provisions contained in the employment agreements that each executive officer had entered into with our former advisor prior to November 10, 2026); provided, however, pursuant to the
Limited Waiver Under Advisory Agreement entered into on August 8, 2024 between the Company, Braemar OP, Braemar TRS and our former Advisor (the "August 2024 Limited Waiver"), we agreed to pay our former Advisor an amount equal to our former Advisor’s obligation under our former Advisor’s employment agreement with Mr. Stockton (the "Stockton Employment Agreement") a multiple of his Base Salary (as defined in the Stockton Employment Agreement) that becomes payable by our former Advisor to Mr. Stockton as the result of the occurrence of (i) a Change of Control (as defined in the Stockton Employment Agreement) of the Company and
termination of Mr. Stockton’s employment by our former advisor without Cause (or not renewed by our former advisor) or by Mr.
Stockton for any reason on or before the one year anniversary of the effective date of the Change of Control (a "CoC Trigger") or (ii)
termination of Mr. Stockton’s employment thereunder by the Advisor or Mr. Stockton for any reason other than a CoC Trigger, as more fully described in the August 2024 Limited Waiver. Effective November 10, 2026, Mr. Stockton became a direct employee of the
Company in connection with the termination of the advisory agreement and the Company's transition to self-management.
The Deferred Cash Awards are subject to award-specific vesting and termination terms. Deferred Cash Awards issued prior to 2026 are subject to acceleration following a termination without "cause" (as defined in the applicable agreements) or other applicable separations from the Company, subject to any overriding provisions in the applicable written agreement between the named executive officer and the Company or an affiliate. Deferred Cash Awards issued in 2026 are generally forfeited upon a termination of service, subject to any overriding provisions in any applicable written agreement between the named executive officer and the Company or an affiliate. Notwithstanding the foregoing or any contrary provision in any other agreement, Mr. Stockton’s Special Deferred Cash Award does not terminate or accelerate upon a termination of service, including death or disability, and instead remains in full force and effect following any such event, with payment remaining subject to the sole and absolute discretion of the Board (or, in the event of a
Change of Control, such transferee to whom the Board may delegate such discretion). Upon termination of the advisory agreement, the Compensation Committee and all independent members of the Board agreed to accelerate and pay out all issued and then-
existing Deferred Cash Awards (other than a special award for Mr. Stockton).
On November 10, 2026, we entered into employment agreements with each of our current executive officers, Mr. Stockton (President and Chief Executive Officer), Mr. Haiman (Chief Legal Officer and Secretary) and Mr. Coe (Chief Financial Officer, Chief Accounting
Officer and Treasurer). The new employment agreements with our executive officers were entered into in connection with the
2026 Proxy Statement 48

Company's transition to self-management, and set forth each executive’s terms of employment with us as a self-managed public company going forward. Mr. Stockton’s new employment agreement replaces and supersedes the Stockton Employment Agreement described above.
The new employment agreements provide each executive officer with severance protections that will apply following the Company's transition to self-management, and do not contain any change in control protections. Please see Exhibits 10.2, 10.4, and 10.6 to our
Current Report on Form 8-K, filed with the SEC on November 10, 2026, for a description of the material terms of the new employments that we entered into with our executive officers.
For the purposes of the plan, the following definitions apply:
"Cause" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers had with our former advisor prior to November 10, 2026, "cause" generally means, in some cases subject to cure rights, the named executive officer's:
(i)conviction of, or entry of a plea of guilty or nolo contendere to, a felony (exclusive of a conviction, plea of guilty, or plea of nolo contendere arising under a statutory provision imposing criminal liability on a per se basis due to any oﬃces held by the named executive oﬃcer pursuant to the employment agreement, so long as any act or omission of the named executive
oﬃcer with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of our former advisor's board of directors);
(ii)willful breach of duty of loyalty which is materially detrimental to our former advisor or any entity that it advised;
(iii)willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the lawful directives of our former advisor;
(iv)gross negligence or willful misconduct in the performance of duties;
(v)willful commission of an act of dishonesty resulting in material economic or ﬁnancial injury to our former advisor or any entity that it advised, or willful commission of fraud;
(vi)chronic absence from work for reasons other than illness; or
(vii)in the case of Mr. Eubanks, certain other acts or omissions, including without limitation a failure to cooperate with certain investigations or willful conduct that has or could reasonably be expected to have a material adverse effect on our advisor or any entity that it advises or on his ability to function in his assigned role.
A "change of control" of the Company is deemed to have occurred when:
(i)any person other than (A) the Company or any of its subsidiaries, (B) any employee beneﬁt plan of the Company or any of its subsidiaries, (C) Ashford Inc. or an aﬃliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an oﬀering of such securities, becomes the beneﬁcial owner, directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;
(ii)the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than
50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;
(iii)the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
(iv)individuals who, as of the eﬀective date of the 2013 Equity Incentive Plan, constituted our Board cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director subsequent to the
eﬀective date whose election by our Board was approved by a vote of at least a majority of the directors then comprising the
Board is considered as though such individual were a member of the initial Board, but excluding, for this purpose, any such individual whose initial assumption of oﬃce occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our Board.
"Good reason" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers had with our former advisor prior to November 10, 2026, "good reason" generally means:
(i)the assignment to the named executive oﬃcer of any duties, responsibilities, or reporting requirements inconsistent with his or her position, or any material diminishment of the named executive officer's duties, responsibilities, or status;
(ii)a reduction by our former advisor in the named executive officer's base salary or target bonus;
(iii)the requirement that the principal place of business at which the named executive oﬃcer performs his or her duties be changed to a location outside the greater Dallas metropolitan area; or
(iv)any material breach by the advisor of the employment agreement.
2026 Proxy Statement 49

Equity Grant Procedures
The Company currently does not grant options. However, with respect to grants of equity of the Company in general, the Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation. Additionally, the Compensation Committee approves equity awards for our named executive officers on or before the date of grant.
Pay Versus Performance Disclosure

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid (3) to PEO	Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid (3) to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on:	Net Income (Loss) Attributable to Common Stockholders (in thousands)
					Total Stockholder Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$3,612,732	$3,448,778	$715,495	$667,141	$86.54	$(72,703)
2024	$2,029,286	$1,756,132	$568,325	$488,445	$83.88	$(50,946)
2023	$1,997,705	$108,998	$760,652	$127,461	$64.75	$(74,040)
(1)Mr. Stockton was PEO in 2025, 2024 and 2023
(2)2025: Messrs. Rose, Eubanks and Coe; 2024: Messrs. Rose, Eubanks and Coe; 2023: Messrs. Rose, Eubanks and Nunneley
(3)Compensation Actually Paid is the summary compensation table total for the PEO (column (b) above) and average summary compensation table total for the
Non-PEO NEOs (column (d) above), as applicable, with the following adjustments to the value of equity adjusted for 2025 as follows pursuant to Item
402(v)(2)(iii)(C) of Regulation S-K:

	PEO	Non-PEO NEOs
	2025	2025
Summary Compensation Table Total	$3,612,732	$715,495
SCT Reversal	$(1,307,213)	$(9,281)
New awards outstanding	$—	$—
Change in value of prior-year awards	$—	$—
New awards vested during the year	$1,307,213	$9,281
Vested prior-year awards	$—	$—
Forfeitures	$(163,954)	$(48,354)
Dividends	$—	$—
Compensation Actually Paid	$3,448,778	$667,141
2026 Proxy Statement 50

Relationship Between Compensation Actually Paid (CAP) and Financial Performance Measures in the Pay Versus
Performance Table

Compensation Actually Paid Versus Net Income
2023 - 2025
CAP ($ thousands)
Net Income ($ millions)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$0
($10,000)
($20,000)
($30,000)
($40,000)
($50,000)
($60,000)
($70,000)
($80,000)
$109.0
$127.5
-$74,040.0
$1,756.1
$448.4
-$50,946.0
$3,448.8
$667.1
-$72,703.0
2023
2024
2025
CAP to First PEO
CAP to Non-PEO NEOs
Net Income (Loss)

Compensation Actually Paid Versus Total Shareholder Return
2023-2025
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
CAP ($ thousands)
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
TSR
$64.8
$83.9
$86.5
$109.0
$127.5
$1,756.1
$448.4
$3,448.8
$667.1
2023
2024
2025
CAP to First PEO
CAP to Non-PEO NEOs
Company TSR

Total Shareholder Return is calculated assuming a $100 investment in the Company at the beginning of the period, calculated through the end of the applicable year shown based on the Company's share price and assuming the reinvestment of any dividends during the applicable measurement period.
2026 Proxy Statement 51

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
This section of the proxy statement describes certain relationships and related person transactions we have that could give rise to conflicts of interest. A "related transaction" is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (i) our Company was or is to be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related person had or will have a direct or indirect material interest.
A "related person" means: (i) any director, director nominee or executive officer of the Company; (ii) any person known to the
Company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction; (iii) any immediate family member of either of the foregoing; or (iv) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.
Conflict of Interest Policies
We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and approved only by independent Board members.
Because we could be subject to various conflicts of interest arising from our relationships with Ashford Trust and Ashford Inc., including its subsidiaries Premier, Remington Hospitality and Ashford LLC, their respective affiliates and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. Our bylaws provide that a majority of our directors shall have been affirmatively determined by the Board to be independent, as defined and to the extent required in the applicable rules of the SEC and the listing standards of the NYSE. Our Corporate Governance Guidelines similarly provide that a majority of our Board shall consist of independent directors.
Before the governance amendments made in connection with self-management, our Corporate Governance Guidelines provided that waivers, consents, approvals, modifications, enforcement decisions and elections under agreements with Ashford Trust, Ashford Inc., their subsidiaries, entities controlled by Mr. Monty J. Bennett or Mr. Archie Bennett, Jr., and other entities advised by Ashford Inc. were within the exclusive discretion and control of a majority of the independent directors, subject to the terms of those provisions. The
Board removed this advisor-specific provision as part of the governance refresh. The Company's general conflicts-of-interest standards and related-person transaction oversight continue to apply, including to any continuing arrangements with former-advisor affiliates.
The Board revised and adopted our Code of Business Conduct and Ethics in connection with the transition to self-management. The
Code prohibits business, financial or other relationships that impair or appear to impair an individual’s judgment solely for the benefit of the Company. Employees should report actual or potential conflicts involving themselves or others to their supervisor or the Chief
Legal Officer. Officers should report such conflicts to the Chief Legal Officer or the Chairman of the Nominating and Corporate
Governance Committee. Directors should report such conflicts to the Chairman of the Nominating and Corporate Governance
Committee.
Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safe harbors are met. Our charter contains a requirement, consistent with one such safe harbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.
Our Relationship and Agreements with Ashford Inc. and its Subsidiaries
Prior to November 10, 2026, we were advised by Ashford Inc. and its subsidiary, Ashford LLC. Under the advisory agreement, they implemented our investment strategies and decisions and managed our day-to-day operations, subject to Board supervision and oversight. The advisory agreement terminated effective November 10, 2026, in connection with self-management, as described above under "The Transition to Self-Management—Termination of the Advisory Agreement and Transition to Self-Management" and "—
Termination Agreement."
Mr. Monty J. Bennett, our former Chairman, also serves as Chairman and Chief Executive Officer of Ashford Inc. As of September 30,
2026, he could be deemed to beneficially own approximately 3,238,317 Ashford Inc. common shares, including common stock, vested
LTIPs achieving parity, vested options, Class 2 LTIPs and redeemable operating-company common units, and approximately
2,387,900 common shares issuable upon conversion of 9,279,300 shares of Series D Cumulative Convertible Preferred Stock and
unpaid accrued dividends. Each Series D preferred share had a $25 liquidation price and was convertible at that amount divided by
$117.50. Under SEC rules, he could be deemed to beneficially own approximately 80.4% of Ashford Inc.'s common stock as of that date.
As of September 30, 2026, Mr. Monty J. Bennett's father, Mr. Archie Bennett, Jr., is deemed to beneficially own approximately
2,569,512 shares of Ashford Inc.'s common stock (consisting of common stock and common units in Ashford Inc.'s operating company redeemable for cash or, at the option of Ashford Inc., into shares of Ashford Inc.'s common stock on a one-for-one basis, inclusive of approximately 2,444,338 shares of Ashford Inc.'s common stock issuable in the aggregate upon conversion of 9,498,614 shares of
Ashford Inc.'s Series D Convertible Preferred Stock, along with all unpaid accrued and accumulated dividends thereon, beneficially owned by Mr. Archie Bennett, Jr. as of such date). In accordance with SEC rules, Mr. Archie Bennett, Jr. may be deemed to
2026 Proxy Statement 52

beneficially own approximately 65.6% of Ashford Inc.'s common stock. Additionally, Mr. Monty J. Bennett acquired the right to direct votes, effective March 25, 2025, and as of September 30, 2026, those rights represented approximately 465,000 common shares.
Before termination of the advisory agreement, all named executive officers were Ashford Inc. officers or employees, and we had two directors in common with Ashford Inc., Mr. Monty J. Bennett, our then-Chairman and Ashford Inc.’s Chairman, and Mr. Eric Batis. As of
September 30, 2026, the then-serving directors and named executive officers and their immediate family members, excluding Mr.
Monty J. Bennett and Mr. Archie Bennett, Jr., whose holdings are disclosed above, could collectively be deemed beneficial owners of
216,518 Ashford Inc. common shares, or approximately 13.1% under SEC rules.
The fees due to Ashford Inc. and its subsidiaries pursuant to the agreements described below are paid by us to Ashford Inc. or its subsidiaries, and Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Inc., from the payment by us of such fees to Ashford Inc. or its subsidiaries.
Our Board of Directors has the authority to make annual cash and equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-executive directors, based on our achievement of certain financial and other hurdles established by our Board of
Directors. In March 2026, we awarded deferred cash awards to certain Ashford Inc.'s executives valued at approximately $11.7 million and deferred cash awards to Ashford Inc.'s non-executive employees valued at approximately $3.0 million.
Advisory Agreement
Before termination, Ashford LLC, a subsidiary of Ashford Inc., acted as our advisor (the "Advisor") under an advisory agreement with an initial ten-year term scheduled to expire on January 24, 2027, subject to automatic renewal for up to seven successive ten-year terms unless terminated. The Advisor was entitled to a monthly base fee equal to 1/12th of (i) 0.70% or less of our total market capitalization plus (ii) a net asset fee adjustment, subject to a minimum monthly fee. The net asset fee adjustment equaled (i) the Sold
Non-ERFP Asset Amount multiplied by 0.70% plus (ii) the Sold ERFP Asset Amount multiplied by 1.07%, as those amounts were defined in the advisory agreement by reference to net sales prices of non-ERFP and ERFP hotel assets sold after the Enhanced
Return Funding Program Agreement. The Advisor was also entitled to an incentive fee based on our total annual stockholder return compared with a defined peer group. For 2025, we paid a base fee of approximately $14.3 million and an incentive fee of $1.4 million.
For the six months ended June 30, 2026, we paid a base fee of approximately $7.6 million. The advisory agreement terminated effective November 10, 2026, pursuant to the Termination Agreement, as described above under "The Transition to Self-Management
—Termination Agreement."
In addition, the Advisor was entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by the
Advisor or its affiliates on our behalf or in connection with the services provided by the Advisor pursuant to the advisory agreement, which included our pro rata share of the Advisor's office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the year ended December 31, 2025, we reimbursed the Advisor for expenses paid or incurred on our behalf totaling approximately $13.9 million. For the six months ended June 30, 2026, we reimbursed the Advisor for expenses paid or incurred on our behalf totaling approximately $7.1 million.
The Advisor was entitled to receive a termination fee under certain circumstances upon termination of the advisory agreement and, upon certain change-of-control events, to escrow Company funds to secure that obligation. The historical termination fee formula was the greater of the amounts described below. As described above under "The Transition to Self-Management—Termination
Agreement," the Termination Payments and Expense Reimbursement were paid in full at execution, subject to settlement reconciliation. The Advisory Agreement, Letter Agreement and other Terminating Contracts, including the Remington hotel master management agreement, terminated at the Effective Time, subject to surviving provisions. The Premier project management agreement continues solely to complete capital expenditure projects commenced before the agreement date.
•(i) 12 multiplied by (ii) the sum of (A) the Advisor’s net earnings for the 12-month period ending on the last day of the ﬁscal quarter preceding the termination date of our advisory agreement ("LTM Period") and (B) to the extent not included in net earnings, any incentive fees under the advisory agreement that had accrued or were accelerated but had not yet been paid at the time of termination of the advisory agreement;
•(i) the quotient of (A) the Advisor’s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) the Advisor's Adjusted EBITDA (as deﬁned in the Advisor's Form 10-Q and Form 10-K
ﬁled with the SEC following the end of each ﬁscal quarter or ﬁscal year, as applicable) for the LTM Period, multiplied by (ii)
net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that had accrued or were accelerated but had not yet been paid at the time of termination of the advisory agreement; and
•the simple average, for the three years preceding the ﬁscal year in which the termination fee was due, of (i) the quotient of
(A) the Advisor’s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) the Advisor's Adjusted EBITDA for the LTM Period multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that had accrued or were accelerated but had not yet been paid at the time of termination of the advisory agreement.
On March 11, 2024, the Company entered into a Limited Waiver Under Advisory Agreement (the "March 2024 Limited Waiver") with
Braemar OP, Braemar TRS and the Advisor. Pursuant to the March 2024 Limited Waiver, the Company, Braemar OP, Braemar TRS
and the Advisor waived the operation of any provision in the advisory agreement that would otherwise limit its ability, in its discretion and at the Company's cost and expense, to award during calendar year 2024 cash incentive compensation to employees and other representatives of the Advisor.
2026 Proxy Statement 53

On August 8, 2024, the Company entered into a Limited Waiver Under Advisory Agreement with Braemar OP, Braemar TRS and the
Advisor (the "August 2024 Limited Waiver"). The August 2024 Limited Waiver provided, among other things, the following:
•(i) from August 8, 2024 until the earlier of (A) November 15, 2025 and (B) the refinancing of the Company's outstanding mortgage loan secured by four hotel properties The Notary Hotel; The Clancy; Sofitel Chicago Magnificent Mile; and Marriott
Seattle Waterfront (the "Hotel Properties") (such date, the "Loan Outside Date"), the Advisor waived the operation of Section
12.4(a) of the advisory agreement that would permit the Advisor to terminate the advisory agreement occurring solely as a result from the sale or disposition of one or more of the Hotel Properties as a result of a mortgage foreclosure, deed-in-lieu of mortgage foreclosure, mezzanine loan foreclosure or an assignment in-lieu of a mezzanine loan foreclosure following the failure of the Company to pay, upon the maturity of the Loan, all amounts due and payable thereunder;
•(ii) upon the satisfaction of certain conditions, the Company may request the Advisor agree to amend the August 2024
Limited Waiver to extend the Loan Outside Date for a period not to exceed ninety days from November 15, 2025 and if the
Advisor agrees to such amendment, the Advisor shall not be entitled to any further consideration in respect thereof;
•(iii) if our Board of Directors change such that members who constitute the Board as of August 8, 2024 (the "Incumbent
Board") no longer constitute at least a majority of the Board (other than those whose election to the Board is approved or recommended to stockholders of the Company by a vote of at least a majority of the Incumbent Board), the August 2024
Limited Waiver shall be null and void ab initio (but the consideration provided by the Company to the Advisor as described in item (iv) below shall remain in force); and
•(iv) in exchange for the August 2024 Limited Waiver and the other agreements provided by the Advisor in the August 2024
Limited Waiver, the Company agreed to pay the Advisor an amount equal to the Advisor’s obligation under the Stockton
Employment Agreement to pay Mr. Stockton a multiple of his Base Salary (as defined in the Stockton Employment
Agreement) that becomes payable by the Advisor to Mr. Stockton as the result of the occurrence of certain events as more fully described in the August 2024 Limited Waiver.
On March 10, 2025, we entered into a Limited Waiver Under Advisory Agreement with Ashford Inc. and Ashford Hospitality Advisors
LLC ("Ashford LLC") (the "2025 Advisory Agreement Limited Waiver"). Pursuant to the 2025 Advisory Agreement Limited Waiver, the
Company, the Operating Partnership, TRS and the Advisor waived the operation of any provision in our then-effective advisory agreement that would otherwise limit the ability of the Company in its discretion, at the Company’s cost and expense, to award during the first and second fiscal quarters of calendar year 2025, cash incentive compensation to employees and other representatives of the
Advisor.
On August 26, 2025, we entered into a Letter Agreement with Braemar OP, Braemar TRS Corporation and Ashford LLC (the "Letter
Agreement"). The Letter Agreement was entered into with respect to our then-effective advisory agreement in connection with our exploration of a potential sale of the Company. Pursuant to the Letter Agreement, the Company and the Advisor agreed that the fair and reasonable calculation of all amounts due from the Company to the Advisor under the termination provisions in Section 12.5(b) of our advisory agreement with respect to a Company Sale Transaction (as defined in the Letter Agreement) was $574.83 million
(exclusive of accrued fees). However, the Company and the Advisor further agreed to the payment of a discounted aggregate amount of $480 million (the "Company Sale Fee"), plus accrued fees, payable by the Company to the Advisor upon a Company Sale
Transaction in full satisfaction of such termination payment obligations. The Letter Agreement further provided that the definitive documentation in any Company Sale Transaction would include an express condition that the buyer would assume the master project management agreement with Premier Project Management, LLC and the master hotel management agreement with Remington
Lodging & Hospitality, LLC (together, the "Master Agreements") or they may be canceled by the buyer for a payment of $25 million to be paid to the Advisor at the time of closing of any Company Sale Transaction.
On December 22, 2025, we entered into an amendment (the "Amendment") to the Letter Agreement to clarify when termination fees became due and payable and the timing of payment. The Amendment revised "Company Sale Transaction" to mean a Company
Change of Control, as defined in the Advisory Agreement. It provided for payment of the Company Sale Fee and accrued fees directly to the Advisor from Net Sale Proceeds, after payment of any Master Agreement Termination Fee and before other payments, dividends or distributions. It also provided that, following full satisfaction of those payment obligations, either the Company or the
Advisor could terminate the Advisory Agreement on sixty days’ prior written notice. The parties subsequently waived that notice period under the Termination Agreement, and termination occurred at the Effective Time described above under "The Transition to Self-
Management—Termination Agreement."
The Amendment provided that a sale or disposition of assets representing 50% or more of Gross Asset Value, as defined in the
Advisory Agreement and calculated as of January 1, 2025, required the buyer to pay proceeds necessary to satisfy the Master
Agreement Termination Fee, with the related Master Agreements to terminate upon closing. It also provided for termination of the
Master Agreements upon stockholder approval of a liquidation plan, subject to payment of that fee. The subsequent Termination
Agreement acknowledged payment in full of the Termination Payments, including the Master Agreement Termination Fee, and the
Expense Reimbursement, subject to settlement reconciliation. The Remington hotel master management agreement terminated at the
Effective Time, subject to surviving provisions. Only the Premier project management agreement continues on the limited basis described below, and its termination requires five days’ prior written notice to Ashford and payment of outstanding accrued but unpaid service amounts.
On March 13, 2026, we entered into a Limited Waiver Under Advisory Agreement with Ashford Inc. and Ashford LLC (the "2026
Advisory Agreement Limited Waiver"). Pursuant to the 2026 Advisory Agreement Limited Waiver, the Company, the Operating
Partnership, TRS and the Advisor waived the operation of any provision in our then-effective advisory agreement that would otherwise limit the ability of the Company in its discretion, at the Company’s cost and expense, to award during the first and second fiscal quarters of calendar year 2026, cash incentive compensation to employees and other representatives of the Advisor.
2026 Proxy Statement 54

Lismore Agreement
We previously engaged Lismore Capital II LLC (formerly known as Lismore Capital LLC) ("Lismore"), a subsidiary of Ashford Inc., or its subsidiaries to provide debt placement services and assist with loan modifications or refinancings on our behalf and provide brokerage services.
During the years ended December 31, 2025 and 2024, we incurred fees from Lismore or its subsidiaries of $1.7 million and $2.8 million, respectively. For the six months ended June 30, 2026, we incurred fees from Lismore or its subsidiaries of approximately $0.
The agreement with Lismore has been terminated as of the date of this Proxy Statement.
Project Management Agreement
Prior to the Company's transition to self-management, we were party to a project management agreement with Premier pursuant to which Premier provided construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services. Pursuant to the project management agreement, we paid Premier: (a) project management fees of up to 4% of project costs; and (b) for the following services as follows:
(i) architectural (6.5% of total construction costs); (ii) construction management for projects without a general contractor (10% of total construction costs); (iii) interior design (6% of the purchase price of the FF&E designed or selected by Premier); and (iv) FF&E purchasing (8% of the purchase price of FF&E purchased by Premier; provided that if the purchase price exceeded $2.0 million for a single hotel in a calendar year, then the purchasing fee was reduced to 6% of the FF&E purchase price in excess of $2.0 million for such hotel in such calendar year). For the year ended December 31, 2025, the amount of design and construction service fees we paid to Premier was approximately $10.9 million. Additionally, there were other reimbursed expenses related to fixed asset accounting services of approximately $1.5 million.
In February 2024, we amended the project management agreement to provide that Premier's fees would be payable monthly as services were delivered based on percentage complete, as reasonably determined by Premier for each service, or as set forth in other agreements. In March 2026, we awarded Deferred Cash Awards to Premier's employees valued at approximately $328,000. In connection with the transition to self-management, the Company terminated its mutual exclusivity agreement with Premier. Under the
Termination Agreement, the project management agreement continues solely as an accommodation to the Company, at its request, to complete capital expenditure projects commenced before the agreement date. The Company may terminate that agreement in its sole discretion on five days’ prior written notice to Ashford and payment of all outstanding accrued but unpaid amounts for services rendered as of termination. The Company currently expects the agreement to terminate in the first quarter of 2027.
Project Management Mutual Exclusivity Agreement
Before the transition to self-management, we and our operating partnership were parties to a mutual exclusivity agreement with
Premier. We agreed to hire Premier or its affiliates for development, construction, capital improvement, refurbishment, project management and related services in connection with hotel acquisitions or investments, unless our independent directors unanimously declined to engage Premier or, based on special circumstances or past performance, declined by majority vote because they determined that another provider could perform materially better or engagement was not in the Company's best interest. We also had a first right of refusal to purchase lodging investments identified by Premier and its affiliates that met our investment criteria. This agreement terminated under the Termination Agreement, subject to surviving provisions.
Hotel Management Agreement
Prior to the Company's transition to self-management, we were party to a hotel management agreement with Remington Hospitality.
Remington Hospitality provided hotel management services to two of our hotels, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services.
We paid monthly hotel management fees equal to the greater of approximately $18,000 per hotel (increased annually based on consumer price index adjustments) or 3% of gross revenues as well as annual incentive management fees, if certain operational criteria were met and other general and administrative expense reimbursements primarily related to accounting services.
For the year ended December 31, 2025, hotel management fees incurred by us to Remington Hospitality were approximately $3.5 million, including approximately $3.2 million of base management fees and $308,000 of incentive fees. Other reimbursed expenses were approximately $1.6 million. In March 2026, we awarded Deferred Cash Awards to Remington Hospitality's employees valued at approximately $769,000. In connection with the transition to self-management, the Remington hotel master management agreement and mutual exclusivity agreement terminated at the Effective Time under the Termination Agreement, subject to surviving provisions.
The Termination Agreement does not provide for the hotel master management agreement to continue as a transitional accommodation or for an additional $10,000,000 termination payment. The hotel management Agreement with Remington Hospitality terminated as of the date of this Proxy Statement.
Hotel Management Mutual Exclusivity Agreement
Before the transition to self-management, we and our operating partnership were parties to an amended and restated mutual exclusivity agreement with Remington Hospitality, Mr. Monty J. Bennett, our former Chairman, and his father, Mr. Archie Bennett, Jr.
Under that agreement, we had a first right of refusal to purchase lodging investments identified by Remington Hospitality that did not meet Ashford Trust’s investment criteria. We agreed to hire Remington Hospitality or its affiliates to manage hotels acquired through investments we elected to pursue, unless our independent directors unanimously declined engagement or, based on special circumstances or past performance, declined by majority vote because they determined that engagement was not in our best interest
2026 Proxy Statement 55

or another manager or developer could perform materially better. This agreement terminated under the Termination Agreement as of the date of this Proxy Statement.
Cash Management Strategy with Ashford Inc.
Prior to November 10, 2026, our Advisor actively managed and invested the Company's excess cash in short-term U.S. Treasury securities (the "Cash Management Strategy"). As consideration for the Advisor's services under this engagement, the Company paid the Advisor an annual fee equal to the lesser of (i) 20 basis points (0.20%) of the average daily balance of the Company's excess cash invested by the Advisor and (ii) the actual rate of return realized by the Cash Management Strategy (the "Cash Management Fee");
provided that in no event would the Cash Management Fee be less than zero. The Cash Management Fee was calculated and payable monthly in arrears. In 2025, the Company paid the Advisor a Cash Management Fee of $10,000.
Agreement with Warwick Insurance Company
Before the transition to self-management, we participated in a casualty insurance arrangement with Warwick Insurance Company, LLC
("Warwick"), an insurance subsidiary of Ashford Inc. licensed by the Texas Department of Insurance. The Termination Agreement
separately requires the Ashford Parties to continue administering pre-Effective Time insurance policies covering both Braemar and
Ashford insureds, including the directors’ and officers’ liability tail policy, in the ordinary course and consistent with past practice.
Insureds retain their coverage and defense rights. The agreement restricts settlement of claims that erode coverage available to other insureds and actions that terminate, amend or materially alter the scope of shared coverage.
Pursuant to our hotel management agreements with each hotel management company, we bear the economic burden for casualty insurance coverage. Prior to November 10, 2026, under our advisory agreement, Ashford Inc. secured casualty insurance policies to cover the Company and Ashford Trust, their hotel managers, as needed, and Ashford Inc. The total loss estimates included in such policies were based on the collective pool of risk exposures from each party. Ashford Inc. managed the casualty insurance program and Warwick provided and managed the general liability, workers’ compensation and business automobile insurance policies within the casualty insurance program. Each year Ashford Inc. collected funds from the Company, Ashford Trust and their respective hotel management companies, premiums to fund the casualty insurance program as needed, on an allocated basis. The agreement with
Warwick has been terminated.
Master Services Agreement
On June 5, 2023, the Board approved the Company's use of Ashford Inc.'s non-exclusive master services agreement partnerships with Evolution Parking and Guest Services and Parking Management Company as preferred parking vendors. The disclosed agreement had an initial three-year term and two three-year extension options and provided for a one-time $85,000 bonus and an annual $54,000 rebate to Ashford Inc. The Preferred Service Provider Master Services Agreement dated July 1, 2023 between
Ashford and Evolution Parking & Guest Services, LLC terminated as of the date of this Proxy Statement.
Ashford Inc. Interest in Certain Entities
The table below identifies entities in which Ashford Inc. had an interest as of December 31, 2025 and with which we or our hotels contracted for products and services other than advisory services. It shows approximate payments, Ashford Inc.'s interests, excluding the 14.9% minority interest in Ashford Hospitality Holdings LLC not held by Ashford Inc., and board seats held or available to Ashford
Inc. The Board-seat information describes the historical relationships reflected in the table. In connection with self-management, the contracts identified in Annex I to the Termination Agreement terminated at the Effective Time, subject to surviving provisions. The
Premier project management agreement continues only for pre-existing capital expenditure projects and may be terminated on five days' prior written notice to Ashford and payment of accrued but unpaid service amounts. The Company currently expects that agreement to terminate in the first quarter of 2027. The Termination Agreement does not terminate contracts that are not identified as
Terminating Contracts.
2026 Proxy Statement 56

Company Name	Product or Service	Amounts Paid by/ (Retained by) us for Product or Service in 2025	Ashford Inc. Interest	Ashford Inc. Board Seats/ Board Seats Available
OpenKey(1)	Mobile key app	$44,000	77%	2/3
Pure Wellness(2)	Hypoallergenic premium rooms	$182,000	70%	2/3
Lismore Capital(3)	Debt placement and related services	$1,693,000	100%	N/A
INSPIRE(4)	Audio visual services	$(3,568,000)	100%	N/A
RED Hospitality & Leisure	Watersports, ferry and excursion services	$326,000	100%	2/3
Ashford LLC	Insurance claims services	$18,000	100%	N/A
Premier(5)	Design and construction services	$12,417,000	100%	N/A
Remington Hospitality(6)	Hotel management services	$5,117,000	100%	N/A
Real Estate Advisory Holdings LLC	Debt placement/real estate brokerage	$—	30%	1/3
Ashford Securities LLC(7)	Broker/dealer and dealer manager fees	$1,193,000	100%	2/2
Ashford LLC(8)	Casualty insurance	$1,418,000	100%	N/A
(1)As of December 31, 2025, Ashford Trust held a 15.1% noncontrolling interest in OpenKey, Inc. ("OpenKey"), and Braemar held a 7.9% noncontrolling interest in OpenKey. Subsequent to December 31, 2025, OpenKey was sold.
(2)PRE Opco, LLC ("Pure Wellness"), a New York limited liability company and subsidiary of Ashford Inc., provides hypoallergenic premium room products and services to hotels and other venues, including hotels owned by us and our affiliates.
(3)Lismore, a wholly-owned subsidiary of our former advisor, oﬀers debt placement and related services to Ashford Trust, Braemar and third parties.
(4)Inspire Event Technologies Holdings, LLC (f/k/a Presentation Technologies LLC; "INSPIRE") provides an integrated suite of audio-visual services, including event, hospitality, and creative services to its customers in various venues including hotels and convention centers in the United States, Mexico, and the
Dominican Republic. INSPIRE primarily contracts directly with third-party customers to whom it provides audio visual services. The gross revenue from these customers is generally collected by the hotels and the hotels retain an agreed commission and then remit the balance to INSPIRE. The amount above reﬂects the commission "retained by" Braemar.
(5)The approximate $12.4 million amount disclosed above included approximately $1.5 million of reimbursed expenses related to ﬁxed asset accounting services in addition to the approximate $10.9 million of fees for design and construction services.
(6)The approximate $5.1 million amount disclosed above included approximately $1.6 million of reimbursed expenses and $308,000 of incentive management fees in addition to the approximate $3.2 million of hotel management fees.
(7)Refer to discussion in "Contribution Agreement with Ashford Inc. and Ashford Trust to Fund Ashford Securities" below.
(8)Prior to November 10, 2026, Ashford LLC provided insurance policies covering general liability, workers’ compensation, business automobile claims and insurance claims services to Braemar through Warwick Insurance Company, LLC.
Contribution Agreement with Ashford Inc. and Ashford Trust to Fund Ashford Securities
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities LLC ("Ashford Securities") to raise capital in order to grow its existing and future advised platforms. In conjunction with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Ashford Trust pursuant to which we agreed to contribute, with Ashford Trust, funds to operate Ashford Securities.
On December 31, 2020, we entered into an Amended and Restated Contribution Agreement with Ashford Inc. and Ashford Trust to fund certain Ashford Securities expenses. From its effective date, costs were allocated 50% to Ashford Inc., 0% to Ashford Trust and
50% to Braemar. The agreement provided for a true-up at the earlier of $400 million in aggregate preferred-equity offerings raised or
June 10, 2023 (the "Amended and Restated True-up Date"), under which each party’s contribution would reflect capital actually raised through Ashford Securities (the "Initial True-up Ratio"). On January 27, 2022, the parties entered into a Second Amended and
Restated Contribution Agreement providing for an additional $18 million in reimbursable expenses, allocated 45% to Ashford Trust,
45% to Braemar and 10% to Ashford Inc.
On February 1, 2023, we entered into a Third Amended and Restated Contribution Agreement with Ashford Inc. and Ashford Trust. It provided that, following the Amended and Restated True-up Date, contributions for the remainder of 2023 would be divided using the
Initial True-up Ratio. Starting at year-end 2023, annual true-ups were to align contributions with each party’s cumulative capital raised through Ashford Securities since June 10, 2019 as a percentage of total capital raised (the "Cumulative Ratio"). Subsequent contributions were to be divided using that ratio, recalculated annually.
Effective January 1, 2024, we entered into a Fourth Amended and Restated Contribution Agreement with Ashford Inc. and Ashford
Trust. It provided that the parties would equally split aggregate contributions through September 30, 2021, and subsequent quarterly contributions would reflect each party’s proportion of capital raised through Ashford Securities in the prior quarter. Differences between contributions through December 31, 2023 and required amounts were subject to true-up payments. During the first quarter of 2024, revised funding requirements resulted in Braemar receiving approximately $5.9 million from Ashford Inc.; a separate true-up under the third contribution agreement resulted in a $3.5 million payment from Ashford Inc. The fourth contribution agreement terminated at the
Effective Time under the Termination Agreement, subject to surviving provisions.
Effective December 9, 2025, Ashford Inc., Ashford Trust and Braemar entered into the Wind-Down and Investor Servicing Cost
Sharing Agreement for the orderly wind-down of Ashford Securities as a FINRA member and SEC-registered broker-dealer. The
2026 Proxy Statement 57

agreement allocated related costs based on each party’s proportion of outstanding shares in applicable products at quarterly measurement dates and superseded prior cost-allocation terms for those obligations. It originally provided for continuation through completion of the wind-down and servicing requirements, but terminated at the Effective Time under the Termination Agreement, subject to surviving provisions. As of December 31, 2025, Braemar had funded approximately $12.9 million and had a payable of approximately $652,000. As of June 30, 2026, Braemar had funded approximately $13.7 million. For fiscal years 2025 and 2024,
Braemar funded $0 and $(8.0) million, respectively.
Our Relationship and Agreements with Ashford Trust
We were spun off from Ashford Trust in November 2013 and, until July 2015, Ashford Trust's operating subsidiary owned approximately 15% of the outstanding common units of our operating partnership, which were redeemable for shares of our common stock on a 1-for-1 basis. In July 2015, Ashford Trust's operating subsidiary completed a distribution of these common units to its limited partners, including Ashford Trust. Ashford Trust sought to redeem the common units and receive shares of our common stock, and completed a pro rata, taxable dividend of our common stock to its stockholders. Following this transaction, Ashford Trust no longer owns any of our securities.
Prior to the advisory agreement termination, all of our named executive officers were executive officers of Ashford Trust (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Trust) and we had one common director with Ashford Trust, Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Trust. As of
September 30, 2026, our directors and named executive officers and their immediate family members (including Mr. Archie Bennett,
Jr., who is Mr. Monty J. Bennett's father) collectively may be deemed to beneficially own 45,223 shares of Ashford Trust's common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members may be deemed to beneficially own approximately 0.7% of Ashford Trust's common stock.
Our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Trust, to the extent we make payments or give other benefits to Ashford Trust or its subsidiaries pursuant to the arrangements described below.
Advisory Agreement
Pursuant to the terms of our advisory agreement with Ashford Inc., which terminated effective November 10, 2026, we are obligated to indemnify and hold Ashford Trust harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of Ashford Trust's acts or omissions (including ordinary negligence) in its capacity as our advisor for the period prior to the Ashford Inc. spin-off during which Ashford Trust served as advisor to us, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which Ashford Trust is obligated to indemnify us).
Separation and Distribution Agreement
The separation and distribution agreement governing our separation from Ashford Trust terminated at the Effective Time under the
Termination Agreement, subject to surviving provisions. Before termination, the agreement required us to indemnify Ashford Trust against losses arising from the following matters; any continuing obligations remain subject to the surviving provisions and releases under the Termination Agreement:
•any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•Ashford Trust's continuing guaranty of: (i) any debt secured by any of the initial hotel properties conveyed to us in connection with the separation and distribution; or (ii) any management agreement or franchise matters related to any of such initial hotel properties.
Before termination, Ashford Trust agreed to indemnify us and our subsidiaries against losses arising from the following matters, subject to applicable surviving provisions and releases:
•any of its liabilities, including the failure by Ashford Trust or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•any breach by Ashford Trust or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•certain taxes of the entities that directly or indirectly, wholly or jointly, owned our initial hotel properties and the related taxable REIT subsidiaries for tax periods prior to the eﬀective date of the separation and distribution.
Right of First Offer Agreement
Under the right of first offer agreement, we had a first right to acquire certain hotels if Ashford Trust’s board decided to market and sell them, subject to third-party rights and limitations affecting joint-venture hotels. We likewise agreed to give Ashford Trust first-offer rights for certain properties acquired in portfolio transactions if our Board decided to market and sell them, we controlled disposition and the properties satisfied Ashford Trust's investment guidelines, subject to prior third-party rights. The agreement terminated as of the date of this Proxy Statement.
2026 Proxy Statement 58

Consulting Agreement with Studio 11 Design
Ms. Kellie Sirna, a former member of our Board of Directors, is the owner and principal of Design 11 Studio, LLC ("Studio 11 Design").
Studio 11 Design previously entered into a consulting services agreement with Ashford Inc., pursuant to which Ashford Inc. will pay
Studio 11 Design an annualized rate of $85,000 per year. The initial term of the consulting services agreement is four years.
Studio 11 Design previously was engaged by Ashford Inc. and certain affiliates to provide interior design and art curation, creation and styling services. On August 24, 2022, Ms. Sirna became its sole member; before that date, she held a 50% interest. In 2022, 2023 and
2024, Studio 11 Design received gross revenues of $340,000, $146,000 and $13,000, respectively, from those services. It subsequently refunded $337,000, of which $220,000 and $117,000 related to 2022 and 2023 gross revenues, respectively.
Consulting Agreement with Blackwells
Effective July 6, 2026, Braemar Hotels & Resorts Inc. entered into a Consulting Agreement with Blackwells Capital LLC and Jason
Aintabi (collectively, "Blackwells"), pursuant to which Blackwells agreed to provide advisory and consulting services to the Company and its affiliates on an as-requested basis. The Company engaged Blackwells primarily to provide input on public relations strategy and perspective as a shareholder. The Agreement provides that Blackwells will, upon request, provide the Company with requested information and advice on matters of which Blackwells has knowledge. Blackwells is required to perform its services with diligence and to the highest professional standards.
In exchange for these services, the Company agreed to pay Blackwells a monthly fee of $100,000 for up to twelve months, with total compensation capped at $1,000,000. Blackwells is engaged as an independent contractor, with no entitlement to employee benefits, expense reimbursement, or tax withholding by the Company. The Agreement has a one-year term but may be terminated by the
Company at any time upon written notice, with fees prorated for any partial month. Confidentiality obligations are governed by a separate Confidentiality Agreement dated June 29, 2026, and the Agreement is governed by the laws of the State of Texas.
Cooperation Agreement with Bob Ghassemieh
On August 25, 2025, the Company, Ashford Trust and Ashford Inc. (the "Company Group") entered into a Cooperation Agreement (the
"Cooperation Agreement") with Bob Ghassemieh and certain of his affiliates (the "Ghassemieh Parties") regarding the withdrawal of the Ghassemieh Parties’ proxy campaign and certain other matters. Pursuant to the Cooperation Agreement, the Ghassemieh Parties
agreed to withdraw their nomination notice delivered to the Company on June 2, 2025, regarding the nomination of director candidates for election to the Board at the 2025 Annual Meeting. Also pursuant to the Cooperation Agreement, the Company agreed to appoint
Bob Ghassemieh to the Board. The Company has also agreed to nominate Mr. Ghassemieh (or a Replacement Director, as defined in the Cooperation Agreement) for election at the Company's 2025 annual meeting of stockholders and 2026 annual meeting of stockholders (the "2026 Annual Meeting"), subject to the terms of the Cooperation Agreement. On February 20, 2026, the Board
determined that Mr. Ghassemieh had breached several provisions of the Cooperation Agreement. As a result of these breaches by Mr.
Ghassemieh, under the terms of the Cooperation Agreement, the Company's and the Company Group's obligations under certain provisions of the Cooperation Agreement were terminated, including the provision requiring the Company to appoint Mr. Ghassemieh or a Replacement Director for election at the 2026 Annual Meeting.
Additionally, the Ghassemieh Parties are subject to certain standstill restrictions from the date of the Cooperation Agreement and on the later of (i) the date of the 2026 Annual Meeting and (ii) the date that is three months after the last day that Mr. Ghassemieh (or any
Replacement Director) serves on the Board (the "Restricted Period"). The Cooperation Agreement further provides that, during the
Restricted Period, the Ghassemieh Parties are required to vote their shares in favor of the Company's nominees and any other proposals recommended by the Board, subject to certain exceptions, including that the Ghassemieh Parties are permitted to vote in their sole discretion with respect to proposals relating to certain extraordinary transactions (subject to certain exceptions). Additionally, the Ghassemieh Parties and the Company Group have agreed to a customary mutual non-disparagement provision.
The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on August 26, 2025 and which is incorporated herein by reference.
Agreements with Al Shams Investment Limited
Settlement Agreement
On October 6, 2026, the Company Group entered into a Cooperation and Settlement Agreement (the "Settlement Agreement") with Al
Shams Investments Limited ("Al Shams"), and, solely for certain purposes set forth therein, Wafic Rida Said (collectively with Al
Shams, the "Al Shams Parties"). Pursuant to the Settlement Agreement, the Al Sham Parties agreed to withdraw the notice delivered to the Company on September 13, 2026, purporting to nominate director candidates to the Board at the Annual Meeting. The Al
Shams Parties have also agreed to customary standstill restrictions and voting commitments. In connection with the previously announced Board refreshment process, the Al Shams Parties will have the opportunity to consult with the Company's search firm regarding candidates for one additional director seat. The Board retains sole discretion over the selection.
The Settlement Agreement includes mutual releases and non-disparagement provisions, thereby resolving various disputes between the parties, including claims under the securities laws and claims sounding in defamation and libel. The Company agreed to pay Al
Shams $25,000,000 plus expenses under the Settlement Agreement. The Company currently expects that its total contribution under the Settlement Agreement will be between $4,000,000 to $6,000,000, after application of any applicable insurance proceeds and contributions made by Ashford Inc. under the Allocation Agreement described below. There can be no assurances that the Company
2026 Proxy Statement 59

will recover any or all of the insurance proceeds it anticipates receiving in connection with the Settlement Agreement. The Company believes its contribution to the Settlement Agreement would likely be less than the cost of any potential litigation the Company would have otherwise incurred.
Allocation Agreement
On October 6, 2026, in connection with the Settlement Agreement, the Company and Ashford Inc. entered into an Allocation
Agreement (the "Allocation Agreement") governing the allocation of amounts due from the Company under the Settlement Agreement between the Company and Ashford Inc. Under the Allocation Agreement, the Company and Ashford Inc. will each bear 50% of the applicable payments, net of any applicable insurance proceeds, which the companies are pursuing.
The foregoing descriptions of the Settlement Agreement and the Allocation Agreement are each qualified in their entirety by reference to the full text of the respective agreements, which are filed as Exhibits 10.1 and 10.2 to the Company's Current Report on Form 8-K
filed with the SEC on October 8, 2026 and which is incorporated herein by reference.
2026 Proxy Statement 60

OTHER PROPOSALS FOR 2027
Stockholder proposals intended to be included in our proxy statement for the 2027 Annual Meeting pursuant to Rule 14a-8 under the
Exchange Act, must be received by us no later than [July 23, 2027]. Such proposals must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14001 Dallas Parkway, Suite 1100, Dallas, TX 75240.
Any proposal that a stockholder intends to present at the 2027 Annual Meeting, other than by inclusion in our proxy statement pursuant to Rule 14a-8, must be received by us within the advance notice window specified in our Sixth Amended and Restated
Bylaws, which provide that such notice shall be delivered not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the
90th day prior to the first anniversary of the date of the preceding year's annual meeting. The applicable opening and closing dates for the 2027 Annual Meeting are [August 23, 2027] and [September 22, 2027], respectively. Stockholders are advised to review our
Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14001 Dallas
Parkway, Suite 1100, Dallas, TX 75240.
In addition to the notice and informational requirements contained in our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees for the 2027 Annual
Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [October 22,
2027].
2026 Proxy Statement 61

GENERAL INFORMATION
Solicitation of Proxies
The solicitation of proxies pursuant to this proxy statement is being made on behalf of the Board. In addition to the solicitation of proxies by use of the mail, we expect that our directors, officers and certain other regular employees of the Company may solicit the return of proxies on behalf of our Board by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers or certain other regular employees of the Company for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock, Series E Preferred Stock or Series M Preferred Stock, in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the Annual Meeting, including the cost of mailing.
These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions of beneficial owners. As a result of the potential proxy solicitation by Brancous, we may incur additional costs in connection with our solicitation of proxies. We have retained Innisfree for proxy solicitation services. The Company expects to pay Innisfree a customary fee up to $[●].
This additional fee reflects the increased proxy solicitation efforts that Innisfree would be expected to undertake in response to an adverse ISS recommendation. In the event that stockholders take an action in opposition to the Board’s recommendations, the
Company expects to pay Innisfree a mutually agreed upon fee for additional services. Innisfree M&A expects that approximately [●] of its employees will assist in the solicitation. Innisfree will solicit proxies by mail, telephone, facsimile or email. Excluding amounts that we would have expended for a solicitation in an election of Directors in the absence of a contested election, and excluding the compensation of our Directors, certain executive officers and other employees involved in the solicitation, the aggregate expenses are estimated to be approximately $[●], approximately $[●] of which has been incurred (or accrued) to date. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation. These expenses, which are estimates that may change, include the fees of Innisfree M&A Incorporated, outside counsel and other advisors, as well the cost of retaining an independent inspector of election.
We have also entered into a Consulting Agreement with Blackwells which is described further below under "Consulting Agreement with Blackwells."
Excluding amounts normally expended by our Company for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of our Company's regular employees, our aggregate expenses, including those of Innisfree, related to our solicitation of proxies are expected to be approximately $[●], of which approximately $[●] has been incurred as of the date of this preliminary proxy statement. These expenses are expected to include additional fees payable to Innisfree and fees of outside counsel and other advisors to advise our Company in connection with the solicitation and the costs of retaining an independent inspector of election.
Electronic Availability of Proxy Materials
Most stockholders can elect to view future proxy statements electronically instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents.
If you are a stockholder of record, you may choose electronic delivery by following the instructions provided when you vote over the
Internet. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. If you choose to view future proxy statements and annual reports over the
Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement. Your choice will remain in effect until you cancel your election. You do not have to elect Internet access each year.
Voting Securities
The Company's voting equity securities are shares of our common stock, Series E Preferred Stock and Series M Preferred Stock.
Each share of common stock, Series E Preferred Stock and Series M Preferred Stock entitles the holder to one vote. As of
September 30, 2026, there were 68,679,318 shares of common stock outstanding and entitled to vote, 10,598,194 shares of Series E
Preferred Stock outstanding and entitled to vote and 1,361,110 shares of Series M Preferred Stock outstanding and entitled to vote.
The Series E Preferred Stock and Series M Preferred Stock will vote together with the holders of our common stock as a single class on all matters. Only record holders of shares of our common stock, Series E Preferred Stock and Series M Preferred Stock at the
close of business on September 30, 2026 are entitled to notice of and to vote at the Annual Meeting of stockholders and any postponement or adjournment of the Annual Meeting.
Voting
If you hold your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, you may instruct the proxies to vote your shares of common stock, Series E Preferred Stock or Series M Preferred Stock held in your name at the close of business on the record date for the Annual Meeting by signing, dating and mailing the proxy card in the postage-paid envelope provided. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
2026 Proxy Statement 62

If shares of our common stock, Series E Preferred Stock or Series M Preferred Stock you beneficially own are held on your behalf by a broker, bank or other nominee, you will receive instructions from the broker, bank or other nominee that you must follow to have those shares of our common stock, Series E Preferred Stock or Series M Preferred Stock voted at the Annual Meeting.
Counting of Votes
A quorum will be present at the Annual Meeting if the stockholders entitled to cast a majority of all the votes entitled to be cast at the
Annual Meeting on any matter are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record and attend the Annual Meeting virtually, your shares will be counted for the purpose of determining whether there is a quorum present at the Annual Meeting. Under Maryland law and our Bylaws, if additional time is needed to solicit proxies or for other reasons, the
Company may postpone the Annual Meeting by public announcement prior to the Annual Meeting being convened, or the chairman of the Annual Meeting may call the Annual Meeting to order and, if a quorum is not established, thereafter adjourn the Annual Meeting to a date not more than 120 days after the original record date for the Annual Meeting.
In an uncontested election, a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast either for or against that director’s election) (Proposal 1). In the event a Valid Court Order determines that the election contest is contested, in a contested election a plurality voting standard applies, which means that the eight nominees receiving the greatest number of votes will be elected (with abstentions and broker non-votes having no effect on the directors’ election). Each share of our common stock, Series E Preferred
Stock and Series M Preferred Stock entitled to vote at the Annual Meeting may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted.
The affirmative vote of a majority of all of the votes cast at the Annual Meeting will be required for approval, on an advisory basis, of the company's executive compensation (Proposal 2), to ratify the appointment of BDO USA, P.C. as our independent auditor for the year ending December 31, 2026 (Proposal 3), for approval of the 2026 Performance Incentive Plan (Proposal 4), and for any other matter that may properly come before the stockholders at the meeting.
Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, as they are considered present and entitled to cast a vote on a matter at the meeting (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 3). Abstentions and broker non-votes, if any, will not be included in the vote totals, and will not be considered "votes cast," and accordingly will have no effect on the outcome of, Proposals 1 through 4.
Approval of Proposal 5A requires the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast on the matter, and approval of Proposal 5B requires the affirmative vote of stockholders holding a majority of all of the votes entitled to be cast on the matter. For each of Proposals 5A and 5B, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.
If you sign and return your GOLD proxy card without giving specific voting instructions, your shares will be voted consistent with the
Board's recommendations.
Right to Revoke Proxy or Change Your Vote
If you hold shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, you may revoke your proxy instructions or change your vote through any of the following methods:
•file a written revocation with our Chief Legal Officer and Secretary before your shares of our common stock, Series E
Preferred Stock or Series M Preferred Stock have been voted at the Annual Meeting; or
•authorize a new proxy by Internet, telephone or mail after the time and date of the previously authorized proxy in the manner provided above under "Voting"; or
•participate in the Annual Meeting and vote online during the Annual Meeting prior to the closing of the polls.
You must meet the same deadline when revoking your proxy or changing your vote as when granting your proxy. See the "Voting"
section of this proxy statement for more information.
If shares of our common stock, Series E Preferred Stock or Series M Preferred Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke or change your proxy instructions.
Multiple Stockholders Sharing the Same Address
The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14001
Dallas Parkway, Suite 1100, Dallas, TX 75240 or by calling (972) 868-7616. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding,
2026 Proxy Statement 63

you must contact your broker, bank or other nominee. If you hold shares of our common stock, Series E Preferred Stock or Series M
Preferred Stock in your own name as a holder of record, householding will not apply to your shares.
If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14001 Dallas Parkway, Suite 1100, Dallas, TX 75240 or call
(972) 868-7616. You can also obtain copies from our web site at www.bhrreit.com.
Annual Report
Stockholders may request a free copy of our 2025 Annual Report, which includes our Annual Report to Stockholders on Form 10-K, as amended by our Annual Report on Form 10-K/A, for our fiscal year ended December 31, 2025, by writing to the Corporate Secretary,
Braemar Hotels & Resorts Inc., 14001 Dallas Parkway, Suite 1100, Dallas, TX 75240. Alternatively, stockholders may access our 2025
Annual Report to Stockholders on our website at www.bhrreit.com. We will also furnish any exhibit to such Annual Report on Form 10-
K if specifically requested.
Other Matters
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their discretion.
2026 Proxy Statement 64

Stockholder Nominations for 2027
Our Sixth Amended and Restated Bylaws permit stockholders to nominate candidates for election as directors of the Company at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by providing a written notice to the
Corporate Secretary, Braemar Hotels & Resorts Inc., 14001 Dallas Parkway, Suite 1100, Dallas, TX 75240. The advance notice window for annual meeting nominations and proposals shall be delivered not earlier than the 120th day nor later than 5:00 p.m.,
Eastern Time, on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting. Stockholder nomination notices and the accompanying certificate, as described below, must be received by the Corporate Secretary not earlier than [August
23, 2027] and not later than 5:00 p.m., Eastern Time, on [September 22, 2027] for the nominated individuals to be considered for candidacy at the 2027 annual meeting of stockholders. Such nomination notices must include all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC's proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder nominating such proposed nominee and certain persons associated with such stockholder, and must be accompanied by a certificate of the nominating stockholder as to certain matters, all as prescribed in the
Company's Bylaws. A detailed description of the information required to be included in such notice and the accompanying certificate is included in the Company's Bylaws. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of the notice and certificate to comply fully with the requirements of the Company's Bylaws in such regard will result in the stockholder nomination being invalid and the election of the proposed nominee as a director of the Company not being voted on at the pertinent annual meeting of stockholders.
Under our Sixth Amended and Restated Bylaws, a holder or a group of up to 20 holders having held at least 3% of the Company's common stock outstanding as of the most recent date for which such amount has been given in any filing by the Company with the
SEC prior to the submission of the nomination notice, as described below, continuously for a period of at least three consecutive years immediately preceding the submission of the nomination notice may nominate an individual for election at any annual meeting of stockholders in accordance with such bylaw provision and the Company will include such nominated individual in the Company's proxy statement for that annual meeting and on the Company's form of proxy and the ballot for that annual meeting as a nominee for election as a director of the Company at an annual meeting. The maximum number of stockholder nominees under the proxy access provisions is that number of nominees equaling 25% of the total number of directors of the Company on the last day on which a nomination notice under such provisions may be submitted to the Company (rounded down to the nearest whole number), increased from 20% under the prior Bylaws. Our Bylaws set forth procedures for choosing among stockholder nominees if the number of stockholder nominees validly nominated under such provisions exceeds the maximum number of nominees as described above. The nomination notices nominating stockholder nominees must contain all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC's proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder or stockholders nominating such proposed nominee and certain persons associated with such persons and contain certain representations and warranties of such stockholder or stockholders in a nominating group, all as set forth in the Company's Bylaws, and be accompanied by written agreements of the nominating stockholder or stockholders and the stockholder nominee containing provisions as prescribed by the Company's Bylaws. The Company's Bylaws describe in detail the information required to be included, and the representations and warranties to be made, in such nomination notice and the provisions to be contained in the accompanying agreements. In addition, a stockholder or the stockholders in a group proposing to nominate an individual to stand for election pursuant to this bylaw provision must file a Schedule 14N with the SEC in accordance with the SEC's proxy rules. Stockholder nomination notices and the accompanying agreements must be received by the Corporate Secretary,
Braemar Hotels & Resorts Inc., 14001 Dallas Parkway, Suite 1100, Dallas, TX 75240, not earlier than [August 23, 2027] and not later than 5:00 p.m., Eastern Time, on [September 22, 2027] for the nominated individuals to be eligible for inclusion in the Company's proxy statement and on its proxy card and the ballot for the 2027 annual meeting of stockholders. You may contact the Corporate
Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of a nomination notice and the accompanying agreements to comply fully, or of a relevant party to otherwise comply fully, with the applicable requirements of the Company's Bylaws will result in the stockholder nomination being invalid and the proposed nominee not being eligible for inclusion in the Company's proxy statement and on its proxy card and the ballot for the 2027 annual meeting of stockholders.
Pursuant to the Company’s Bylaws, the deadline to provide notice of any nominations of individuals for election to the Board was
September 14, 2026, at 5:00 p.m., Eastern Time. On September 14, 2026, at 4:53 p.m., Eastern Time, Brancous, LP1 ("Brancous")
sent a letter (the "Brancous Notice") purporting to provide notice of its intention to nominate candidates for election to the Board. After reviewing the Brancous Notice, and consulting with the Company's outside counsel, the Board’s Nominating and Governance
Committee unanimously rejected, and recommended that the Board reject, the Brancous Notice, because the Brancous Notice failed to comply with the advance notice provisions under the Company's Bylaws and, as a result, Brancous’ purported nominations were invalid. The Board, based on the recommendation of the Nominating and Governance Committee and the identified deficiencies of the
Brancous Notice, also determined to reject the Brancous Notice. On October 5, 2026, the Company's outside counsel wrote to
Brancous to advise that the Brancous Notice was invalid (the "Notice of Rejection"). Thereafter, on October 7, 2026, Brancous sent a letter (the "Brancous Supplement") purporting to address certain deficiencies identified in the Notice of Rejection. The Brancous
Supplement appears to be an attempt to entirely resubmit nomination materials after the nomination deadline has passed. After reviewing the Brancous Supplement, and consulting with the Company's outside counsel, the Board’s Nominating and Governance
Committee unanimously rejected, and recommended that the Board reject, the Brancous Supplement, because the Brancous
Supplement was not timely and otherwise failed to comply with the advance notice provisions under the Company's Bylaws and, as a result, Brancous' purported nominations remained invalid. The Board, based on the recommendation of the Nominating and
Governance Committee and the identified deficiencies of the Brancous Supplement, also determined to reject the Brancous
2026 Proxy Statement 65

Supplement. On October [●], 2026, the Company's outside counsel wrote to Brancous to advise that the Brancous Supplement was invalid and, as a result, the Brancous Notice remained invalid.
2026 Proxy Statement 66

ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington,
D.C. 20549-1090. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.bhrreit.com, free of charge, our annual reports on
Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Code of Ethics for the Chief Executive Officer
and Chief Financial Officer and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14001 Dallas Parkway, Suite
1100, Dallas, TX 75240 or by calling (972) 868-7616.
The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.
This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K, as amended by our
Annual Report on Form 10-K/A, for the year ended December 31, 2025, as amended. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.
Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated November 20, 2026. You should not assume that the information contained in this proxy statement is accurate as of any later date.
OUR BOARD URGES YOU TO VOTE ONLY ON THE GOLD PROXY CARD (1) “FOR” ALL OF OUR BOARD’S NOMINEES
(CRAIG A. BARBAROSH, KEVIN COVEY, STEPHEN HAGGERTY, DANIEL J. HIRSCH, KEVIN M. LUEBBERS, GAIL P.
STEINEL, RICHARD J. STOCKTON AND STEPHEN W. THERIOT) ON PROPOSAL 1 AND (2) “FOR” PROPOSALS 2, 3, 4, 5A
AND 5B.
OUR BOARD FURTHER URGES YOU TO DISREGARD ANY MATERIALS SENT TO YOU BY OR ON BEHALF OF BRANCOUS,
AND NOT TO SIGN, RETURN, OR VOTE THE BLUE PROXY CARD SENT TO YOU BY OR ON BEHALF OF BRANCOUS.
ABSENT A VALID COURT ORDER, THE COMPANY WILL DISREGARD VOTES ON THE BLUE PROXY CARD.
Important!
Please vote the GOLD proxy card today!
If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders may call toll free: (877) 750-0870
Banks and Brokers may call collect: (212) 750-5833
2026 Proxy Statement A-1

ANNEX A DEFINITIONS
In this proxy statement:
•"we," "our," "us," "Braemar" and the "Company" each refers to Braemar Hotels & Resorts Inc., a Maryland corporation and real estate investment trust ("REIT"), which has shares of its common stock, par value $0.01 per share, listed for trading on the New York Stock Exchange ("NYSE") under the ticker symbol "BHR";
•"Annual Meeting" refers to the 2026 annual meeting of stockholders of the Company;
•"Ashford Trust" refers to Ashford Hospitality Trust, Inc. (NYSE: AHT), a Maryland corporation and REIT from which we were spun off in November 2013;
•"Ashford Inc." refers to Ashford Inc., a Nevada corporation;
•"Ashford LLC" refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and a subsidiary of Ashford
Inc.;
•"Board" or "Board of Directors" refers to the Board of Directors of Braemar Hotels & Resorts Inc.;
•"Bylaws" refers to the Sixth Amended and Restated Bylaws, as amended from time to time, of the Company;
•"Exchange Act" refers to the Securities Exchange Act of 1934, as amended;
•"Premier" refers to Premier Project Management LLC, a Maryland limited liability company, project management company and a subsidiary of Ashford Inc.;
•"Remington Hospitality" refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company, hotel management company and a subsidiary of Ashford Inc.;
•"SEC" refers to the U.S. Securities and Exchange Commission;
•"Securities Act" refers to the Securities Act of 1933, as amended; and
•"stockholders" refers to holders of our common stock, par value $0.01 per share, holders of our Series E Preferred Stock and Series M Preferred Stock, collectively, or as the context may require, individually.
Prior to November 10, 2026, Ashford Inc. and Ashford LLC together served as our external advisor. In this proxy statement, we refer to
Ashford Inc. and Ashford LLC collectively as our "former advisor" or our "advisor," as the context requires, for the periods prior to termination of the advisory agreement.
2026 Proxy Statement B-1

ANNEX B ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE
SOLICITATION
This Annex B sets forth information relating to certain of the Company's directors, director nominees and certain executive officers and employees who are considered "participants" in the Company's solicitation under the rules of the SEC by reason of their position as directors of the Company or because they may be soliciting proxies on the Company's behalf (collectively, the "Participants"). The business address for the Participants is 14001 Dallas Parkway, Suite 1100, Dallas, Texas 75240.
Directors and Nominees
The following persons, who are the Board’s eight nominees for election, are Participants with respect to our solicitation of proxies in connection with the Annual Meeting: (i) Craig A. Barbarosh; (ii) Kevin Covey; (iii) Stephen Haggerty; (iv) Daniel J. Hirsch; (v) Kevin M.
Luebbers; (vi) Gail P. Steinel; (vii) Richard J. Stockton; and (viii) Stephen W. Theriot. In addition, the following directors who served until the date of the filing of the definitive proxy statement are Participants: (i) Monty J. Bennett; (ii) Candace Evans; (iii) Matthew D.
Rinaldi; (iv) Rebeca Odino-Johnson; (v) Kellie Sirna; and (vi) Eric Batis. The principal occupations or employment of the Board’s nominees are set forth in the "Nominees for Election as Directors" section of this proxy statement.
Certain Officers and Other Employees
The following table sets forth the name and principal occupation of our officers and employees who are Participants. The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is 14001
Dallas Parkway, Suite 1100, Dallas, Texas 75240.

Name	Principal Occupation
Richard J. Stockton	President and Chief Executive Officer
Robert G. Haiman	Chief Legal Officer and Secretary
Justin R. Coe	Chief Financial Officer, Chief Accounting Officer and Treasurer
Information Regarding Ownership of the Company's Securities By Participants
The number of shares of common stock of the Company beneficially owned by the Participants who are directors, director nominees or named executive officers as of the date of filing, is set forth in the "Security Ownership of Management and Certain Beneficial
Owners" section of this proxy statement.
The Company is unaware of any Participant who owns any securities of the Company of record that such Participant does not own beneficially, except as described in this proxy statement.
Information Regarding Transactions in the Company's Securities by Participants
The following table sets forth information regarding purchases, sales and other transactions in the Company's securities by each
Participant from January 1, 2024 to the date of filing. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	Transaction Code*
Bennett Monty J	02/24/2026		352,590	D	D
	02/24/2026		123,477	A	J
	02/24/2026		123,477.15	D	J
	06/13/2025		734,979	A	A
	06/13/2025		289,215.00	D	F
	06/13/2025		734,979	D	D
	02/26/2025		59,275.00	D	D
	02/26/2025		396,693	D	M
	02/26/2025		396,693.00	A	M
	02/26/2025		57,617	A	A
	03/06/2024		489,986.00	D	M
	03/06/2024		489,986	A	M
	03/06/2024		56,745.00	A	A
	03/13/2023	9,182		D	F
	03/03/2023	352,590		A	A
	02/28/2023	75,361		D	S
2026 Proxy Statement B-2

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	Transaction Code*
	02/28/2023		169,479.00	D	S
	02/28/2023		13,925	D	S
	02/28/2023		67,458.00	D	S
	02/27/2023	21,082		D	S
	02/27/2023		47,412.00	D	S
	02/27/2023		3,903	D	S
	02/27/2023		18,871.00	D	S
	02/24/2023	74,093		D	J
	02/24/2023		95,430.00	D	J
	02/24/2023	242,956		D	J
	02/24/2023		53,084.00	D	J
	02/24/2023		664,012.7	D	J
	02/24/2023		46,364.70	D	J
	02/24/2023		143,924.9	D	J
	02/24/2023		103,911.20	D	J
Carter Stefani D	06/18/2025	3,489		A	A
	06/18/2025	3,489		D	D
	05/15/2024	14,925		A	A
	05/10/2023	14,925		A	A
Coe Justin	06/13/2025	11,182		A	A
	06/13/2025	2,723		D	F
	06/13/2025	11,182		D	D
Evans Mary Candace	06/13/2025	32,224		A	A
	06/13/2025	32,224		D	D
	05/15/2024	14,925		A	A
	05/10/2023	14,925		A	A
Fearn Kenneth Hopkins Jr.	05/15/2024	14,925		A	A
	05/10/2023	14,925		A	A
Johnson Rebeca M	06/13/2025	14,925		A	A
	06/13/2025	14,925		D	D
	05/15/2024	14,925		A	A
	05/10/2023	14,925		A	A
Musser Rebecca	12/30/2024	5,561		A	A
Rinaldi Matthew D	05/08/2025	4,444		D	S
	05/15/2024	14,925		A	A
	05/10/2023	14,925		A	A
Shah Jay H	12/23/2024	9,119		A	A
Sirna Kellie	06/13/2025	1,799		A	A
	06/13/2025	1,799		D	D
	04/10/2025	1,799		A	A
Stockton Richard J	02/24/2026	176,295		D	D
	08/27/2025		5,748	A	P
	08/27/2025		2,254.00	A	P
	06/13/2025	524,985		A	A
	06/13/2025	524,985		D	D
	03/04/2025	457,383		A	J
	03/04/2025	457,383		D	J
	02/26/2025	54,388		D	D
	02/26/2025	363,984		D	M
	02/26/2025	363,984		A	M
	02/26/2025	52,867		A	A
	03/06/2024	349,990		D	M
	03/06/2024	349,990		A	M
2026 Proxy Statement B-3

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	Transaction Code*
	03/06/2024	40,532		A	A
	09/27/2023	720		A	P
	09/25/2023	430		A	P
	08/31/2023	4,001		A	P
	08/28/2023	1,442		A	P
	08/25/2023	577		A	P
	08/22/2023	43,000		A	P
	08/22/2023	980		A	P
	03/13/2023	9,182		D	F
	03/03/2023	176,295		A	A
Mr. Vaziri’s November 13, 2024 sale was made by his brokerage firm, without his knowledge, to meet margin requirements established by the brokerage firm.
*Transaction Codes:

A:	Grant, award or other acquisition of securities from the company
D:	Disposition to the issuer, including forfeitures and exchange dispositions
F:	Payment of exercise price or tax liability by delivering or withholding securities
J:	Other acquisition or disposition
M:	Exercise or conversion of derivative security
P:	Open market or private purchase of non-derivative or derivative security
S:	Open market or private sale of non-derivative or derivative security

Name of Person/Entity	Trade Date	Quantity	Nature of Transaction/Security Type
Blackwells Capital	4/22/2026	(25,000)	Sale of Stock
	4/22/2026	(25,000)	Sale of Stock
	4/22/2026	(25,000)	Sale of Stock
	4/17/2026	(10,000)	Sale of Stock
	4/17/2026	(25,000)	Sale of Stock
	4/16/2026	(50,000)	Sale of Stock
	4/16/2026	(22,800)	Sale of Stock
	4/16/2026	(35,000)	Sale of Stock
	4/16/2026	(35,000)	Sale of Stock
	4/16/2026	(5,600)	Sale of Stock
	4/13/2026	(1,600)	Sale of Stock
	4/10/2026	(1,726)	Sale of Stock
	4/10/2026	(48,274)	Sale of Stock
	4/10/2026	(50,000)	Sale of Stock
	4/10/2026	(50,000)	Sale of Stock
	3/18/2026	(25,000)	Sale of Stock
	12/23/2025	75,000	Purchase of Stock
	12/23/2025	43,892	Purchase of Stock
	12/23/2025	31,108	Purchase of Stock
	12/22/2025	100,000	Purchase of Stock
	12/19/2025	50,000	Purchase of Stock
	12/19/2025	1,700	Purchase of Stock
	12/19/2025	48,300	Purchase of Stock
	12/19/2025	50,000	Purchase of Stock
	12/19/2025	75,000	Purchase of Stock
	12/08/2025	19,651	Purchase of Stock
	12/8/2025	(1,000)	Sale of Option
	12/08/2025	5,349	Purchase of Stock
	12/05/2025	70,000	Purchase of Stock
	12/05/2025	600	Purchase of Stock
2026 Proxy Statement B-4

Name of Person/Entity	Trade Date	Quantity	Nature of Transaction/Security Type
	12/05/2025	29,400	Purchase of Stock
	12/03/2025	110,000	Purchase of Stock
	12/03/2025	565,000	Purchase of Stock
	12/03/2025	(5,650)	Sale of Option
	12/01/2025	25,000	Purchase of Stock
	12/01/2025	(250)	Sale of Option
	11/24/2025	590	Purchase of Option
	11/19/2025	(3,500)	Sale of Stock
	11/17/2025	28,500	Purchase of Stock
	11/11/2025	30	Purchase of Option
	11/11/2025	800	Purchase of Option
	11/11/2025	2,000	Purchase of Option
	11/11/2025	170	Purchase of Option
	11/11/2025	2,000	Purchase of Option
	11/11/2025	310	Purchase of Option
	10/31/2025	50,000	Purchase of Stock
	10/30/2025	35,000	Purchase of Stock
	10/13/2025	25,000	Purchase of Stock
	10/10/2025	12,419	Purchase of Stock
	10/10/2025	12,581	Purchase of Stock
	10/10/2025	25,000	Purchase of Stock
	10/09/2025	15,000	Purchase of Stock
	10/09/2025	9,438	Purchase of Stock
	10/07/2025	562	Purchase of Stock
	9/30/2025	25,000	Purchase of Stock
	9/25/2025	68,663	Purchase of Stock
	9/25/2025	2,600	Purchase of Stock
	9/25/2025	3,737	Purchase of Stock
	9/18/2025	40,000	Purchase of Stock
	9/16/2025	5,000	Purchase of Stock
	9/09/2025	5,000	Purchase of Stock
	9/05/2025	(25,000)	Sale of Stock
	8/27/2025	2	Purchase of Stock
	8/27/2025	13,614	Purchase of Stock
	8/27/2025	10,000	Purchase of Stock
	8/27/2025	20,000	Purchase of Stock
	8/27/2025	15,000	Purchase of Stock
	8/27/2025	15,000	Purchase of Stock
	8/27/2025	15,000	Purchase of Stock
	8/27/2025	25,000	Purchase of Stock
	8/27/2025	(88,616)	Sale of Stock
	8/27/2025	50,000	Purchase of Stock
	8/27/2025	1	Purchase of Stock
	8/27/2025	21,308	Purchase of Stock
	8/27/2025	50,000	Purchase of Stock
	8/26/2025	3,691	Purchase of Stock
	8/22/2025	(400)	Sale of Stock
	8/22/2025	(25,000)	Sale of Stock
	8/22/2025	(600)	Sale of Stock
	8/21/2025	(1,000)	Sale of Stock
	8/20/2025	(1,000)	Sale of Stock
	8/19/2025	(1,000)	Sale of Stock
	8/18/2025	(1,000)	Sale of Stock
	8/15/2025	(1,000)	Sale of Stock
2026 Proxy Statement B-5

Name of Person/Entity	Trade Date	Quantity	Nature of Transaction/Security Type
	8/14/2025	(1,000)	Sale of Stock
	8/13/2025	(1,000)	Sale of Stock
	8/12/2025	(1,000)	Sale of Stock
	8/11/2025	(1,000)	Sale of Stock
	6/27/2025	(65,000)	Sale of Stock
	6/27/2025	(25,000)	Sale of Stock
	6/27/2025	(21,616)	Sale of Stock
	6/26/2025	(2,284)	Sale of Stock
	6/24/2025	(1,100)	Sale of Stock
	6/09/2025	(25,000)	Sale of Stock
	5/06/2025	13,470	Purchase of Stock
	5/06/2025	4,860	Purchase of Stock
	5/06/2025	1,400	Purchase of Stock
	5/06/2025	700	Purchase of Stock
	5/06/2025	4,570	Purchase of Stock
	4/30/2025	39,361	Purchase of Stock
	4/30/2025	10,639	Purchase of Stock
	4/21/2025	10,842	Purchase of Stock
	4/21/2025	14,158	Purchase of Stock
	4/17/2025	75,000	Purchase of Stock
	4/17/2025	(750)	Sale of Option
	4/11/2025	(35,000)	Sale of Stock
	4/10/2025	35,000	Purchase of Stock
	4/09/2025	(109,840)	Sale of Stock
	4/09/2025	9,840	Purchase of Stock
	4/08/2025	50,000	Purchase of Stock
	4/07/2025	15,000	Purchase of Stock
	4/04/2025	10,000	Purchase of Stock
	4/04/2025	25,000	Purchase of Stock
	3/25/2025	748	Purchase of Option
	3/25/2025	2	Purchase of Option
	3/10/2025	3,000	Purchase of Stock
	3/10/2025	(35,000)	Sale of Stock
	3/10/2025	(36,900)	Sale of Stock
	3/10/2025	(20,300)	Sale of Stock
	3/10/2025	(10,800)	Sale of Stock
	3/06/2025	(4,000)	Sale of Stock
	3/05/2025	(21,000)	Sale of Stock
	3/04/2025	(25,000)	Sale of Stock
	2/14/2025	(25,000)	Sale of Stock
	1/16/2025	25,000	Purchase of Stock
	1/08/2025	(50,000)	Sale of Stock
	1/08/2025	(24,500)	Sale of Stock
	1/08/2025	(500)	Sale of Stock
	12/23/2024	(25,000)	Sale of Stock
	11/22/2024	(7,175)	Sale of Stock
	11/21/2024	(17,825)	Sale of Stock
	11/12/2024	(25,000)	Sale of Stock
	11/08/2024	(10,000)	Sale of Stock
	11/08/2024	(15,000)	Sale of Stock
	11/08/2024	(865)	Sale of Stock
	11/08/2024	(24,135)	Sale of Stock
	11/07/2024	(5,000)	Sale of Stock
	11/07/2024	(5,000)	Sale of Stock
2026 Proxy Statement B-6

Name of Person/Entity	Trade Date	Quantity	Nature of Transaction/Security Type
	11/07/2024	(5,000)	Sale of Stock
	11/07/2024	(10,000)	Sale of Stock
	11/07/2024	(2,433)	Sale of Stock
	11/07/2024	(200)	Sale of Stock
	11/07/2024	(22,367)	Sale of Stock
	11/07/2024	(800)	Sale of Stock
	11/07/2024	(24,200)	Sale of Stock
Miscellaneous Information Concerning Participants
Except as described in this proxy statement or this Annex B, to our knowledge: none of the Participants or their associates (i) during the past ten years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of the Company's subsidiaries; or (iii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, other than as set forth in this Annex B or the proxy statement, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this proxy statement or in our public filings with the SEC, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.
2026 Proxy Statement C-1

ANNEX C INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
In the section of this proxy statement captioned "Executive Compensation" we disclose our Adjusted EBITDAre for the year ended
December 31, 2025 (our "2025 Adjusted EBITDAre"). In addition, in the letter to stockholders that accompanies this proxy statement, we disclose our Comparable Hotel EBITDA for the three months ended September 30, 2026 (our "Q3 2026 Comparable Hotel
EBITDA"). Each of these financial measures is considered a non-GAAP financial measure under the SEC's rules because it is calculated by excluding or including amounts that are included or excluded in the calculation of comparable measures calculated and presented in accordance with GAAP.
Below, we tell you briefly how we calculate each non-GAAP financial measure (each, a "Non-GAAP Financial Measure"), disclose the financial measure calculated and presented in accordance with GAAP or using only measures calculated and presented in accordance with GAAP that we believe is most directly comparable to each Non-GAAP Financial Measure (each, a "Comparable
GAAP Measure"), disclose the reasons why we think each Non-GAAP Financial Measure provides our stockholders with useful information about our financial condition and results of operations and provide a reconciliation of each Non-GAAP Financial Measure with its Comparable GAAP Measure.
When we refer below to a financial measure as being a "reported" financial measure, we are referring to a GAAP financial measure calculated in accordance with GAAP that was presented in our consolidated statement of operations for the year ended December 31,
2025.
Our net income (loss) for the year ended December 31, 2025 (which we refer to as our "2025 Net Loss") and our net income (loss) per share for the year ended December 31, 2025 are each calculated and presented in accordance with GAAP and appear or are derived from our consolidated statement of operations for the year ended December 31, 2025.
Our hotel net income for the three months ended September 30, 2026 (which we refer to as our "Q3 2026 Hotel Net Income") is the net income from our hotel properties, calculated in accordance with GAAP, and is not our total consolidated net income.
2025 Adjusted EBITDAre
Non-GAAP Measure: EBITDA is defined as net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes, equity in (earnings) loss of unconsolidated entity and after the Company's portion of EBITDA of OpenKey.
In addition, we excluded impairment on real estate, (gain) loss on insurance settlement and disposition of assets and Company's portion of EBITDAre of OpenKey from EBITDA to calculate EBITDA for real estate, or EBITDAre, as defined by the National
Association of Real Estate Investment Trusts ("NAREIT").
We then further adjust EBITDAre to exclude certain additional items such as amortization of favorable (unfavorable) contract assets
(liabilities), transaction and conversion costs, write-off of loan costs and exit fees, gain/loss on extinguishment of debt, legal, advisory and settlement costs, other income/expense and non-cash items such as realized and unrealized gain/loss on derivatives and stock/
unit-based compensation.
We exclude items from Adjusted EBITDAre that are either non-cash or are not part of our core operations in order to provide a period-
over-period comparison of our operations. EBITDA, EBITDAre and Adjusted EBITDAre as calculated by us may not be comparable to
EBITDA, EBITDAre and Adjusted EBITDAre reported by other companies that do not define EBITDA, EBITDAre and Adjusted
EBITDAre exactly as we define the terms. EBITDA, EBITDAre and Adjusted EBITDAre do not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to (i) GAAP net income or loss as an indication of our financial performance or (ii) GAAP cash flows from operating activities as a measure of our liquidity.
Comparable GAAP Measure: Our 2025 Net Loss as reported.
Why the Non-GAAP Measure is Useful Information to Investors: We present EBITDA, EBITDAre and Adjusted EBITDAre because we believe these measurements (i) more accurately reflect the ongoing performance of our hotel assets and other investments,
(ii) provide more useful information to investors as indicators of our ability to meet our future debt payment and working capital requirements and (iii) provide an overall evaluation of our financial condition.
2026 Proxy Statement C-2

Reconciliation: The following table reconciles net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre (in thousands)
(unaudited):

Net income (loss)	$(28,410)
Interest expense and amortization of loan costs	98,539
Depreciation and amortization	92,578
Income tax expense (benefit)	1,979
Equity in (earnings) loss of unconsolidated entity	56
EBITDA	164,742
Impairment charges	54,492
(Gain) loss on disposition of assets and hotel properties	(82,797)
EBITDAre	136,437
Amortization of favorable (unfavorable) contract assets (liabilities)	428
Transaction and conversion costs	7,502
Write-off of premiums, loan costs and exit fees	1,833
Realized and unrealized (gain) loss on derivatives	355
Stock/unit-based compensation	(446)
Legal, advisory and settlement costs	(3,138)
(Gain) loss on extinguishment of debt	2,686
Other (income) expense	1,572
(Gain) loss on insurance settlements	(196)
Adjusted EBITDAre	$147,033
Q3 2026 Comparable Hotel EBITDA
Non-GAAP Measure: Hotel EBITDA is defined as hotel net income (loss) before interest income, interest expense and amortization of loan costs, depreciation and amortization, income tax expense (benefit), non-hotel EBITDA ownership expense and non-property adjustments. Non-hotel EBITDA ownership expense and non-property adjustments represent income and expense items that are not directly related to the operating performance of our hotel properties.
We then further adjust Hotel EBITDA including amounts attributable to noncontrolling interest for non-comparable adjustments to calculate Comparable Hotel EBITDA. Non-comparable adjustments are made so that Comparable Hotel EBITDA presents the results of our hotel portfolio on a comparable basis, as if each hotel in the comparable portfolio had been owned throughout the periods being compared.
We exclude items from Hotel EBITDA and Comparable Hotel EBITDA that are either non-cash or are not part of the operating performance of our hotel properties in order to provide a period-over-period comparison of our hotel operations. Hotel EBITDA and
Comparable Hotel EBITDA as calculated by us may not be comparable to Hotel EBITDA and Comparable Hotel EBITDA reported by other companies that do not define Hotel EBITDA and Comparable Hotel EBITDA exactly as we define the terms. Hotel EBITDA and
Comparable Hotel EBITDA do not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to (i) GAAP net income or loss as an indication of our financial performance or (ii) GAAP cash flows from operating activities as a measure of our liquidity.
Comparable GAAP Measure: Our Q3 2026 Hotel Net Income.
Why the Non-GAAP Measure is Useful Information to Investors: We present Hotel EBITDA and Comparable Hotel EBITDA because we believe these measurements (i) more accurately reflect the ongoing operating performance of our hotel properties, without regard to ownership-level, non-property and financing items, (ii) provide a period-over-period comparison of the results of our hotel portfolio on a comparable basis and (iii) provide useful information to investors regarding the operating results of our hotel properties.
Reconciliation: The following table reconciles hotel net income to Hotel EBITDA including amounts attributable to noncontrolling interest and Comparable Hotel EBITDA for the three months ended September 30, 2026 (in thousands) (unaudited):
2026 Proxy Statement C-3

Hotel net income	$258,085
Non-property adjustments	(259,922)
Interest income	(257)
Interest expense	5,957
Amortization of loan costs	470
Depreciation and amortization	16,610
Income tax expense (benefit)	(7,918)
Non-hotel EBITDA ownership expense	1,671
Hotel EBITDA including amounts attributable to noncontrolling interest	14,696
Non-comparable adjustments	(1,783)
Comparable Hotel EBITDA	$12,913
2026 Proxy Statement D-1

ANNEX D THE ARTICLES OF AMENDMENT
BRAEMAR HOTELS & RESORTS INC.
ARTICLES OF AMENDMENT
Braemar Hotels & Resorts Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland (the "Department") that:
FIRST: The charter of the Corporation (the "Charter") is hereby amended by deleting therefrom in its entirety
Section 7 of Article V and inserting in lieu thereof new Section 7 of Article V to read as follows:
"Section 7. Approval of Extraordinary Actions. Notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater proportion of votes, and except as specifically provided in Article VI, Section 9 and Article VII, Section 10, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter."
SECOND: The Charter is hereby amended by deleting therefrom in its entirety Section 9 of Article VI and inserting in lieu thereof new Section 9 of Article VI to read as follows:
"Section 9. Amendments. Notwithstanding any other provisions of the MGCL or the Charter of the Corporation to the contrary, the affirmative vote of stockholders holding at least a majority of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this Article VI."
THIRD: The Charter is hereby amended by deleting therefrom in its entirety Section 3 of Article VII and inserting in lieu thereof new Section 3 of Article VII to read as follows:
"Section 3. Number and Terms of Directors. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, and may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his or her successor shall be elected and shall qualify or until his or her earlier resignation or removal."
FOURTH: The Charter is hereby amended by deleting therefrom in its entirety Section 4 of Article VII and inserting in lieu thereof new Section 4 of Article VII to read as follows:
"Section 4. Nominations of Director Candidates. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws."
FIFTH: The amendments to the Charter as set forth above have been duly advised by the Board of Directors of the
Corporation and approved by the stockholders of the Corporation as required by law.
SIXTH: There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.
SEVENTH: The number of directors of the Corporation is currently [eight], and the names of the current directors are as follows:
                              [NAME]1
[NAME]
[NAME]
[NAME]
[NAME]
[NAME]
[NAME]
[NAME]
EIGHTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury
[SIGNATURE PAGE FOLLOWS]
1Following the conclusion of the 2026 Annual Meeting of Braemar Hotels & Resorts, the final number and names of directors appointed will be inserted and the Articles of Amendment will thereafter be filed with the Maryland SDAT.
2026 Proxy Statement D-2

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and Chief Executive Officer and attested by its Chief Legal Officer and Secretary on this [•] day of
December, 2026.

ATTEST:	BRAEMAR HOTELS & RESORTS INC.

/s/_____________________	By:	/s/_____________________________
Robert G. Haiman		Richard J. Stockton
Chief Legal Officer and Secretary		President and Chief Executive Officer

2026 Proxy Statement E-1

ANNEX E BRAEMAR HOTELS & RESORTS INC. 2026 PERFORMANCE INCENTIVE PLAN
1. PURPOSE OF PLAN The purpose of this Braemar Hotels & Resorts Inc. 2026 Performance Incentive Plan (this Plan") of Braemar
Hotels & Resorts Inc., a Maryland corporation (the "Corporation"), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees, non-employee directors and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.
2. ELIGIBILITY The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons who the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or
(c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c)
above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form
S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this
Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein,
"Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.
3. PLAN ADMINISTRATION
3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator.
The "Administrator" means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The
Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum; and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:
(a) determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;
(b) grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-
based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-
based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any)
on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;
(c) approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;
(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f) accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the
Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;
2026 Proxy Statement E-2

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);
(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);
(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;
(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration
(subject to the no repricing provision below); and
(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3 Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to
Section 7.1 or a repricing approved by stockholders, in no case may the Administrator: (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award; (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award; or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.4 Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the
Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.
Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its
Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.
3.5 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.6 Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under
Section 7.1.
4.2 Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to
Eligible Persons under this Plan (the "Share Limit") is equal to 3,650,000 shares of Common Stock.
4.3 Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.
(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 3,650,000 shares.
(b) Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b). The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director shall not exceed the number of shares that produce a grant date fair value for the award that, when combined with: (i) the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director; and (ii) the dollar amount of all other cash compensation payable by the Corporation to such non-employee director for his or her services in such capacity during that same calendar year (regardless of whether deferred and excluding any interest or earnings on any portion of such amount that may be deferred), is $500,000. For purposes of this Section 4.3(b), a "non-employee director" is an individual who, on
2026 Proxy Statement E-3

the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its
Subsidiaries. For purposes of this Section 4.3(b), "grant date fair value" means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting.
The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.
4.4 Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:
(a) Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.
(b) Except as provided below, to the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right granted under this Plan, the number of underlying shares which are subject to the award shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be counted against the Share
Limit.)
(c) Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any stock option or stock appreciation right granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any stock option or stock appreciation right granted under this Plan, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan.
(d) Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any full-value award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to such full-value award, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.
(e) To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the
Share Limit and shall be available for subsequent awards under this Plan.
(f) In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if
1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit).
Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.
(g) The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).
Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Sections 7 and 8.10.
4.5 No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.
The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
5. AWARDS
5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible
Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the
Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:
5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the
Administrator consistent with Section 5.4.
5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other
2026 Proxy Statement E-4

plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the
Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the
Code, the option shall be a nonqualified stock option.
5.1.3 Stock Appreciation Rights. A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or
Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the "base price" of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten years.
5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include:
(a) stock bonuses, restricted stock, performance stock, stock units, restricted stock or units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common
Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. Awards under this
Plan may be issued in satisfaction of awards granted by one of the Corporation’s Subsidiaries that are exchangeable or convertible into shares of the Corporation’s Common Stock. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the
Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.
5.2 Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an "award agreement"), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.
5.3 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
5.4 Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common
Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the
Administrator, including, without limitation, one or a combination of the following methods:
(a) services rendered by the recipient of such award;
(b) cash, check payable to the order of the Corporation, or electronic funds transfer;
(c) notice and third party payment in such manner as may be authorized by the Administrator;
(d) the delivery of previously owned shares of Common Stock;
(e) by a reduction in the number of shares otherwise deliverable pursuant to the award; or
(f) subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.
In no event shall any shares issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
5.5 Definition of Fair Market Value. For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the principal
2026 Proxy Statement E-5

securities exchange on which the Common Stock is listed or admitted to trade (the "Exchange") for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange on the last day preceding the date in question on which sales of Common Stock were reported on the Exchange. The
Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on an established securities exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.6 Transfer Restrictions
5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.6.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.6.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
(a) transfers to the Corporation (for example, in connection with the expiration or termination of the award);
(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;
(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;
(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or
(e) the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.
5.7 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.
6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1 General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its
Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.2 Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) medical leave; (b) military leave; or (c) any other leave of absence authorized by the
Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.
6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the
Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as
2026 Proxy Statement E-6

such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.
7 ADJUSTMENTS; ACCELERATION
7.1 Adjustments.
(a) Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this
Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
(b) Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.2 Corporate Transactions - Assumption and Termination of Awards.
(a) Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common
Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common
Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the
"target" performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or
SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
(b) Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
(c) For purposes of this Section 7.2, an award shall be deemed to have been "assumed" if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a
"Parent")), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the
Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.
(d) The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator
2026 Proxy Statement E-7

may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.
(e) In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.
Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
(f) Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
(g) The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.
8. OTHER PROVISIONS
8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the
Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its
Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2 No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be)
under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award)
shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section
8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its
Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:
(a) The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the
Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
(b) The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
(c) In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with
2026 Proxy Statement E-8

authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.
8.6 Effective Date, Termination and Suspension, Amendments
8.6.1 Effective Date. This Plan is effective as of November 10, 2026, the date of its approval by the Board (the "Effective
Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve (12) months after the Effective Date.
Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth (10th) anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards)
shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this
Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3 Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.
8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this
Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant.
Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.
8.8 Governing Law; Severability.
8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland, notwithstanding any Maryland or other conflict of law provision to the contrary.
8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the
Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary; (b) any
2026 Proxy Statement E-9

merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary; (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary; (d) any dissolution or liquidation of the Corporation or any Subsidiary; (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary; (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation); or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any
employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.
8.13 Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.
8.14 Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).
2026 Proxy Statement F-1

ANNEX F EXTERNALLY ADVISED BY ASHFORD
This Annex summarizes the Board and committee structure and governance practices applicable while the Company was externally advised prior to November 10, 2026. It is included for historical context and should be read separately from the current self-
management governance disclosures in the main body of this proxy statement.
Externally Advised - Corporate Governance Highlights
Set forth below is a summary of our corporate governance framework, which was in effect during the period in which we were externally advised by Ashford.

Prior Board Independence (Externally Advised by Ashford)
•	All directors other than Mr. Monty J. Bennett, then-Chairman, Mr. Richard J. Stockton, President and Chief Executive Officer, and Mr. Eric Batis, then-COO of Ashford Inc., were independent

Prior Board Committees (Externally Advised by Ashford)
•	We had three standing Board committees:
	•	Audit Committee
	•	Compensation Committee
	•	Nominating and Corporate Governance Committee
•	All committees were composed entirely of independent directors
•	One of the three Audit Committee members was a "financial expert"

Prior Leadership Structure (Externally Advised by Ashford)
•	Chairman of the Board separate from CEO
•	Independent and empowered lead independent director ("Lead Director") with broadly defined authority and responsibilities

Prior Risk Oversight (Externally Advised by Ashford)
•	Regular Board review of enterprise risk management and related policies, processes and controls
•	Board committees exercised oversight of risk for matters within their purview

Prior Open Communication (Externally Advised by Ashford)
•	We encouraged open communication and strong working relationships among the Lead Director, Chairman, CEO and other directors and officers
•	Our directors had direct access to officers and management and employees providing services to the Company

Prior Stock Ownership (Externally Advised by Ashford)
•	Stock ownership and equity award retention guidelines for directors and executives
	•	Directors were expected to hold common stock with a value exceeding three times the annual cash Board retainer at election
	•	The CEO was expected to hold common stock with a value exceeding three times annual base salary received from the Advisor at appointment
	•	Other executive officers were expected to hold common stock with a value exceeding one-and-one-half times annual base salary at appointment
	•	Directors and executive officers were permitted to sell vested stock awards only after satisfying the required ownership levels and only to that extent
•	Comprehensive insider trading policy
•	Prohibitions on hedging and pledging transactions
2026 Proxy Statement F-2

Prior Accountability to Stockholders (Externally Advised by Ashford)
•	Directors elected by majority vote in uncontested director elections
•	We had a non-classified Board and elected every director annually
•	We had adopted proxy access, allowing eligible stockholders to include nominees in our proxy materials
•	We did not have a stockholder rights plan
•	We had opted out of the Maryland Business Combination Act and Maryland Control Share Acquisition Act
•	We had not elected to be subject to Maryland Unsolicited Takeover Act provisions permitting Board classification without a stockholder vote
•	Stockholders holding the required percentage of outstanding voting shares could call special meetings
•	The Board received regular updates from management on interactions with stockholders and prospective investors

Prior Board Practices (Externally Advised by Ashford)
•	Robust annual Board and committee self-evaluation process
•	Balanced and diverse board composition
•	Limits on outside public company board service
Externally Advised - Board of Directors and Committees
Prior to the termination of our advisory agreement with our advisor on November 10, 2026, the Company had retained Ashford Inc.
and Ashford LLC to manage our operations and asset manage our portfolio of hotels, subject to the Board's oversight and supervision and the terms and conditions of the advisory agreement. Because of the conflicts of interest created by the relationships among us,
Ashford Trust, Ashford Inc. and any other related party, and each of their respective affiliates, many of the responsibilities of the Board had, prior to the advisory agreement termination, been delegated to our independent directors, as discussed below and under "Certain
Relationships and Related Person Transactions-Conflict of Interest Policies."
Externally Advised - Board Member Independence
Following deliberations, the Board determined that, except for Mr. Eric Batis, then-COO of Ashford Inc., Mr. Monty J. Bennett, then-
Chairman, and Mr. Richard J. Stockton, President and Chief Executive Officer, the other then-serving directors were independent under the then-applicable Corporate Governance Guidelines and NYSE Listed Company Manual during their terms commencing with the December 15, 2025 annual meeting. During that period, the Board comprised a majority of independent directors. References to independent directors in this historical Annex mean directors who satisfied both those guidelines and the NYSE independence tests.
The Board determined that the then-serving members of the Audit and Compensation Committees were independent at pertinent times under the heightened NYSE and SEC standards applicable to those committees.
In making those historical independence determinations, the Board examined relationships between each then-serving director or affiliate and Braemar or its affiliates and determined that the transactions reviewed did not impair the directors’ independence.
Externally Advised - Board Committees and Meetings
During the externally advised period, the standing committees included the Audit, Compensation and Nominating and Corporate
Governance Committees. The Board added the Related Party Transactions Committee in 2016 and disbanded it in 2026. The three principal committees operated under written Board-approved charters. The following tables describe historical committee membership and principal responsibilities. Current charters, refreshed in connection with self-management, are discussed in the main body and available on the Company's website.

	Audit	Compensation	Nominating and Corporate Governance
Candace Evans	✔	✔	Chair
Rebeca Odino-Johnson	✔
Matthew D. Rinaldi	Chair	Chair
Kellie Sirna			✔
2026 Proxy Statement F-3

Audit Committee
Former Members:	Matthew D. Rinaldi (chair), Candace Evans and Rebeca Odino-Johnson
Independence:	The Board determined that all then-serving Audit Committee members were independent at pertinent times, including under heightened audit-committee standards.
Number of Meetings in 2025:	Three
Key Responsibilities:	•	Evaluate the performance, qualifications and independence of the independent auditor;
	•	review with the independent auditors and management the audit scope and plan;
	•	approve in advance all audit and non-audit engagement fees;
	•	if necessary, to appoint or replace our independent auditor;
	•	meet to review with management and the independent auditor the annual audited and quarterly financial statements;
	•	recommend to our Board whether the Company's financial statements should be included in the Annual Report on Form 10-K;
	•	prepare the audit committee report that the SEC rules and regulations require to be included in the Company's annual proxy statement;
•
discuss with management the Company's major financial risk exposures and management's policies on financial risk assessment and risk management, including steps management has taken to monitor and control such exposures;

	•	annually review the effectiveness of the internal audit function;
•
review with management the Company's disclosure controls and procedures and internal control over financial reporting, and review the effectiveness of the Company's system for monitoring compliance with laws and regulations, including the Company's code of conduct and cybersecurity;

	•	be briefed each quarter on the occurrence of any cybersecurity governance disclosure in the Company's Annual Report on Form 10-K; and
	•	evaluate its own performance and deliver a report to the Board setting forth the results of such evaluation.
Matthew D. Rinaldi qualified as an "audit committee financial expert" under applicable Exchange Act rules. All then-serving Audit
Committee members on and after January 1, 2025 were financially literate under NYSE listing standards.

Compensation Committee
Former Members:	Matthew D. Rinaldi (chair) and Candace Evans
Independence:	The Board determined that all then-serving Compensation Committee members were independent at pertinent times.
Number of Meetings in 2025:	Two
Key Responsibilities:	•	Review the Company's equity compensation programs to ensure the alignment of the interests of key leadership with the long-term interests of stockholders;
	•	either as a committee or together with the other independent directors (as directed by our Board), determine and approve the Chief Executive Officer's and Chairman of our Board's compensation;
	•	make recommendations to our Board with respect to the compensation of executive officers;
	•	review the performance of our officers;
	•	review and approve the officer compensation plans, policies and programs;
	•	annually review the compensation paid to non-executive directors for service on our Board and make recommendations to our Board regarding any proposed adjustments to such compensation;
	•	prepare an annual report on executive compensation for the Company's annual proxy statement; and
	•	administer the Company's equity incentive plan.
The Compensation Committee had authority to retain and terminate compensation consultants and delegate responsibilities to appropriate subcommittees. In 2025, it retained Gressle & McGinley LLC as its independent consultant. The firm provided competitive market data supporting named executive officer equity awards, performed no other Company services and acted only on behalf of and at the committee’s direction. The committee reviewed the firm’s independence under SEC rules and NYSE standards and concluded that it was independent from Company management and had no conflicts relating to the engagement.
2026 Proxy Statement F-4

Nominating and Corporate Governance Committee
Former Members:	Candace Evans (chair) and Kellie Sirna
Independence:	The Board determined that all then-serving Nominating and Corporate Governance Committee members were independent at pertinent times.
Number of Meetings in 2025:	Three
Key Responsibilities:	•	Assess, develop and communicate with our Board for our Board's approval the appropriate criteria for nominating and appointing directors;
	•	recommend to our Board the director nominees for election at the next annual meeting of stockholders;
	•	identify and recommend candidates to fill vacancies on our Board occurring between annual stockholder meetings;
	•	when requested by our Board, recommend to our Board director nominees for each committee of our Board;
•
develop and recommend to our Board our Corporate Governance Guidelines and periodically review and update such Corporate Governance Guidelines as well as make recommendations concerning changes to the charters of each committee of our Board;

	•	perform a leadership role in shaping our corporate governance policies and procedures; and
	•	oversee a self-evaluation of our Board.
Externally Advised - Compensation Committee Interlocks and Insider Participation
During 2025, Mr. Rinaldi and Mr. Shah served on the Compensation Committee and were independent throughout their respective service periods. Neither had been an officer or employee of the Company. No executive officer served during 2025 on another entity’s compensation committee or equivalent committee, or as a director of another entity, where that entity’s executive officer served on our
Board or Compensation Committee in the manner described by the interlocks disclosure requirements. No committee member had a
2025 relationship with the Company requiring related-person transaction disclosure.
Externally Advised - Attendance at Annual Meeting of Stockholders
Under the then-applicable Corporate Governance Guidelines, directors were expected to attend annual stockholder meetings in person, by telephone or video conference. All directors serving at the 2025 annual meeting attended, except Mr. Shah, who could not attend because of a prior commitment.

PLEASE ACT TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

GOLD CARD

BRAEMAR HOTELS & RESORTS INC.
ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 21, 2026
This Proxy Card is solicited by the Board of Directors of Braemar Hotels & Resorts Inc.

The undersigned having received notice of the 2026 Annual Meeting of Stockholders of Braemar Hotels & Resorts Inc. (the "Company") and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. Robert Haiman and Mr. Justin Coe (with full power of substitution), as proxies of the undersigned to attend the 2026 Annual Meeting of Stockholders of virtually the Company to be held at www.cesonlineservices.com/bhr26_vm on Monday, December 21, 2026 at 9 a.m., Central Time and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of common and preferred stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your Braemar Hotels & Resorts Inc. shares at the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet:

Please locate the Control Number printed below on your proxy card and access **www.proxyvotenow.com/bhr**. Then, simply follow the easy instructions on the voting site.

Submit your proxy by Telephone:

Please locate the Control Number printed below on your proxy card and call toll-free in the U.S. or Canada at **855-457-3842** on a touch-tone telephone (if outside the U.S. or Canada, call **575-415-3079**). Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you had executed a proxy.

Submit your proxy by Mail:

If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the enclosed postage-paid envelope to: Braemar Hotels & Resorts Inc., c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

X Please mark your vote as indicated in this example

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

	FOR	AGAINST	ABSTAIN
1a. Craig A. Barbarosh	☐	☐	☐
1b. Kevin Covey	☐	☐	☐
1c. Stephen Haggerty	☐	☐	☐
1d. Daniel J. Hirsch	☐	☐	☐
1e. Kevin M. Luebbers	☐	☐	☐
1f. Gail P. Steinel	☐	☐	☐
1g. Richard J. Stockton	☐	☐	☐
1h. Stephen W. Theriot	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To obtain advisory approval of the Company's executive compensation.	☐	☐	☐
3. To ratify the appointment of BDO USA, P.C., a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2026.	☐	☐	☐
4. To approve the 2026 Performance Incentive Plan.	☐	☐	☐
5. Amendment and restatement of the Company's charter			
5a. To approve an amendment to the Company's charter to reduce stockholder voting thresholds for the restriction on transfer and ownership of shares of capital stock.	☐	☐	☐
5b. To approve an amendment to the Company's charter to include other governance amendments.	☐	☐	☐

Dated:______________________________ , 2026

Signature

Signature (if held jointly)

Title(s)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.